Exhibit 1

                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                                    DEPOSITOR

                           JPMORGAN CHASE BANK, N.A.,
                                     TRUSTEE

                             WELLS FARGO BANK, N.A.,
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                       and

                            EMC MORTGAGE CORPORATION
                               SELLER AND COMPANY

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 2005

                  Structured Asset Mortgage Investments II Inc.

            Prime Mortgage Trust, Mortgage Pass-Through Certificates
                   Prime Mortgage Trust, Re-REMIC Certificates

                                  Series 2005-1

                                TABLE OF CONTENTS

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
                                                                                                        Page
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ARTICLE I      Definitions .........................................................................       3

   Section 1.01  Calculation of LIBOR ..............................................................      41

ARTICLE II     Conveyance of Mortgage Loans and Underlying Certificates; Original
               Issuance of Mortgage Pass-Through Certificates and Re-REMIC Certificates ............      42

   Section 2.01  Conveyance of Mortgage Loans and Underlying Certificates to Trustee ...............      42

   Section 2.02  Acceptance of Mortgage Loans and Underlying Certificates by Trustee ...............      46

   Section 2.03  Assignment of Interest in the Mortgage Loan Purchase Agreement ....................      49

   Section 2.04  Substitution of Mortgage Loans ....................................................      50

   Section 2.05  Issuance of Certificates ..........................................................      51

   Section 2.06  Representations and Warranties Concerning the Depositor ...........................      52

ARTICLE III    Administration of the Trust Fund and Servicing of Mortgage Loans ....................      55

   Section 3.01  Master Servicer and Securities Administrator ......................................      55

   Section 3.02  REMIC-Related Covenants ...........................................................      56

   Section 3.03  Monitoring of Servicers ...........................................................      56

   Section 3.04  Fidelity Bond .....................................................................      57

   Section 3.05  Power to Act; Procedures ..........................................................      58

   Section 3.06  Due-on-Sale Clauses; Assumption Agreements ........................................      59

   Section 3.07  Release of Mortgage Files .........................................................      59

   Section 3.08  Documents, Records and Funds in Possession of Master Servicer to Be
                 Held for Trustee ..................................................................      60

   Section 3.09  Standard Hazard Insurance and Flood Insurance Policies ............................      60

   Section 3.10  Presentment of Claims and Collection of Proceeds ..................................      61

   Section 3.11  Maintenance of the Primary Mortgage Insurance Policies ............................      61

   Section 3.12  Trustee to Retain Possession of Certain Insurance Policies and Documents ..........      62

   Section 3.13  Realization Upon Defaulted Mortgage Loans .........................................      62

   Section 3.14  Compensation for the Master Servicer ..............................................      62

   Section 3.15  REO Property ......................................................................      63

   Section 3.16  Annual Officer's Certificate as to Compliance .....................................      63

   Section 3.17  Annual Independent Accountant's Servicing Report ..................................      64

   Section 3.18  Reports Filed with Securities and Exchange Commission .............................      64

   Section 3.19  The Company .......................................................................      66
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                                     - i -
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
   Section 3.20  UCC.66

   Section 3.21  Optional Purchase of Defaulted Mortgage Loans .....................................      66

ARTICLE IV     Accounts ............................................................................      67

   Section 4.01  Protected Account .................................................................      67

   Section 4.02  Master Servicer Collection Account ................................................      68

   Section 4.03  Permitted Withdrawals and Transfers from the Master Servicer Collection
                 Account ...........................................................................      69

   Section 4.04  Distribution Account ..............................................................      70

   Section 4.05  Permitted Withdrawals and Transfers from the Distribution Account .................      71

   Section 4.06  Re-REMIC Certificate Account ......................................................      72

   Section 4.07  Permitted Withdrawals From the Re-REMIC Certificate Account .......................      73

ARTICLE V      Certificates ........................................................................      74

   Section 5.01  Mortgage Pass-Through Certificates and Re-REMIC Certificates ......................      74

   Section 5.02  Registration of Transfer and Exchange of Certificates .............................      81

   Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates .................................      84

   Section 5.04  Persons Deemed Owners .............................................................      84

   Section 5.05  Transfer Restrictions on Residual Certificates ....................................      85

   Section 5.06  Restrictions on Transferability of Certificates ...................................      86

   Section 5.07  ERISA Restrictions ................................................................      86

   Section 5.08  Rule 144A Information .............................................................      88

   Section 5.09  Restrictions on Transferability of Re-REMIC Certificates ..........................      88

ARTICLE VI     Payments to Certificateholders ......................................................      96

   Section 6.01  Distributions on the Mortgage Pass-Through Certificates ...........................      96

   Section 6.02  Distributions on the Re-REMIC Certificates ........................................     100

   Section 6.03  Allocation of Losses ..............................................................     101

   Section 6.04  Payments ..........................................................................     103

   Section 6.05  Statements to Certificateholders ..................................................     103

   Section 6.06  Monthly Advances ..................................................................     107

   Section 6.07  Compensating Interest Payments ....................................................     108

   Section 6.08  Policy Matters ....................................................................     108

   Section 6.09  Reserve Fund ......................................................................     111

   Section 6.10  Rounding Account ..................................................................     111

   Section 6.11  Principal Distributions on the Insured Certificates ...............................     112

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ARTICLE VII    The Master Servicer- ................................................................     117

   Section 7.01  Liabilities of the Master Servicer ................................................     117

   Section 7.02  Merger or Consolidation of the Master Servicer ....................................     117

   Section 7.03  Indemnification of the Trustee, the Master Servicer and the
                 Securities Administrator ..........................................................     117

   Section 7.04  Limitations on Liability of the Master Servicer and Others ........................     118

   Section 7.05  Master Servicer Not to Resign .....................................................     119

   Section 7.06  Successor Master Servicer .........................................................     120

   Section 7.07  Sale and Assignment of Master Servicing ...........................................     120

ARTICLE VIII   Default .............................................................................     121

   Section 8.01  Events of Default .................................................................     121

   Section 8.02  Trustee to Act; Appointment of Successor ..........................................     123

   Section 8.03  Notification to Certificateholders ................................................     124

   Section 8.04  Waiver of Defaults ................................................................     124

   Section 8.05  List of Certificateholders ........................................................     124

ARTICLE IX     Concerning the Trustee and the Securities Administrator .............................     125

   Section 9.01  Duties of Trustee .................................................................     125

   Section 9.02  Certain Matters Affecting the Trustee and the Securities Administrator ............     127

   Section 9.03  Trustee and Securities Administrator Not Liable for Mortgage Pass-Through
                 Certificates, Re-REMIC Certificates, Mortgage Loans or Underlying Certificates ....     129

   Section 9.04  Trustee and Securities Administrator May Own Certificates .........................     129

   Section 9.05  Trustee's and Securities Administrator's Fees and Expenses ........................     129

   Section 9.06  Eligibility Requirements for Trustee and Securities Administrator .................     130

   Section 9.07  Insurance .........................................................................     131

   Section 9.08  Resignation and Removal of the Trustee and Securities Administrator ...............     131

   Section 9.09  Successor Trustee and Successor Securities Administrator ..........................     132

   Section 9.10  Merger or Consolidation of Trustee or Securities Administrator ....................     133

   Section 9.11  Appointment of Co-Trustee or Separate Trustee .....................................     133

   Section 9.12  Federal Information Returns and Reports to Certificateholders;
                 REMIC Administration ..............................................................     134

ARTICLE X      Termination .........................................................................     137

   Section 10.01 Termination Upon Repurchase by the Depositor or its Designee or Liquidation
                 of the Mortgage Loans .............................................................     137
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
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   Section 10.02 Additional Termination Requirements ...............................................     142

ARTICLE XI     Miscellaneous Provisions ............................................................     144

   Section 11.01 Intent of Parties .................................................................     144

   Section 11.02 Amendment .........................................................................     144

   Section 11.03 Recordation of Agreement ..........................................................     145

   Section 11.04 Limitation on Rights of Certificateholders ........................................     146

   Section 11.05 Acts of Certificateholders ........................................................     146

   Section 11.06 Governing Law .....................................................................     147

   Section 11.07 Notices ...........................................................................     148

   Section 11.08 Severability of Provisions ........................................................     148

   Section 11.09 Successors and Assigns ............................................................     149

   Section 11.10 Article and Section Headings ......................................................     149

   Section 11.11 Counterparts ......................................................................     149

   Section 11.12 Notice to Rating Agencies .........................................................     149

   Section 11.13 Radian Rights .....................................................................     149

                                    EXHIBITS

Exhibit A-1   -    Form of Class I-A Certificates
Exhibit A-2   -    Form of Class I-B Certificates
Exhibit A-3   -    Form of Class I-PO Certificates
Exhibit A-4   -    Form of Class I-R Certificates
Exhibit A-5   -    Form of Class II-A Certificate
Exhibit A-6   -    Form of Class II-R Certificates
Exhibit A-7   -    Form of Regulation S Certificates
Exhibit B     -    Mortgage Loan Schedule
Exhibit C     -    Underlying Certificates Schedule
Exhibit D     -    Request for Release of Documents
Exhibit E     -    Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1   -    Form of Investment Letter
Exhibit F-2   -    Form of Rule 144A and Related Matters Certificate
Exhibit F-3        Form of Rule 144A Global Certificate to Regulation S Global
                     Certificate
Exhibit F-4        Form of Regulation S Global Certificate to Rule 144A Global
                     Certificate
Exhibit G     -    Form of Custodial Agreement
Exhibit H-1   -    EMC Servicing Agreement
Exhibit H-2   -    HSBC Servicing Agreement
Exhibit H-3   -    Nat City Servicing Agreement
Exhibit H-4   -    U.S. Central Servicing Agreement
Exhibit I     -    Assignment Agreements
Exhibit J     -    Mortgage Loan Purchase Agreement
Exhibit K     -    Certificate Guaranty Insurance Policy

                         POOLING AND SERVICING AGREEMENT

      Pooling and Servicing Agreement dated as of January 1, 2005, among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the "Depositor"), JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States, not in its individual capacity but solely as trustee (the "Trustee"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and EMC Mortgage Corporation, as seller (in such capacity, the "Seller") and as company (in such capacity, the "Company").

                              PRELIMINARY STATEMENT

      On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Seller and the Underlying Certificates from the Underlying Certificates Seller. On the Closing Date, the Depositor will sell the Mortgage Loans, the Underlying Certificates and certain other property to the related Trust Fund and receive in consideration therefor the related Certificates, together evidencing the entire beneficial ownership interest in the Trust Funds.

      The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC I and the Class R-I Interest will be designated the "residual interest" in such REMIC.

      The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated "regular interests" in such REMIC II and the Class R-II Interest will be designated the "residual interest" in such REMIC.

      The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Certificates will be designated "regular interests" in such REMIC III and the Class R-III Interest will be designated the "residual interest" in such REMIC.

      The Class I-R Certificates will represent beneficial ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

      The Trustee will elect to treat the segregated pool of assets consisting of, among other things, the percentage interest of the Underlying Certificates set forth herein as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC IV. The Class II-R Certificates will represent the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions.

      The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $183,539,285.25. The initial principal amount of the Mortgage Pass-Through Certificates will not exceed such Outstanding Principal Balance.

      The Underlying Certificates have an aggregate outstanding principal amount as of the Closing Date equal to $159,959,712.75. The initial principal amount of the Re-REMIC Certificates will not exceed such outstanding principal amount.

      Notwithstanding anything to the contrary contained herein, all references with respect to the Mortgage Loans shall relate only to the Mortgage Pass-Through Certificates and all references to the Underlying Certificates shall relate only to the Re-REMIC Certificates. In no event shall the term "Mortgage Loans" or "Mortgaged Property" include any Underlying Mortgage Loan or any mortgaged property related thereto. Reference to "the Certificateholders" or "the related Certificateholders" shall mean the Holders of the Mortgage Pass-Through Certificates or Holders of the Re-REMIC Certificates or Holders of all of the Certificates, as the context requires.

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

                                   ARTICLE I
                                   Definitions

      Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

      Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

      Account: The Master Servicer Collection Account, the Distribution Account, the Re-REMIC Certificate Account and the Protected Account as the context may require.

      Accrued Certificate Interest: For any Mortgage Pass-Through Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount, or Notional Amount in the case of any Interest Only Certificate, of such Mortgage Pass-Through Certificate immediately prior to such Distribution Date, less (i) in the case of a Senior Certificate (other than the Class I-PO Certificates), such Mortgage Pass-Through Certificate's share of any Net Interest Shortfall from the Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.03(i) and (ii) in the case of a Subordinate Certificate, such Mortgage Pass-Through Certificate's share of any Net Interest Shortfall from the Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with
Section 6.02(i). All calculations of interest on the Mortgage Pass-Through Certificates (other than the Class I-A-6 Certificates and Class I-A-7 Certificates) will be made on the basis of on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class I-A-6 Certificates and Class I-A-7 Certificates will be made on the basis of the actual number of days elapsed in the related Interest Accrual Period.

      Adjustable Rate Certificates: The Class I-A-6 Certificates and Class I-A-7 Certificates.

      Adjustment Amount: The amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Seller and approved by the related Rating Agencies, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

      Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

      Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

      Aggregate Collateral Report: With respect to the Underlying Certificates and any Underlying Certificate Payment Date, the monthly collateral reports forwarded to the holder thereof with respect to such Underlying Certificate Payment Date as provided by the related Underlying Document for the Underlying Certificates.

      Allocable Share: With respect to each Class of Subordinate Certificates:

      (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Subordinate Optimal Principal Amount for each Subgroup, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

      (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical Class designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

      Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of each of S&P and Fitch Ratings or Aaa in the case of Moody's. For any short-term deposit or security, or a rating of A-l+ in the case of each of S&P and Fitch Ratings or P-1 in the case of Moody's.

      Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator, Radian and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

      Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

      Assignment Agreement: The agreements attached hereto as Exhibit I, whereby the related Servicing Agreements were assigned to the Trustee for the benefit of the Holders of the Mortgage Pass-Through Certificateholders.

      Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

      Assumed Final Distribution Date: With respect to the Mortgage Pass-Through Certificates, March 25, 2035, and with respect to the Re-REMIC Certificates, September 25, 2035, in each case if such day is not a Business Day, the next succeeding Business Day.

      Available Funds: With respect to any Distribution Date and the Mortgage Pass-Through Certificates, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicers or the Master Servicer with respect to such Distribution Date and (c) any reimbursed amount in connection with losses on investments of deposits in an account, except:

            (i) all payments that were due on or before the Cut-off Date;

            (ii) all Principal Prepayments and Liquidation Proceeds and Subsequent Recoveries received after the applicable Prepayment Period;

            (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

            (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

            (v) amounts representing Monthly Advances determined to be Nonrecoverable Advances;

            (vi) any investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account and amounts permitted to be withdrawn from the Master Servicer Collection Account and the Distribution Account pursuant to this Agreement;

            (vii) amounts needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and this Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

            (viii) amounts needed to pay any fees with respect to any lender-paid primary mortgage insurance policy; and

            (ix) any expenses or other amounts reimbursable to the Trustee, the Securities Administrator and the Custodian pursuant to Section 7.04(c) or
Section 9.05.

      Average Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan which had a Realized Loss and the denominator of which is the number of Mortgage Loans which had Realized Losses.

      Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

      Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

      Bankruptcy Loss Amount: On each Distribution Date, $100,000, minus the aggregate amount of previous Bankruptcy Losses.

      Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the applicable Servicer to the Master Servicer.

      Book-Entry Certificates: Initially, all Classes of Mortgage Pass-Through Certificates, other than the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates and the Residual Certificates, and all Classes of Re-REMIC Certificates.

      Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, Radian, the Master Servicer, any Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

      Certificate: Any one of the Mortgage Pass-Through Certificates and Re-REMIC Certificates executed and countersigned by the Trustee substantially in the form of Exhibits A-1 through A-6 attached hereto.

      Certificate Principal Balance: With respect to the Class II-A Certificates as of any date of determination, the Initial Certificate Principal Balance thereof, minus any amounts previously distributed or allocated to such Certificates in respect of principal in accordance with Section 6.02. The Class II-R Certificates do not have a Certificate Principal Balance.

      Certificateholder: A Holder of a Mortgage Pass-Through Certificate or Re-REMIC Certificate, as applicable.

      Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

      Certificate Register: The register maintained pursuant to Section 5.02.

      Class: With respect to the Mortgage Pass-Through Certificates, I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-A-6, I-A-7, I-A-8, I-PO, I-R, I-B-1, I-B-2, I-B-3,
I-B-4, I-B-5 and I-B-6, and with respect to the Re-REMIC Certificates, II-A-1, II-A-2, II-A-3, II-A-4, II-A-5 and II-R.

      Class I-A Certificates: Any of the Class I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-A-6, I-A-7, I-A-8, I-PO, I-R, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5 and
I-B-6 Certificates.

      Class I-R Certificates: The Class I-R Certificates (evidencing ownership of the Class R-I Interest, Class R-II Interest and Class R-III Interest).

      Class I-PO Certificate Cash Shortfall: For any Distribution Date, the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority sixth of clause (i) under subsection 6.01(a), and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to clause (iii) under subsection 6.01(a).

      Class I-PO Certificate Deferred Amount: As to each Distribution Date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class I-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in Subgroup 1 and the Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class I-PO Certificates, and not distributed on prior Distribution Dates.

      Class I-PO Certificate Principal Distribution Amount: The Class I-PO Certificates shall be entitled to distributions from Subgroup 1. For each Class of Class I-PO Certificates with respect to each Distribution Date will be an amount equal to the sum of:

            (i) the PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in Subgroup 1 on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (ii) the PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in Subgroup 1 which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

            (iii) the PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in the related Subgroup received during the applicable Prepayment Period;

            (iv) the lesser of (a) the PO Percentage of the sum of (A) all Net Liquidation Proceeds and Subsequent Recoveries allocable to principal on each Discount Mortgage Loan in Subgroup 1 which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in Subgroup 1 purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and
      (b) the I-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan in Subgroup 1 which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in Subgroup 1 that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

            (v) the PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan in Subgroup 1 which was repurchased by the Seller in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan in Subgroup 1 that has been replaced by the Seller with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

      Class II-A Certificates: Any of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and II-A-5 Certificates.

      Class II-R Certificates: The Class II-R Certificates representing the sole class of "residual interests" in REMIC IV.

      Class Prepayment Distribution Trigger: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

      Class R-I Interest: The sole class of "residual interests" in REMIC I.

      Class R-II Interest: The sole class of "residual interests" in REMIC II.

      Class R-III Interest: The sole class of "residual interests" in REMIC III.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be DTC, Clearstream, Luxembourg and Euroclear.

      Clearstream, Luxembourg: Clearstream Banking, a societe anonyme, a limited liability company organized under the laws of Luxembourg.

      Closing Date: January 28, 2005.

      Code: The Internal Revenue Code of 1986, as amended.

      Compensating Interest Payment: As defined in Section 6.06.

      Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

      Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

      Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

      Cooperative Loan: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Mortgage Fund.

      Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

      Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

      Corresponding Certificates: With respect to each REMIC III Regular Interest, the Class with the same designation.

      Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this

Agreement, is located at 4 New York Plaza, 6th Floor, New York, New York 10004,
Attention: Institutional Trust Services-Global Debt-Prime 2005-1. For purposes of registration and transfer and exchange only, the Corporate Trust Office shall be located at JPMorgan Chase Bank, N.A., 2001 Bryan Street, 8th Floor, Dallas, Texas 75201, Attn: ITS Transfer Dept. - Prime Mortgage Trust, Series 2005-1.

      Cross-Over Date: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (after giving effect to all distributions on such Distribution Date).

      Current Principal Amount: With respect to any Mortgage Pass-Through Certificate (other than an Interest Only Certificate) as of any Distribution Date, the initial principal amount of such Certificate plus any Subsequent Recoveries added to the Current Principal Amount of such Certificate pursuant to
Section 6.01(i), and reduced by (i) all amounts distributed on previous Distribution Dates on such Mortgage Pass-Through Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Mortgage Pass-Through Certificates, taking account of the Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Mortgage Pass-Through Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Mortgage Pass-Through Certificates (other than an Interest Only Certificate), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Mortgage Pass-Through Certificate in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class I-R Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date. Exclusively for the purpose of determining any subrogation rights of Radian arising under Section 6.08 hereof, the Current Principal Amount of the Class I-A-3 Certificates shall not be reduced by the amount of any payments made by Radian in respect of principal on such Certificates under the Policy, except to the extent such payment shall have been reimbursed to Radian pursuant to the provisions of this Agreement.

      Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

      Custodian: Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

      Cut-off Date: January 1, 2005.

      Cut-off Date Balance: An amount equal to $183,539,285.25.

      Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

      Deceased Holder: A Certificate Owner of an Insured Certificate who was a natural person living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of a deceased Certificate Owner causes to be furnished to the Depository Participant evidence of death satisfactory to the Depository Participant and any tax waivers requested by the Depository Participant.

      Deficiency Amount: As of any Distribution Date, an amount equal to the sum of:

      (1) the excess of the Accrued Certificate Interest for the Class I-A-3 Certificates on such Distribution Date over the amount of the Available Funds available to be distributed in respect of the Class I-A-3 Certificates on such Distribution Date;

      (2) the principal portion of any Realized Losses allocated to the Class I-A-3 Certificates with respect to such Distribution Date; and

      (3) the Current Principal Amount of the Class I-A-3 Certificates to the extent unpaid on the related Assumed Final Distribution Date (after taking into account all distributions of principal and allocations of Realized Losses with respect to such Certificates to be made on such date).

      Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

      Depositor: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successors in interest.

      Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

      Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.

      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

      Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

      Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate less than 5.500% per annum.

      Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "JPMorgan Chase Bank, N.A., as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Prime Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-1 - Distribution Account." The Distribution Account shall be an Eligible Account.

      Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

      Distribution Date: The 25th day of any month, beginning in February 2005, or, if such 25th day is not a Business Day, the immediately following Business Day.

      DTC Custodian: JPMorgan Chase Bank, N.A., or its successors in interest as custodian for the Depository.

      Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

      Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

      Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by Standard & Poor's, F-1 by Fitch Ratings or and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of

Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies determined without regard to the Policy). Eligible Accounts may bear interest.

      EMC: EMC Mortgage Corporation.

      EMC Servicing Agreement: With respect to Mortgage Loans serviced by EMC, the Servicing Agreement dated as of January 1, 2005, between the Depositor and EMC, as attached hereto as Exhibit H-1 and as modified by the related Assignment Agreement.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.
Euroclear: Euroclear Clearance System, Societe Cooperative, a Belgium cooperative cooperation.

      Euroclear Operator: Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Event of Default: An event of default described in Section 8.01.

      Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on or prior to such date, in excess of the then-applicable Bankruptcy Loss Amount.

      Excess Fraud Loss: Any Fraud Loss or portion thereof (i) occurring after the Fraud Coverage Termination Date with respect thereto or (ii) if on or prior to such date, in excess of the then-applicable Fraud Loss Amount.

      Excess Loss: Any Excess Fraud Loss, Excess Bankruptcy Loss, Excess Special Hazard Loss or Extraordinary Loss.

      Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

      Excess Special Hazard Loss: Any Special Hazard Loss occurring after the Special Hazard Termination Date.

      Extraordinary Loss: Any Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

      Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

      Fannie Mae: Federal National Mortgage Association or any successor thereto.

      FDIC: Federal Deposit Insurance Corporation or any successor thereto.

      Final Securities Payment Date: With respect to the Underlying Certificates, the Underlying Certificates Payment Date that will be the last Underlying Certificates Payment Date, as specified in a Notice of Final Payment with respect to such Underlying Certificate.

      Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

      Fitch Ratings: Fitch, Inc.

      Fractional Undivided Interest: With respect to any Class of Mortgage Pass-Through Certificates, the fractional undivided interest evidenced by any Mortgage Pass-Through Certificate of such Class, the numerator of which is the Current Principal Amount, or Notional Amount in the case of the Interest Only Certificates, of such Mortgage Pass-Through Certificate and the denominator of which is the Current Principal Amount, or Notional Amount in the case of the Interest Only Certificates, of such Class. With respect to the Mortgage Pass-Through Certificates in the aggregate, the fractional undivided interest evidenced by (i) the Class I-R Certificates will be deemed to equal 0.25%, (ii) each Class of Interest Only Certificates will be deemed to equal 1.0% multiplied by a fraction, the numerator of which is the Notional Amount of such Mortgage Pass-Through Certificate and the denominator of which is the aggregate Notional Amount of its respective Class and (iii) a Mortgage Pass-Through Certificate of any other Class will be deemed to equal 97.75% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Mortgage Pass-Through Certificate and the denominator of which is the aggregate Current Principal Amount of all the Mortgage Pass-Through Certificates; provided, however, the percentage in clause (iii) above shall be increased by 1.0% upon the retirement of each Class of Interest Only Certificates. With respect to any Class of Re-REMIC Certificates, the fractional undivided interest evidenced by any Re-REMIC Certificate of such Class, the numerator of which is the Certificate Principal Balance of such Re-REMIC Certificate and the denominator of which is the Certificate Principal Balance of such Class. With respect to the Re-REMIC Certificates in the aggregate, the fractional undivided interest evidenced by
(i) the Class II-R Certificates will be deemed to equal 0.25% and (ii) a Re-REMIC

Certificate of any other Class will be deemed to equal 99.75% multiplied by a fraction, the numerator of which is the Certificate Principal Balance of such Re-REMIC Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Re-REMIC Certificates.

      Fraud Coverage Termination Date: The Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

      Fraud Loss: With respect to any Mortgage Loan, any Realized Loss attributable to fraud in the origination of such Mortgage Loan, as reported by the applicable Servicer to the Master Servicer.

      Fraud Loss Amount: Upon the initial issuance of the Mortgage Pass-Through Certificates, 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-off Date, the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the Cut-off Date. As of any Distribution Date from the third and through the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

      Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

      Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

      Holder: The Person in whose name a Mortgage Pass-Through Certificate or Re-REMIC Certificate is registered in the related Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Mortgage Pass-Through Certificate or Re-REMIC Certificate registered in the name of the Depositor, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained. With respect to the Class I-A-3 Certificates, Radian to the extent of any Radian Reimbursement Amount.

      HSBC: HSBC Mortgage Corporation (USA), or its successor in interest.

      HSBC Servicing Agreement: With respect to the Mortgage Loans originated by HSBC, the Purchase, Warranties and Servicing Agreement dated as of May 1, 2002 between the Seller and HSBC, attached hereto as Exhibit H-2 as modified by the related Assignment Agreement.

      Indemnified Persons: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

      Indemnification Agreement: The Indemnification Agreement dated as of January 28, 2005, among the Insurer, the Depositor, the Seller and Bear, Stearns & Co. Inc.

      Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

      Individual Insured Certificate: An Insured Certificate that evidences $1,000 initial Current Principal Amount.

      Initial Certificate Principal Balance: The aggregate principal balance of any class of Re-REMIC Certificates on the Closing Date as set forth in Section
4.01 hereof.

      Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

      Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

      Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

      Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

      Insured Certificates: The Class I-A-3 Certificates.

      Insured Payment: (a) As of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

      Insurer: Radian Asset Assurance Inc.

      Interest Accrual Period: For each Class of Mortgage Pass-Through Certificates (other than the Class I-A-6 Certificates and Class I-A-7 Certificates) and each Class of Re-REMIC Certificate and for any Distribution Date, the one-month period preceding the month in which such Distribution Date occurs, commencing in January 2005. For the Class I-A-6 Certificates and Class I-A-7 Certificates and any Distribution Date, the period beginning on the 25th day of the month preceding the month in which the Distribution Date occurs (or with respect to the first Interest Accrual Period, the Closing Date) and ending on the 24th day of the month in which the Distribution Date occurs.

      Interest Determination Date: With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

      Interest Only Certificates: The Class I-A-4 Certificates and Class I-A-7 Certificates.

      Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

      (A) Partial principal prepayments received during the relevant Prepayment
Period: The difference between (i) one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

      (B) Principal prepayments in full received during the relevant Prepayment
Period: The difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment; and

      (C) As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

      Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

      Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Class I-B-4, Class I-B-5 or Class I-B-6 Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

      Issuer: Prime Mortgage Trust 2005-1.

      Lender-Paid PMI Rate: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the amount payable to the related insurer, as stated in the Mortgage Loan Schedule.

      LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.01.

      LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England and New York City are required or authorized to by law to be closed.

      Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the related Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

      Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

      Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and any Subsequent Recoveries.

      Living Owner: A Certificate Owner of an Insured Certificate other than a Deceased Holder.

      Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

      Lockout Certificates: The Class I-A-5 Certificates and Class I-A-8 Certificates.

      Lockout Percentage: On any Distribution Date occurring during the periods set forth below will be as follows:

                  Period (dates inclusive)         Lockout Prepayment Percentage
            ------------------------------------   -----------------------------
            February 25, 2005 - January 25, 2010                0%
            February 25, 2010 - January 25, 2011                30%
            February 25, 2011 - January 25, 2012                40%
            February 25, 2012 - January 25, 2013                60%
            February 25, 2013 - January 25, 2014                80%
            February 25, 2014 and thereafter                   100%

      Lockout Principal Amount: For any Distribution Date, an amount equal to the Lockout Percentage multiplied by the Lockout Pro Rata Optimal Principal Amount.

      Lockout Pro Rata Optimal Principal Amount: With respect to any Distribution Date, the product of (x) the Subgroup Principal Distribution Amount for Subgroup 1 for such Distribution Date (without regard to the Subgroup Senior Percentage for Subgroup 1 or the Subgroup Senior Prepayment Percentage for Subgroup 1) multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class I-A-5 Certificates and Class I-A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the Non-PO Percentages of the Scheduled Principal Balances of the Mortgage Loans in Subgroup 1.

      Loss Allocation Limit: The meaning specified in Section 6.02(e) hereof.

      Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

      Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

      Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and, thereafter, its respective successors in interest who meet the qualifications of the Servicing Agreements and this Agreement.

      Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

      Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "JPMorgan Chase Bank, N.A., as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Prime Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-1 - Master Servicer Collection Account." The Master Servicer Collection Account shall be an Eligible Account.

      Master Servicing Compensation: The meaning specified in Section 3.14.

      Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to the sum of (i) one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period, subject to reduction as provided in Section 3.14.

      Master Servicing Fee Rate: With respect to each Mortgage Loan, 0.02% per annum.

      Material Defect: The meaning specified in Section 2.02(a).

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

      MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

      MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

      Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.06.

      Moody's: Moody's Investors Service, Inc. or its successor in interest.

      Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Fund: The portion of the Trust consisting of the assets described in clauses (A)(i) through (ix) of Section 2.01(a).

      Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

      Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule (which shall include, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property. Notwithstanding any provision in this Agreement to the contrary, in no event shall the term "Mortgage Loan" include any Underlying Mortgage Loan.

      Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of January 28, 2004, between EMC Mortgage Corporation, as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

      Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

      Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

      Mortgage Pass-Through Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Mortgage Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3 with the blanks therein appropriately completed.

      Mortgage Pass-Through Certificates Distribution Report: The report prepared by the Securities Administrator with respect to the Mortgage Pass-Through Certificates and the Mortgage Loans pursuant to Section 6.05(a).

      Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property, or, in the case of a Cooperative Loan, the related Cooperative Lease and Cooperative Stock. In no event, however, shall the term "Mortgaged Property" include any mortgaged property or real estate owned property relating to an Underlying Mortgage Loan.

      Mortgagor: The obligor on a Mortgage Note.

      Nat City: National City Mortgage Co., or its successor in interest.

      Nat City Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of October 1, 2001, between the Seller and Nat City, attached hereto as Exhibit H-3, and as modified by the related Assignment Agreement.

      Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

      Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

      Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee (expressed as a per annum rate).

      Non-Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate higher than 5.500% per annum.

      Non-PO Percentage: With respect to any Mortgage Loan with a Net Mortgage Rate less than 5.500% per annum, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 5.500% per annum.

      Nonrecoverable Advance: With respect to any Mortgage Loan, any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

      Notice of Final Payment: With respect any Underlying Certificate, the notice to be provided by the related trustee to the effect that the final distribution on such class of Underlying Certificates is to be made on a specified date only upon presentation and surrender thereof.

      Notional Amount: The Notional Amount of the Class I-A-4 Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class I-A-3 Certificates. For federal income tax purposes, however, the Notional Amount of the Class I-A-4 Certificates is the Uncertificated Principal Balance of REMIC II Regular Interest I-A-3. The Notional Amount of the Class I-A-7 Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class I-A-6 Certificates. For federal income tax purposes, however, the Notional Amount of the Class I-A-7 Certificates is the Uncertificated Principal Balance of REMIC II Regular Interest I-A-6.

      Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

      Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee, Radian or the Master Servicer, as applicable, and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Company, the Master Servicer or the Depositor.

      Original Subordinate Principal Balance: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Closing Date.

      Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

      Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

      Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

      Pass-Through Rate: As to each Class of Mortgage Pass-Through Certificates, Re-REMIC Certificates, the REMIC I Regular Interests and the REMIC II Regular Interests, the rate of interest determined as provided with respect thereto, in
Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

      Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the related Certificateholders:

            (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

            (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

            (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

            (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

            (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

            (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

            (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

      Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

      Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Physical Certificates: The Residual Certificates and the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

      Policy: The irrevocable Financial Guaranty Insurance Policy, No. FANI-0528-05028-NY, including any endorsements thereto, issued by Radian with respect to the Class I-A-3 Certificates, in the form attached hereto as Exhibit K.

      PO Percentage: With respect to any Discount Mortgage Loan, a fraction expressed as a percentage, (x) the numerator of which is equal to 5.500% minus the related Net Mortgage Rate, and (y) the denominator of which is equal to 5.500% per annum.

      Preference Amount: Any amount previously distributed to Holders of the Class I-A-3 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Premium Distribution Amount: As to any Distribution Date, an amount equal to the sum of (i) the Premium Payment, subject to reduction pursuant to Section 6.03(i) and (ii) any Premium Unpaid Shortfall.

      Premium Payment: For any Distribution Date, the product of 1/12th of 0.07% and the Current Principal Amount of the Class I-A-3 Certificates for such Distribution Date prior to any distributions thereon.

      Premium Shortfall: For any Distribution Date, the amount by which the Premium Payment (as reduced pursuant to Section 6.03(i) exceeds the amount of premium actually distributed to Radian on such Distribution Date pursuant to clause (i) of the definition of Premium Distribution Amount.

      Premium Unpaid Shortfall: As to any Distribution Date, the amount by which the aggregate Premium Shortfalls on prior Distribution Dates exceeds the amount of premium actually distributed to Radian on such prior Distribution Dates pursuant to clause (ii) of the definition of Premium Distribution Amount.

      Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

      Prepayment Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period and (b) the partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date.

      Prepayment Period: With respect to any Distribution Date and the related Servicer, such period as is provided in the related Servicing Agreement.

      Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security

Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

      Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

      Private Certificates: The Class I-B-4, Class I-B-5, Class I-B-6, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-R Certificates.

      Protected Account: An account established and maintained for the benefit of Holders of the Mortgage Pass-Through Certificates by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the applicable Servicing Agreement.

      QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

      Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the related Mortgage Pass-Through Certificates rated by the Rating Agencies as of the Closing Date.

      Radian: Radian Asset Assurance, an indirect wholly owned subsidiary of Radian Group Inc., organized and created under the laws of the State of New York, or any successor thereto.

      Radian Contact Person: The officer designated by the Master Servicer to provide information to Radian pursuant to Section 6.08(i).

      Radian Default: As defined in Section 6.08(l).

      Radian Reimbursement Amount: Shall mean the sum of (a) the aggregate unreimbursed amount of any payments made by Radian under the Policy, together with interest on such amount from the date of payment by Radian until paid in full, (b) all costs and expenses of Radian in connection with any action, proceeding or investigation affecting the Trust Fund or the rights or obligations of Radian under this Agreement or under the Policy, including any judgment or settlement entered into affecting Radian or Radian's interests, together with interest thereon and (c) any other amounts owed to Radian under this Agreement or the Indemnification Agreement, together with interest thereon.

      Random Lot: With respect to any Distribution Date, the method by which the Depository will determine which Insured Certificates will be paid, using its established random lot procedures or, if the Insured Certificates are no longer represented by a Book-Entry Certificate, using the Trustee's procedures.

      Rating Agencies: Fitch Ratings and S&P.

      Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgage Property. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Current Principal Amount of any class of Mortgage Pass-Through Certificates on any Distribution Date.

      Record Date: With respect to any Distribution Date and any Class of Certificates (other than the Class I-A-6 Certificates and Class I-A-7 Certificates), the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date. With respect to the Class I-A-6 Certificates and Class I-A-7 Certificates, so long as such Certificates are Book-Entry Certificates, the Business Day prior to such Distribution Date, and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date..

      Regulation S: Regulation S promulgated under the Securities Act.

      Regulation S Global Certificates: The Regulation S Temporary Global Certificates and the Regulation S Permanent Global Certificates.

      Regulation S Permanent Global Certificates: As defined in Section 5.09 (b) hereof.

      Regulation S Temporary Global Certificates: As defined in Section 5.09(c) hereof.

      Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

      Relief Act: The Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state law.

      Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

      REMIC: A real estate mortgage investment conduit, as defined in the Code.

      REMIC I: That group of assets contained in the Trust Funds designated as a REMIC consisting of (i) the Mortgage Loans, (ii) the Master Servicer Collection Account, (iii) any REO Property relating to the Mortgage Loans, (iv) the rights with respect to the related Servicing Agreement, (v) the rights with respect to any related Assignment Agreement and (vi) any proceeds of the foregoing.

      REMIC I Interests: The REMIC I Regular Interests and the Class R-I
Interest.

      REMIC I Regular Interests: REMIC I Regular Interests 1-A, 2-A, PO, 1-ZZZ, 2-ZZZ and R-I.

      REMIC I Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "A," equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Current Principal Amount of the Senior Certificates in the related Subgroup.

      REMIC II: That group of assets contained in the Trust Funds designated as a REMIC consisting of the REMIC I Regular Interests.

      REMIC II Interests: The REMIC II Regular Interests and the Class R-II Interest.

      REMIC II Regular Interests: REMIC II Regular Interests I-A-1, I-A-2, I-A-3, I-A-5, I-A-6, I-A-8, I-PO, R-II, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5 and
I-B-6.

      REMIC III: That group of assets contained in the Trust Funds designated as a REMIC consisting of the REMIC II Regular Interests.

      REMIC III Interests: The REMIC III Regular Certificates and the Class R-III Interest.

      REMIC III Regular Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 , Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-PO, Class I-B-1, Class I-B-2, Class I-B-3 , Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

      REMIC IV: That group of assets contained in the Trust Funds designated as a REMIC consisting of, among other things, the Underlying Certificates.

      REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

      REMIC Provisions: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

      REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan or to the Master Servicer and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

      Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan. Request for Release: A request for release in the form attached hereto as Exhibit D.

      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

      Re-REMIC Available Funds: As to any Distribution Date, the aggregate amount on deposit in the Re-REMIC Certificate Account immediately prior to such Distribution Date, net of; (i) any amounts reimbursable or payable to the Trustee and the Securities Administrator as provided herein with respect to the Underlying Certificates and Re-REMIC Certificates; and (ii) any distributions received with respect to the Underlying Certificates after their repurchase by the Depositor to the extent the distributions of such amounts would make the total amount distributed in respect of any such repurchased Underlying Certificates greater than the purchase price thereof. The Securities Administrator shall determine the interest portion and principal portion of Re-REMIC Available Funds based solely on information included on the Underlying Certificates Payment Date Statements. To the extent the Underlying Certificates Payment Date Statements are unclear or ambiguous with respect to any portion of Re-REMIC Available Funds, the Securities Administrator shall treat that portion as interest.

      Re-REMIC Certificates: Any of the Class II-A Certificates and Class II-R Certificates.

      Re-REMIC Certificate Account: The trust account, which shall at all times be an Eligible Account, created and maintained by the Trustee pursuant to
Section 4.06. Funds deposited in the Re-REMIC Certificate Account shall be held in trust for the Re-REMIC Certificateholders for the uses and purposes set forth in this Agreement.

      Re-REMIC Fund: The portion of the Trust consisting of the assets described in clauses (B)(i) through (iv) of Section 2.01(a).

      Re-REMIC Lockout Certificates: The Class II-A-5 Certificates.

      Re-REMIC Lockout Principal Amount: For any Distribution Date occurring prior to the Distribution Date in February 2010, zero. For any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of an amount equal to the product of (x) the principal portion of Re-REMIC Available Funds for such Distribution Date multiplied by (y) a fraction, the numerator of which is the Certificate Principal Balance of the Class II-A-5 Certificates immediately prior to such Distribution Date and the denominator of which is the Underlying Principal Balance of the Underlying Certificates immediately prior to the Underlying Distribution Date.

      Re-REMIC Principal Distribution Amount: On any Distribution Date, the aggregate amount of principal received with respect to the Underlying Certificates.

      Reserve Fund: A fund established at the time of the issuance of the Certificates solely for the benefit of the Class I-A-3 Certificates by an initial deposit into the Reserve Fund of $20,000 by Bear, Stearns & Co. Inc.

      Reserve Interest Rate: With respect to any Interest Determination Date and any Adjustable Rate Certificate, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

      Residual Certificates: Any of the Class I-R Certificates or Class II-R Certificates.

      Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

      Rounding Account: With respect to the Insured Certificates, the account created and maintained for such Insured Certificates pursuant to Section 6.10.

      Rounding Amount: With respect to the Rounding Account, the amount of funds, if any, needed to be withdrawn and used to round the amount of any distributions in reduction of the

Current Principal Amount of the Insured Certificates upward to the next higher integral multiple of $1,000.

      Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

      Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

      Scheduled Principal: The principal portion of any Scheduled Payment.

      Scheduled Principal Balance: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

      Securities Act: The Securities Act of 1933, as amended.

      Securities Administrator: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

      Securities Administration Fee: As to the Re-REMIC Certificates and any Distribution Date, an amount payable out of amounts on deposit in the Re-REMIC Certificate Account and equal to the sum of (i) one-twelfth of the Securities Administration Fee Rate multiplied by the aggregate Certificate Principal Balance of such Re-REMIC Certificates as of the related Distribution Date prior to giving effect to any distributions of principal on such Distribution Date.

      Securities Administration Fee Rate: With respect to the Re-REMIC Certificates, 0.02% per annum.

      Securities Legend: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER

HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of a Residual Certificate or a Class I-B-4, Class I-B-5 and Class I-B-6 Certificate] UNLESS THE OPINION OF COUNSEL REQUIRED BY SECTION 5.07 OF THE POOLING AND SERVICING AGREEMENT IS PROVIDED [in the case of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates] UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR."

      Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

      Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

      Seller: EMC Mortgage Corporation, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

      Senior Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-PO and Class I-R Certificates.

      Servicer: With respect to each Mortgage Loan, EMC, HSBC , Nat City and U.S. Central. In no event, however, shall the term "Servicer" include any servicer of any of the Underlying Mortgage Loans.

      Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the Servicing Agreement.

      Servicing Agreements: The EMC Servicing Agreement, HSBC Servicing Agreement, Nat City Servicing Agreement and U.S. Central Servicing Agreement.

      Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate.

      Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

      Servicing Officer: Any officer of the related Servicer or Master Servicer involved in or responsible for the administration and servicing or master servicing, as applicable, of the Mortgage Loans as to which officer evidence, reasonably acceptable to the Trustee, of due authorization of such officer, by such Servicer or Master Servicer has been furnished from time to time to the Trustee and Radian.

      Special Hazard Loss: With respect to any Mortgage Loan, a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under this Agreement or any loss due to normal wear and tear or certain other causes.

      Special Hazard Loss Amount: Upon the initial issuance of the Mortgage Pass-Through Certificates, $2,049,289. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit and (ii) the Adjustment Amount.

      Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

      Startup Day: January 28, 2005.

      Subgroup: Any of Subgroup 1 and Subgroup 2.

      Subgroup 1: All of the Mortgage Loans with a Net Mortgage Rate of less than or equal to 5.500% per annum, plus the Subgroup 1 Fraction of the principal balance of any Mortgage Loan with a Net Mortgage Rate greater than 5.500% per annum and less than 8.000% per annum.

      Subgroup 1 Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-8, Class I-PO and Class I-R Certificates.

      Subgroup 1 Fraction: With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 5.500% per annum and less than 8.000% per annum, a fraction, (x) the numerator of which is equal to 8.000% minus the Net Mortgage Rate of such Mortgage Loan, and (y) the denominator of which is equal to 2.500% per annum.

      Subgroup 2: All of the Mortgage Loans with a Net Mortgage Rate equal to 8.000% per annum plus the Subgroup 2 Fraction of the principal balance of any Mortgage Loan with a Net Mortgage Rate of greater than 5.500% per annum and less than 8.000% per annum.

      Subgroup 2 Certificates: The Class I-A-6 Certificates and Class I-A-7 Certificates.

      Subgroup 2 Fraction: With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 5.500% per annum and less than 8.000% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such Mortgage Loan minus 5.500% per annum, and (y) the denominator of which is equal to 2.500% per annum.

      Subgroup Principal Distribution Amount: With respect to each of Subgroup 1 and Subgroup 2 Certificates and each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of each of the Subgroup 1 and Subgroup 2 Certificates, as applicable, immediately prior to such Distribution Date):

            (1) the applicable Subgroup Senior Percentage of the Non-PO Percentage of the principal portion of all Scheduled Payments due on the Mortgage Loans in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustments to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (2) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was the subject of a Principal Prepayment in full received by the Master Servicer during the applicable Prepayment Period;

            (3) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of all Principal Prepayments in part received by the Master Servicer prepayments during the applicable Prepayment Period with respect to each Mortgage Loan in the related Subgroup;

            (4) the lesser of (a) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan in the related Subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Subgroup Senior Percentage of the Non-PO Percentage of the sum of (i) the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan in the related Subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

            (5) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was repurchased by the Issuer in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup that has been replaced by the Issuer with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of each such substitute Mortgage Loan.

      Subgroup Senior Percentage: With respect to each Subgroup, the lesser of
(a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the Current Principal Amount of the Senior Certificates of such Subgroup (other than any Principal Only Certificates), immediately prior to such Distribution Date, by the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup (other than the I-PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Subgroup Senior Percentage for the Senior Certificates will be approximately 96.72%.

      Subgroup Senior Prepayment Percentage: The Subgroup Senior Prepayment Percentage for the Subgroup 1 and Subgroup 2 Certificates, on any Distribution Date occurring during the periods set forth below will be as follows:

     Period (dates inclusive)                   Subgroup Senior Prepayment Percentage
------------------------------------     ---------------------------------------------------
February 25, 2005 - January 25, 2010     100%
February 25, 2010 - January 25, 2011     Subgroup Senior Percentage for the related Subgroup
                                         Certificates plus 70% of the related Subordinate
                                         Percentage
February 25, 2011 - January 25, 2012     Subgroup Senior Percentage for the related Subgroup
                                         Certificates plus 60% of the related Subordinate
                                         Percentage
February 25, 2012 - January 25, 2013     Subgroup Senior Percentage for the related Subgroup
                                         Certificates plus 40% of the related Subordinate
                                         Percentage
February 25, 2013 - January 25, 2014     Subgroup Senior Percentage for the related Subgroup
                                         Certificates plus 20% of the related Subordinate
                                         Percentage
February 25, 2014 and thereafter         Subgroup Senior Percentage for the related Subgroup
                                         Certificates

      Any scheduled reduction to the Subgroup Senior Prepayment Percentage for the Subgroup 1 and Subgroup 2 Certificates shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amount of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2011 and January 2012, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2012 and January 2013, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2013 and January 2014, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2014.

      Notwithstanding the foregoing, if on any Distribution Date, the percentage for Subgroup 1 or Subgroup 2, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates of such Subgroup immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans in such Subgroup (other than the I-PO Percentage thereof with respect to the Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage with respect to the Senior Certificates of each Subgroup for such Distribution Date will equal 100%.

      Subordinate Certificates: The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

      Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Mortgage Pass-Through Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of the Mortgage Pass-Through

Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

      Subordinate Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, without duplication, of the following from each Subgroup (but in no event greater than the aggregate Current Principal Amount of the Subordinate Certificates immediately prior to such Distribution Date):

            (i) the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Subgroup on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (ii) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

            (iii) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of each Principal Prepayment in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Subgroup;

            (iv) the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Subgroup over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (4) of the definition of Subgroup Principal Distribution Amount and Class I-PO Certificate Deferred Amount on such Distribution Date;

            (v) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Subgroup that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

            (vi) on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates (other than the Interest Only Certificates and Class I-PO Certificates), have all been reduced to zero, 100% of the related Subgroup Principal Distribution Amount. After the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

      Subordinate Percentage: As of any Distribution Date and with respect to any Subgroup, 100% minus the related Subgroup Senior Percentage for the Senior Certificates related to such Subgroup. The initial Subordinate Percentage for each Subgroup will be equal to approximately 3.28%.

      Subordinate Prepayment Percentage: As of any Distribution Date and with respect to any Subgroup, 100% minus the related Subgroup Senior Prepayment Percentage for such Subgroup, except that on any Distribution Date after the Current Principal Amount of each class of Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage for the Subordinate Certificates with respect to such Subgroup will equal 100%.

      Subsequent Recoveries: As of any Distribution Date, amounts received by the related Servicer during the related Due Period or surplus amounts held by the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such Mortgage Loan.

      Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Mortgage Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan;
(iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted.

      Tax Administration and Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

      Termination Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

      Trust Funds or Trusts: The corpus of the trusts created by this Agreement, consisting of the Mortgage Loans, the Underlying Certificates and the other assets described in Section 2.01(a), and which constitute two separate and distinct trust funds: the Mortgage Fund and the Re-REMIC Fund.

      Trustee: JPMorgan Chase Bank, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

      Uncertificated Principal Balance: With respect to any REMIC I Regular Interest or REMIC II Regular Interest as of any Distribution Date, the initial principal amount of such Regular Interest, reduced by (i) all amounts distributed on previous Distribution Dates on such Regular Interest with respect to principal, and (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Regular Interest, taking account of the Loss Allocation Limit.

      Underlying Documents: Collective reference to the pooling and servicing agreement, prospectus supplement or other comparable documents relating to the issuance of the Underlying Certificates.

      Underlying Mortgage Loans: The mortgage loans underlying the Underlying Certificates.

      Underlying Certificates: 99.247% percentage interest in the GS Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2004-8F, Class IA-1 Certificates.

      Underlying Certificates Balance: With respect to the Underlying Certificates as of any Underlying Certificates Payment Date and as of any date of determination thereafter until the next succeeding Underlying Certificates Payment Date, the outstanding principal balance of such Underlying Certificates as set forth in, or calculated in accordance with the terms of the Underlying Documents on the basis of, the Underlying Certificates Payment Date Statement sent to the Trustee as Underlying Certificateholder relating to such Underlying Certificates Payment Date. The Underlying Certificates Balance of the Underlying Certificates as of any Underlying Certificates Payment Date (and as of any date thereafter until the next succeeding Underlying Certificates Payment Date) shall reflect the payment of principal, if any, and allocation of realized losses, if any, on such Underlying Certificates Payment Date with respect to the Underlying Certificates.

      Underlying Certificates Payment Date: With respect to the Underlying Certificates, the date on which payments are distributed on such certificate.

      Underlying Certificates Payment Date Statement: With respect to the Underlying Certificates, the monthly statement forwarded to the holder thereof with respect to such Underlying Certificates Payment Date as provided by the related Underlying Document for each of the Underlying Certificates.

      Underlying Certificates Schedule: The schedule attached as Exhibit C hereto identifying the Underlying Certificates.

      Underlying Certificateholder: The registered holder of the Underlying Certificates, which following the execution and delivery of this Agreement by the parties hereto, shall be the Trustee, or a financial intermediary on its behalf.

      Underlying Principal Balance: The principal balance of the Underlying Certificates.

      Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing Agreement, without regard to whether or not such policy is maintained.

      U.S. Central: U.S. Central Credit Union.

      U.S. Central Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of June 1, 2002, between the Seller and U.S. Central, as amended by Amendment No. 1 to the Purchase, Warranties and Servicing Agreement dated as of January 13, 2003 and the Letter Agreement dated as of November 13, 2003 between U.S. Central and EMC attached hereto as Exhibit H-5 and as modified by the related Assignment Agreement.

      United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in Treasury regulations), provided that, for purposes solely of the Class I-R Certificates and Class II-R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

      Section 1.01 Calculation of LIBOR.

      LIBOR applicable to the calculation of the Pass-Through Rate on the Adjustable Rate Certificates for any Interest Accrual Period will be determined on each Interest Determination Date. On each Interest Determination Date, LIBOR shall be established by the Securities Administrator and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London" time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator) as of 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the nearest whole multiple of 0.03125%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator e has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of LIBOR by the Securities Administrator on any Interest Determination Date and the Securities Administrator's subsequent calculation of the Pass-Through Rate applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. Promptly following each Interest Determination Date the Securities Administrator shall supply the Master Servicer with the results of its determination of LIBOR on such date.

                                   ARTICLE II

       Conveyance of Mortgage Loans and Underlying Certificates; Original Issuance of Mortgage Pass-Through Certificates and Re-REMIC Certificates

      Section 2.01 Conveyance of Mortgage Loans and Underlying Certificates to Trustee.

      (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to each Trust without recourse (A) with respect to the Mortgage Fund, all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in the Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Trustee in the Distribution Account, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreement as assigned to the Trustee on behalf of the related Certificateholders by the Assignment Agreement, (viii) the Policy, the Class I-A-3 Policy Payments Account, the Rounding Account and the Reserve Fund and (ix) all proceeds of the foregoing; and (B) with respect to the Re-REMIC Fund, all its right, title and interest in and to (i) all distributions on the Underlying Certificates after the Underlying Certificates Payment Date in January 2005, (ii) all the right, title and interest of the Depositor in and to the Underlying Certificates, (iii) such assets relating to the Underlying Certificate as from time to time may be held by the Trustee in the Re-REMIC Certificate Account, and (iv) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and the Underlying Certificates and other assets in the Trust Funds pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and the Underlying Certificates and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law. Moreover, if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or Underlying Certificates and the other assets constituting the Trust Funds, then it is intended as follows: (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and Underlying Certificates and all amounts payable to the holders of the Underlying Certificates after the Closing Date in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Distribution Account and Re-REMIC Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or its agent of the Mortgage Loans and Underlying Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Uniform Commercial Code; (d) the Trustee shall be the "securities intermediary," as such term is defined in Section 8-102(a)(14)(ii) of the New York Uniform Commercial Code, that in the ordinary course of its business maintains "securities accounts" for others, as such term is used in
Section 8-501 of the New York Uniform Commercial Code; (e) the Re-REMIC Certificate Account shall be a "securities account", as such term is used in
Section 8-501(a) of the New York Uniform Commercial Code; (e) the "securities intermediary's jurisdiction" as defined in the New York Uniform Commercial Code shall be the State of New York; (f) the Trustee is not a "clearing corporation", as such term is defined in Section 8-102(a)(5) of the New York Uniform Commercial Code and (g) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor, the Master Servicer, the Seller and the Trustee agree that it is not intended that any mortgage loan be conveyed to the Trust that is either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004
(iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective Jan 1, 2005.

      (b) In connection with the above transfer and assignment, the Depositor hereby delivers to the Custodian, as agent for the Trustee, with respect to each Mortgage Loan (other than a Cooperative Loan):

            (i) the original Mortgage Note, endorsed without recourse (a) to the order of the Trustee or (b) in the case of a Mortgage Loan registered on the MERS system, endorsed in blank, in either case showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit together with a copy of the related Mortgage Note;

            (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form);

            (iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "JPMorgan Chase Bank, N.A., as Trustee", with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form);

            (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon;

            (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

            (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and

            (vii) originals of all modification agreements, if applicable and available.

            and (II) with respect to each Cooperative Loan so assigned:

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

            (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

            (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

            (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan and any transfer documents related to the recognition agreement;

            (v) The Security Agreement;

            (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (viii) An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to the Trustee; and

            (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; provided, however, that in lieu of the foregoing, the Depositor may deliver to the Custodian, as agent of the Trustee, the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified on Exhibit 5 to the Mortgage Loan Purchase Agreement, the Depositor may deliver lost note affidavits from the Seller; and (z) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related underlying originator or underlying Seller and the Seller, between the Seller and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the Custodian, as its agent, promptly after they are received. The Depositor shall cause the Seller, at its expense, to cause each assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee and Radian has been provided to the Trustee (with a copy to the Custodian) and Radian which states that recordation of such Security Instrument is not required to protect the interests of the related Certificateholders in the related Mortgage Loans or
(b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successor and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Mortgage Pass-Through Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Mortgage Fund, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

      (c) In connection with such transfer and assignment, with respect to the Underlying Certificates, the Depositor is concurrently herewith:

            (i) causing the delivery of the Underlying Certificates to the Trustee together with powers to the Trustee sufficient to cause the transfer thereof to the Trustee;

            (ii) delivering all documents required to be executed or furnished by a transferee and transferor of the Underlying Certificates under each of the related Underlying Documents other than any transferor and transferee letters;

            (iii) delivering copies of the Underlying Documents on CD-ROM;

            (iv) delivering a copy of the offering documents with respect to the Underlying Certificates on CD-ROM; and

            (v) delivering copies of the most recent Aggregate Collateral Reports and Underlying Certificates Payment Date Statements delivered to the holders of the Underlying Certificates on CD-ROM .

      (d) The Trustee is hereby authorized and directed to execute such documentation as may be required to permit the transfer to the Re-REMIC Fund of the Underlying Certificates.

      Section 2.02 Acceptance of Mortgage Loans and Underlying Certificates by Trustee.

      (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Funds to it by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to the Custodian, as its agent, pursuant to Section 2.01(b), and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Funds delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the related Certificates and Radian, as applicable. On the Closing Date, the Custodian, with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor, Radian and the Trustee of an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the related Certificateholders and Radian, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor, Radian and the Trustee an Interim Certification. In conducting such review, the Trustee or Custodian will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face (a "Material Defect"), the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the related Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Trustee's or the Custodian's notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

      (b) No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders and Radian, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, Radian and the Trustee a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Seller (provided, however, that with respect to those documents described in subsections
(b)(I)(iv), (v), and (vii) of Section 2.01 and subsection (b)(II)(ix) of Section 2.01, the Trustee's and Custodian's obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the related Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Trustee's or Custodian's notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price, provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

      (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Repurchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Securities Administrator, the Trustee and Radian written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Master Servicer Collection Account, the Depositor shall notify the Trustee and the Custodian, as agent of the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in immediately available funds is received by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies, Radian and the Master Servicer of such amendment. The obligation of the Seller to repurchase or substitute for any Mortgage Loan a Substitute Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the related Certificateholders and Radian or to the Trustee on their behalf.

      (d) The Trustee hereby acknowledges the receipt by it of the Underlying Certificates and the documents and instruments referred to in Section 2.01(c)(i)-(v), and declares that it holds and will hold such Underlying Certificates, such other documents and instruments, and all other assets and documents included in the Trust Fund, in trust, upon the trusts herein set forth, for the exclusive use and benefit of all present and future Certificateholders of the Re-REMIC Certificates in accordance with the terms of this Agreement.

      Section 2.03 Assignment of Interest in the Mortgage Loan Purchase
Agreement.

      (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders of the Mortgage Pass-Through Certificates, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor's rights and obligations pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the related Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee, the related Certificateholders of the Mortgage Pass-Through Certificates and Radian shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

      (b) If the Depositor, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of related Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower. Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Repurchase Price. The Depositor shall notify the Trustee and submit to the Custodian, as agent for the Trustee, a Request for Release, and the Custodian shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee, Radian and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

      Section 2.04 Substitution of Mortgage Loans.

      Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in this Agreement; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Custodian, as agent for the Trustee, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fifth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Custodian of a Request for Release for such Mortgage
Loan), the Custodian, as agent for the Trustee, shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver to the Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, Radian and the Rating Agencies.

      Section 2.05 Issuance of Certificates.

      (a) The Trustee acknowledges the assignment to it of the Mortgage Loans, the Underlying Certificates and the other assets comprising the Trust Funds and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, each of the Mortgage Pass-Through Certificates and Re-REMIC Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and Underlying Certificates and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the related Certificateholders.

      (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests, and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Interests.

      (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests, and the other assets of REMIC III for the benefit of the holders of the REMIC III Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Certificates.

      (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Underlying Certificates, and the other assets of REMIC IV for the benefit of the holders of the Re-REMIC Certificates. The Trustee acknowledges receipt of the Underlying Certificates and the other assets of REMIC IV and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Re-REMIC Certificates.

      Section 2.06 Representations and Warranties Concerning the Depositor.

      (a) The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

            (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

            (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

            (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

      (b) The Depositor hereby represents and warrants to the Trustee as of the Closing Date as follows:

            (viii) The information set forth in the Underlying Certificates
Schedule is true and correct in all material respects as of the date or dates such information is furnished.

            (ix) Immediately prior to the sale and assignment herein contemplated, the Depositor was the sole owner of the Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind.

            (x) The Depositor has acquired its ownership in the Underlying Certificates in good faith without notice of any adverse claim.

            (xi) The Depositor has not assigned any interest in the Underlying Certificates or any distributions thereon, except as contemplated herein.

      The representations and warranties set forth in this Section 2.06(b) shall survive the transfer and assignment of the Underlying Certificates. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the affected Underlying Certificates, the Depositor or the Trustee shall give prompt written notice to the other and to the Certificateholders. Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall cure such breach in all material respects or, if such breach cannot be cured, the Depositor shall repurchase from the Trustee the Underlying Certificates as to which such breach exists if the Depositor is so directed by the Holders of the Re-REMIC Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Re-REMIC Fund. Any such repurchase of an Underlying Certificate by the Depositor shall be accomplished prior to the related Underlying Certificates Payment Date in any calendar month at a price equal to the fair market value thereof determined by the Trustee (at the expense of the Depositor) on the basis of the highest bid received from a dealer active in the market for comparable securities (which may be an affiliate of the Depositor) which stands ready to purchase such Underlying Certificates at its bid price therefor following solicitation by the Trustee of such bids from at least three such dealers. The payment of the purchase price in connection with a repurchased Underlying Certificate shall be considered a prepayment in full of such Underlying Certificate and shall be delivered to the Trustee for deposit in the Re-REMIC Certificate Account in accordance with the provisions of Section 4.06 hereof. Upon deposit of such sums into the Re-REMIC Certificate Account, or substitution for an Underlying Certificate as described below, such Underlying Certificate shall be released to the Depositor, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as shall be reasonably requested and provided by the Depositor to vest in the Depositor, or its designee or assignee, title to the Underlying Certificate repurchased pursuant hereto.

                                  ARTICLE III
        Administration of the Trust Fund and Servicing of Mortgage Loans

      Section 3.01 Master Servicer and Securities Administrator.

      The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under its applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in
Section 6.05(a), and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers pursuant to the applicable Servicing Agreements.

      The Trustee shall furnish the Servicers and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall be indemnified by the Master Servicer for any costs, liabilities or expenses incurred by it in connection with such powers of attorney.

      The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the related Certificateholders, Radian, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

      The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain
a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

      To the extent timely received by the Trustee, the Trustee agrees to furnish to the Securities Administrator, no later than three Business Days prior to each Distribution Date, the Underlying Certificates Payment Date Statement and the Aggregate Collateral Report for the related Underlying Distribution Date. In connection with its receipt of any payment on the Underlying Certificates on any Underlying Certificates Payment Date, the Trustee shall review the related Underlying Certificates Payment Date Statements and shall confirm that the principal and interest payments received on such Underlying Certificates Payment Date are equal to the amounts shown on the related Underlying Certificates Payment Date Statements. If (i) the amount of any payment on the Underlying Certificates varies from the amount reported to the Trustee on the applicable Underlying Certificates Payment Date Statement for such payment, (ii) the Trustee shall not have received a payment on the Underlying Certificates by the close of business on the date on which such payment was to be received by the Trustee or (iii) the Trustee shall gain actual knowledge of any other default or event of default under and as defined in the related Underlying Document, the Trustee shall promptly notify the Depositor and the related Certificateholders (and, in the case of clauses (i) and (ii), the Securities Administrator) as to which situation in clauses (i), (ii) or (iii) exists, and shall proceed in accordance with the provisions of Section 11.14.

      Section 3.02 REMIC-Related Covenants.

      For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans, the Underlying Mortgage Loans or the Underlying Certificates or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Radian has received a REMIC Opinion addressed to the Trustee and Radian prepared at the expense of the related Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee and Radian.

      Section 3.03 Monitoring of Servicers.

      (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, Radian and the Trustee thereof in writing. Pursuant to its receipt of such notification from the Master Servicer, the Trustee shall issue such notice of termination to the Servicer or take such other action as it deems appropriate.

      (b) The Master Servicer, for the benefit of the Trustee, the Holders of the Mortgage Pass-Through Certificates and Radian, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action or as otherwise provided in subsection (c) below.

      (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account..

      (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

      (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

      Section 3.04 Fidelity Bond.

      The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

      Section 3.05 Power to Act; Procedures.

      The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of
Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Holders of the Mortgage Pass-Through Certificates and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any related REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Funds (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer and Radian have received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

      Section 3.06 Due-on-Sale Clauses; Assumption Agreements.

      To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

      Section 3.07 Release of Mortgage Files.

      (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to related Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the applicable Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to the applicable Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

      (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the

Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

      Section 3.08 Documents, Records and Funds in Possession of Master Servicer to Be Held for Trustee.

      (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the related Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, Radian and to related Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

      (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, shall be held by the Master Servicer for and on behalf of the Trustee, Radian and the related Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

      Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

      (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the


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

provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

      (b) Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section
4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

      Section 3.10 Presentment of Claims and Collection of Proceeds.

      The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee, Radian and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

      Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

      (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

      (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, Radian and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to
Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Sections
4.02 and 4.03.

      Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents.

      The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

      Section 3.13 Realization Upon Defaulted Mortgage Loans.

      The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

      Section 3.14 Compensation for the Master Servicer.

      The Master Servicer will be entitled to (i) the Master Servicing Fee; provided, that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced by an amount equal to the Compensating Interest payable by the Master Servicer for such Distribution Date pursuant to
Section 6.07 hereof, plus (ii) all income and gain realized from any investment of funds in the Distribution Account and the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and


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

shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

      Section 3.15 REO Property.

      (a) In the event the Mortgage Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders and Radian. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

      (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

      (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

      (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

      Section 3.16 Annual Officer's Certificate as to Compliance.

      (a) The Master Servicer shall deliver to the Trustee, Radian and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2006, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof,
(iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

      (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or
(ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

      Section 3.17 Annual Independent Accountant's Servicing Report.

      If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, Radian, the Rating Agencies and the Depositor on or before March 1 of each year, commencing on March 1, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies but only if the Master Servicer has provided the Trustee with such statement. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

      Section 3.18 Reports Filed with Securities and Exchange Commission.

      Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8 K (or other comparable form containing the comparable information or other information mutually agreed upon) with a copy of Mortgage

Pass-Through Certificate Distribution Report for such Distribution Date as an exhibit thereto. Prior to January 30 in any year, the Securities Administrator shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Mortgage Fund, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report of each Servicer (or, in the case of U.S. Central, its sub-servicers) and annual statement of compliance of each Servicer (and, in the case of U.S. Central, its sub-servicers), in each case, required to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.16 and
3.17. Prior to (i) March 31, 2006, or such earlier filing date as may be required by the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Commission, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Mortgage Fund. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Mortgage Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Mortgage Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Fees and expenses incurred by the Securities Administrator in connection with this
Section 3.18 shall not be reimbursable from the Trust Fund. Notwithstanding any provision of the Agreement to the contrary, the duties and responsibilities of the Securities Administrator and the Master Servicer under this Section 3.18 with respect to the preparation, execution and filing of annual and periodic reports to the Commission and the Master Servicer Certification shall be deemed to apply only to the portion of the Trust consisting of the Mortgage Fund and the Mortgage Pass-Through Certificates, and the "issuer" or "issuing entity" for purposes of all such reports shall be deemed to be the Mortgage Fund. In no event shall the Securities Administrator, the Master Servicer or the Trustee have any duty or responsibility to provide any information to the Commission with respect to the Re-REMIC Fund, the Re-REMIC Certificates, the Underlying Certificates, the Underlying Mortgage Loans or the servicing of the Underlying Mortgage Loans, nor shall the Securities Administrator, the Master Servicer or the Trustee have any obligation for, or incur any liability to any Person, including the Seller, the Depositor or any Certificateholder, in respect of, any failure to provide any information or report to the Commission with respect to the Re-REMIC Fund; provided, however, for purposes of clarity, the Depositor and the Seller agree that no such report or filing is required with respect to the issuance of the Re-REMIC Certificates.

      Each of the Securities Administrator and the Master Servicer and their respective officers, directors, agents and employee shall be indemnified and held harmless by Bear, Stearns & Co. Inc. of any loss, liability, cost, expense, disbursement or advance (including, without limitation, any legal fees and expenses) arising out of or resulting from the omission in any report or any Master Servicer Certification filed with the Commission of any information relating to the Re-REMIC Fund, including, without limitation, any information relating to distributions on the Re-REMIC Certificates or the Underlying Certificates, the Underlying Mortgage Loans or the servicing thereof; provided, however, for purposes of clarity, the Depositor and the Seller agree that no such report or filing is required with respect to the issuance of the Re-REMIC Certificates.

      Section 3.19 [Reserved].

      Section 3.20 UCC.

      The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. If directed by the Depositor in writing, the Trustee will file any continuation statements solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

      Section 3.21 Optional Purchase of Defaulted Mortgage Loans.

      (a) With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Company shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

      (b) If at any time the Company remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for such a Mortgage Loan, and the Company provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan to the Company at the request of the Company without recourse, representation or warranty and the Company shall succeed to all of the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Company will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                                   ARTICLE IV
                                    Accounts

      Section 4.01 Protected Account.

      (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Holders of the Mortgage Pass-Through Certificates and Radian.

      (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Holders of the Mortgage Pass-Through Certificates and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Holders of the Mortgage Pass-Through Certificates resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Holders of the Mortgage Pass-Through Certificates.

      (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

            (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

            (ii) Full Principal Prepayments and any Liquidation Proceeds or Subsequent Recoveries received by such Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

            (iii) Partial Principal Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period; and

            (iv) Any amount to be used as a Monthly Advance.

      (d) Withdrawals may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of the Mortgage Fund in accordance with Section 10.01. As provided in Sections 4.01(a) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Master Servicer Collection Account.

      Section 4.02 Master Servicer Collection Account.

      (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Holders of the Mortgage Pass-Through Certificates and Radian, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

            (i) Any amounts withdrawn from a Protected Account;

            (ii) Any Monthly Advance and any Compensating Interest Payments;

            (iii) Any Insurance Proceeds or Net Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

            (iv) The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to
Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller, the Repurchase Price with respect to any Mortgage Loans purchased by the Company pursuant to Section 3.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

            (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

            (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

      (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders and Radian in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi) and (xii), need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

      (c) The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Holders of the Mortgage Pass-Through Certificates, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Holders of the Mortgage Pass-Through Certificates resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

      Section 4.03 Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

      (a) The Master Servicer will, from time to time on demand of a Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

      (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses, costs and liabilities recoverable by the Trustee, the Master Servicer or the Securities Administrator or the Custodian pursuant to Sections 3.03, 7.03 and

9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 7.03(a).

      (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

      (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Trustee for deposit in the Distribution Account.

      Section 4.04 Distribution Account.

      (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the related Certificateholders and Radian, the Distribution Account as a segregated trust account or accounts.

      (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the related Certificateholders and Radian in accordance with the terms and provisions of this Agreement.

      (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) held in cash and fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments as may be selected by the Master Servicer or deposited in demand deposits with such depository institutions as may be selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall remit the amount of the loss to the Trustee who shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the related Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

      Section 4.05 Permitted Withdrawals and Transfers from the Distribution Account.

      (a) The Trustee will, from time to time on written demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

            (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

            (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

            (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

            (iv) to reimburse the Master Servicer or any Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late recoveries of the payments for which such advances were made;

            (v) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related

Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (iv);

            (vi) to pay the Master Servicer as set forth in Section 3.14;

            (vii) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

            (viii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

            (ix) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

            (x) to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement; (xi) to remove amounts deposited in error; and

            (xii) to clear and terminate the Distribution Account pursuant to
Section 10.01.

      (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

      (c) On each Distribution Date, the Trustee shall distribute the Available Funds to the extent on deposit in the Distribution Account to the Holders of the Certificates and Radian in accordance with written distribution instructions provided to it by the Securities Administrator no later than two Business Days prior to such Distribution Date and determined by the Securities Administrator in accordance with Section 6.01.

      Section 4.06 Re-REMIC Certificate Account.

      (a) The Trustee, for the benefit of the Re-REMIC Certificateholders, shall establish and maintain an account (the "Re-REMIC Certificate Account") which shall be an Eligible Account, entitled "JPMorgan Chase Bank, N.A., in trust for the registered holders of Prime Mortgage Trust, Re-REMIC Certificates, Series Prime 2005-1". The Trustee shall upon receipt deposit in the Re-REMIC Certificate Account the following payments and collections in respect of the Underlying Certificates:

            (i) all payments received on the Underlying Certificates commencing with the Underlying Certificates Payment Date in February 2005;

            (ii) any amount required to be deposited in the Re-REMIC Certificate Account pursuant to Section 2.06(b) hereof in connection with the repurchase of an Underlying Certificate by the Depositor;

            (iii) any amounts received in connection with the final payment on the Underlying Certificates on a Final Securities Payment Date pursuant to
Section 10.02; and

            (iv) all monies received in connection with a liquidation through auction and/or sale of the Underlying Certificates pursuant to Section 10.02 hereof;

The foregoing requirements for deposit in the Re-REMIC Certificate Account shall be exclusive.

      (b) All amounts on deposit in the Re-REMIC Certificate Account will be held uninvested.

      (c) Upon its receipt of a Notice of Final Payment, the Trustee shall, if such Underlying Certificates are then in physical form, present and surrender the related Underlying Certificates to which such notice applies for final payment thereon or take such other action as is required to receive payment in accordance with the terms and conditions of the related Underlying Document and such Notice of Final Payment. The Trustee shall promptly deposit in the Re-REMIC Certificate Account the final distribution received upon presentation and surrender of, or otherwise with respect to, the Underlying Certificates.

      Section 4.07 Permitted Withdrawals From the Re-REMIC Certificate Account.

      The Trustee may from time to time withdraw funds from the Re-REMIC Certificate Account for the following purposes:

            (i) to pay itself or the Securities Administrator any other amounts reimbursable or payable to the Securities Administrator or the Trustee hereunder with respect to the Re-REMIC Fund;

            (ii) to make payments to the applicable Certificateholders in the amounts and in the manner provided in Section 6.02;

            (iii) to reimburse the Depositor in accordance with written direction from the Depositor with respect to any repurchased Underlying Certificates for all amounts received thereon to the extent the distribution of such amounts would make the total amount distributed in respect of any such repurchased Underlying Certificates greater than the purchase price therefor calculated as provided in Section 2.06(b) hereof; and

            (iv) to clear and terminate the Re-REMIC Certificate Account upon the termination of this Agreement in accordance with Section 10.02.

                                   ARTICLE V
                                  Certificates

      Section 5.01 Mortgage Pass-Through Certificates and Re-REMIC Certificates.

      (a) The Depository, the Depositor and the Trustee have entered into a Depository Agreement dated as of the Closing Date (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates (which are also Physical Certificates) and the Individual Certificates and as provided in Subsection 5.01(b), the Mortgage Pass-Through Certificates and Re-REMIC Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Mortgage Pass-Through Certificates and Re-REMIC Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Mortgage Pass-Through Certificates and Re-REMIC Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Mortgage Pass-Through Certificates and Re-REMIC Certificates for purposes of exercising the rights of the related Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

      The Residual Certificates and the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

      All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      (b) If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

      (c) (i) REMIC I will be evidenced by (x) the REMIC I Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this
Section 5.01(c)(i) and (y) the Class R-I Interest, which is hereby designated as the single "residual interest" in REMIC I (each of the foregoing as designated below).

REMIC I Regular Interest   Initial Principal Amount  Pass-Through Rate   Related Subgroup
-----------------------------------------------------------------------------------------
           1-A                  $      5,432.45           5.5000%           Subgroup 1
           2-A                  $        532.83           8.0000%           Subgroup 2
           PO                   $  1,458,035.73           0.0000%           Subgroup 1
          1-ZZZ                 $165,811,816.44           5.5000%           Subgroup 1
          2-ZZZ                 $ 16,263,367.80           8.0000%           Subgroup 2
           R-I                  $        100.00           5.5000%           Subgroup 1

      Distributions of principal shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Subgroup, first, to the related REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.1% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Current Principal Amount of the Senior Certificates in such Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining principal in each Subgroup to the related REMIC I Regular Interest ending with the designation "ZZZ" (provided that a portion of the remaining principal equal to the Class I-PO Certificate Principal Distribution Amount attributable to the Discount Mortgage Loans will be distributed to REMIC I Regular Interest PO). Realized Losses from each Subgroup shall be applied after all distributions have been made on each Distribution Date, first, to the related REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.1% of the excess of
(x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Current Principal Amount of the Senior Certificates in the related Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses from each Subgroup shall be allocated to the related REMIC I Regular Interests ending with the designation "ZZZ" (except that if a Realized Loss is recognized with respect to a Discount Mortgage Loan, the applicable portion of such Realized Loss will be allocated to REMIC I Regular Interest PO).

            (ii) REMIC II will be evidenced by (x) the REMIC II Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(ii) and (y) the Class R-II Interest, which is hereby designated as the single "residual interest" in REMIC II (each of the foregoing as designated below).

REMIC II Regular
    Interest        Initial Principal Amount      Pass-Through Rate        Related Subgroup
------------------------------------------------------------------------------------------------
      I-A-1              $122,951,000.00               5.5000%                Subgroup 1
      I-A-2              $  4,033,796.13               5.5000%                Subgroup 1
      I-A-3              $ 17,400,000.00               5.5000%                Subgroup 1
      I-A-5              $ 15,496,000.00               5.5000%                Subgroup 1
      I-A-6              $ 15,731,068.14               8.0000%                Subgroup 2
      I-A-8              $    504,000.00               5.5000%                Subgroup 1
      I-PO               $  1,458,035.73               0.0000%                Subgroup 1
      R-II               $        100.00               5.5000%                Subgroup 1
      I-B-1              $  3,212,000.00                 (1)           Subgroup 1 and Subgroup 2
      I-B-2              $  1,101,000.00                 (1)           Subgroup 1 and Subgroup 2
      I-B-3              $    642,000.00                 (1)           Subgroup 1 and Subgroup 2
      I-B-4              $    367,000.00                 (1)           Subgroup 1 and Subgroup 2
      I-B-5              $    276,000.00                 (1)           Subgroup 1 and Subgroup 2
      I-B-6              $    367,285.25                 (1)           Subgroup 1 and Subgroup 2

      (1) A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC I Regular Interests 1-A and 2-A, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest.

      Interest shall be payable to the REMIC II Regular Interests at the applicable Pass-Through Rate on the related Uncertificated Principal Balance. Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC II Regular Interests as such amounts are payable and allocable to the Corresponding Certificates.

            (iii) REMIC III will be evidenced by (x) the REMIC III Regular Certificates which are hereby designated as the "regular interests" in REMIC III and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this section 5.01(c)(iii) and (y) the Class R-III Interest, which is hereby designated as the single "residual interest" in REMIC III (each of the foregoing as designated below). The Classes of the Mortgage Pass-Through Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

        Designation        Initial Principal Amount    Pass-Through Rate
        -----------        ------------------------    -----------------
           I-A-1                $122,951,000.00              5.500%
           I-A-2                $  4,033,796.13              5.500%
           I-A-3                $ 17,400,000.00              5.350%
           I-A-4                $         (1)                0.080%
           I-A-5                $ 15,496,000.00              5.500%
           I-A-6                $ 15,731,068.14                (2)
           I-A-7                $         (4)                  (3)
           I-A-8                $    504,000.00              5.500%
           I-PO                 $  1,458,035.73              0.0000%
          I-R (5)               $        100.00              5.5000%
           I-B-1                $  3,212,000.00                (6)
           I-B-2                $  1,101,000.00                (6)
           I-B-3                $    642,000.00                (6)
           I-B-4                $    367,000.00                (6)
           I-B-5                $    276,000.00                (6)
           I-B-6                $    367,285.25                (6)

      (1) The Class I-A-4 Certificates do not have an initial principal amount. The Class I-A-4 Certificates have an initial Notional Amount of $17,400,000.00 and for any subsequent Distribution Date, the Class I-A-4 Certificates will have a Notional Amount equal to the Current Principal Amount of the Class I-A-3 Certificates as of such Distribution Date . For federal income tax purposes, the Class I-A-4 Certificates will have a Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-A-3.

      (2) The Class I-A-6 Certificates will bear interest at a Pass-Through Rate equal to approximately 2.800% per annum for the first Distribution Date, and thereafter at an adjustable Pass-Through Rate equal to 0.4000% per annum plus LIBOR, subject to a minimum rate of 0.4000% per annum and a maximum rate equal to 8.000% per annum.

      (3) The Class I-A-7 Certificates will bear interest at a Pass-Through Rate equal to approximately 5.200% per annum for the first Distribution Date, and thereafter at an adjustable Pass-Through Rate equal to 7.600% per annum minus LIBOR, subject to a minimum rate of 0.0000% per annum and a maximum rate equal to 7.6000% per annum.

      (4) The Class I-A-7 Certificates do not have an initial principal amount. The Class I-A-7 Certificates have an initial Notional Amount of $15,731,068.14 and for any subsequent Distribution Date, the Class I-A-7 Certificates will have a Notional Amount equal to the Current Principal Amount of the Class I-A-6 Certificates as of such Distribution Date. For federal income tax purposes, the Class I-A-7 Certificates will have a Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-A-6.

      (5) The Class I-R Certificate will represent ownership of the Class R-I Interest, Class R-II Interest and Class R-III Interest, each of which is designated herein as the sole class of residual interest in the related REMIC.

      (6) The Class B Certificates will each bear interest at a variable pass-through rate equal to the weighted average of 5.500% and 8.000% per annum, weighted on the basis of the aggregate Scheduled Principal Balance of the Mortgage Loans included in Subgroup 1 and Subgroup 2, respectively (other than the PO Percentage of the Scheduled Principal Balance of such Mortgage Loans), minus the aggregate Current Principal Amount of the Subgroup 1 and Subgroup 2 Certificates other than the Class I-PO Certificates, respectively. The Pass-Through Rate for the initial Interest Accrual Period is 5.72330554% per annum. For federal income tax purposes, however, the Class B Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC II Regular Interests I-B-1, I-B-2, I-B-3, I-B-4, I-B-5 and I-B-6, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest immediately preceding the related Distribution Date.

            (iv) REMIC IV will be evidenced by (x) the Re-REMIC Certificates (other than the Class II-R Certificates) which are hereby designated as the "regular interests" in REMIC IV and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this section 5.01(c)(iv) and (y) the Class II-R Certificate, which is hereby designated as the single "residual interest" in REMIC IV (each of the foregoing as designated below). The Classes of the Re-REMIC Certificates shall have the following designations, initial principal amounts and Pass-Through Rates.

            Designation      Initial Principal Amount       Pass-Through Rate
            -----------------------------------------------------------------
              II-A-1               $ 62,306,500.00                5.00%
              II-A-2               $ 62,306,500.00                6.00%
              II-A-3               $ 11,346,712.00                5.50%
              II-A-4               $  8,000,000.00                5.50%
              II-A-5               $ 16,000,000.00                5.50%
               II-R                $          N/A                  N/A

      (d) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan or the Underlying Certificate, as applicable, with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the REMIC I Regular Interests, REMIC II Regular Interests, the REMIC III Regular Certificates and the Re-REMIC Certificates, as applicable.

      (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates (other than the Class I-A-6 Certificates and Class I-A-7 Certificates), interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount (or Notional Amount in the case of the Interest Only Certificates) of such Class applicable to such Distribution Date. With respect to each Distribution Date and each Class I-A-6 Certificates and Class I-A-7 Certificates, interest shall be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

      (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5 or A-6, as applicable. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of Definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of Definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as Definitive Certificates.

      (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Class I-A-3 Certificates and the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, (ii) in the case of the Class I-A-3 Certificates, $1,000 and increments of $1,000 in excess thereof, and (iii) in the case of the Class I-B-l, Class I-B-2 and Class I-B-3 Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date, and (iv) in the case of the Re-REMIC Certificates (other than the Class II-R Certificates) $100,000 and in each case increments of $1.00 in excess thereof. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one Class I-B-4, Class I-B-5 and Class I-B-6 Certificates of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Class I-B-4, Class I-B-5 and Class I-B-6 Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class I-R Certificates and Class II-R Certificates shall each be issued in certificated fully-registered form, in the denomination of $100. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Class I-A Certificates and the Class I-B-1, Class I-B-2 and I-B-3 Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clauses
(i) and (ii) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository's instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

      (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

      (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

      (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

      (k) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

      (l) The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE DEPOSITOR, TRUSTEE, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

The following legend shall be placed upon the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED

TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II)
WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.

      Section 5.02 Registration of Transfer and Exchange of Certificates.

      (a) The Trustee shall maintain at its Corporate Trust Office a separate Certificate Register for each of the Mortgage Pass-Through Certificates and Re-REMIC Certificates, respectively in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the related Certificates and of transfers and exchanges of the related Certificates as herein provided.

      (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

      (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

            (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

            (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and
(y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Trustee to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

      (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the
Depository:

            (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

            (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

            (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

            (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

      (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

            (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

            (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

            (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

      (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

            (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

      (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

      (h) Subject to the restrictions on transfer and exchange set forth in this
Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

      (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

      (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

      Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

      (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee (and with respect to any Class I-A-3 Certificates, to Radian) such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

      (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.04 Persons Deemed Owners.

      Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee or Radian and any agent of the Depositor, the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. None of the Depositor, the Trustee, Radian or any agent of the Depositor, the Trustee or Radian shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

      Section 5.05 Transfer Restrictions on Residual Certificates.

      (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Depositor. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Depositor and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

      (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights and obligations as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted

Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

      (c) The Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

      (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

      Section 5.06 Restrictions on Transferability of Certificates.

      (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel addressed to the Trustee that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

      (b) The Private Certificates shall each bear a Securities Legend.

      Section 5.07 ERISA Restrictions.

      (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee, with an Opinion of Counsel addressed to the Depositor, the Trustee, the Master Servicer and the Securities Administrator (upon which they may rely) which is satisfactory to the Trustee, which opinion will not be at the expense of the Depositor, the Trustee, the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement or (ii) in the case of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

      (b) Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that in the case of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, or (ii) the transfer and holding of an interest in such Certificate to that Person and the subsequent servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

      (c) Each beneficial owner of a Class I-B-1, Class I-B-2 or Class I-B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      (d) Neither the Trustee, the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

      Section 5.08 Rule 144A Information.

      For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

      Section 5.09 Restrictions on Transferability of Re-REMIC Certificates.

      (a) Each Class of Re-REMIC Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Certificates (the "Rule 144A Global Certificates"), which shall be deposited on behalf of the purchasers of the Book-Entry Certificates represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed and authenticated by the Trustee (or any duly appointed Authenticating Agent). The aggregate principal amount of the Rule 144A Global Certificates may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and the Depository or its nominee as hereinafter provided.

      (b) Each class of Re-REMIC Certificates offered and sold in reliance on Regulation S shall be issued initially, and during the "40 day distribution compliance period" described below remain, in the form of temporary Global Certificates (the "Regulation S Temporary Global Certificates"), which shall be deposited on behalf of the purchasers of the Book-Entry Certificates represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the investors' respective accounts at the Euroclear Operator or Clearstream, Luxembourg, duly executed and authenticated by the Trustee (or any duly appointed Authentication Agent) as hereinafter provided.

      (c) The "40 day distribution compliance period" (as defined in Regulation
S) shall terminate upon the later of (i) 40 days after the Closing Date and (ii) receipt by the Trustee of a written certificate from the Depository, together with copies of certificates from the Euroclear Operator and Clearstream, Luxembourg, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Certificates (except to the extent of any beneficial owners thereof who will take delivery of a beneficial ownership interest in a Rule 144A Global Certificate, all as contemplated by Section 5.09(f)). Following the termination of the 40 day distribution compliance period, beneficial interests in the Regulation S Temporary Global Certificates shall be exchanged for beneficial interests in permanent Global Certificates (the "Regulation S Permanent Global Certificates"), which will be deposited with the Trustee, as custodian, and registered in the name of a nominee of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Certificates, the Trustee shall cancel the Regulation S Temporary Global Certificates. The aggregate principal amount of the Regulation S Temporary Global Certificates and the Regulation S Permanent Global Certificates may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Each Global Certificate shall represent such of the outstanding Book-Entry Certificates as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Book-Entry Certificates from time to time endorsed thereon and that the aggregate amount of outstanding Book-Entry Certificates represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Certificate to reflect the amount of any increase or decrease in the amount of outstanding Book-Entry Certificates represented thereby shall be made by the Trustee, or by the custodian at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 5.09(f).

      (e) Except as set forth in Section 5.09(f), the Global Certificates may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

      (f) (i) The transfer and exchange of Global Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Certificate may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Certificate in accordance with the transfer restrictions set forth in the legend referred to in Section 5.09(g). Transfers of beneficial interests in the Global Certificates to persons required or permitted to take delivery thereof in the form of an interest in another Global Certificate shall be permitted as follows:

      (A) Rule 144A Global Certificate to Regulation S Global Certificate. If, at any time, an Owner of a beneficial interest in a Rule 144A Global Certificate deposited with the Depository (or the Trustee as custodian for the Depository) wishes to transfer its interest in such Rule 144A Global Certificate to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Regulation S Global Certificate, such Owner shall, subject to compliance with the procedures described in the next sentence of this Section 5.09(f)(B), exchange or cause the exchange of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Certificate. Upon receipt by the Trustee of (1) instructions given from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global

      Certificate to be exchanged, (2) a written order containing information regarding the participant account of the Depository and the Euroclear Operator or Clearstream, Luxembourg account to be credited with such increase, and (3) a certificate in the form of Exhibit F-4 given by the transferring Owner stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Certificate Registrar, shall instruct the Depository to reduce or cause to be reduced the outstanding principal amount of the applicable Rule 144A Global Certificate and to increase or cause to be increased the outstanding principal amount of the applicable Regulation S Global Certificate by the outstanding principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the outstanding principal amount of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

      (B) Regulation S Global Certificate to Rule 144A Global Certificate. If, at any time an Owner of a beneficial interest in a Regulation S Global Certificate deposited with the Depository or with the Trustee, as custodian for the Depository, wishes to transfer its interest in such Regulation S Global Certificate to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Certificate, such Owner shall exchange or cause the exchange of such beneficial interest for an equivalent beneficial interest in a Rule 144A Global Certificate as provided in this Section 5.09(f)(B). Upon receipt by the Trustee of (1) instructions from the Euroclear Operator or Clearstream, Luxembourg, if applicable, and the Depository directing the Trustee, as Certificate Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Regulation S Global Certificate to be exchanged and containing information regarding the participant account with the Depository to be credited with such increase, (2) a written order containing information regarding the participant account of the Depository and (3) if such transfer is being effected prior to the expiration of the "40-day distribution compliance period" (as defined by Regulation S), a certificate in the form of Exhibit H-2 attached hereto given by the Owner of such beneficial interest, then the Trustee, as Certificate Registrar, shall instruct the Depository to reduce or cause to be reduced the outstanding principal amount of such Regulation S Global Certificate and to increase or cause to be increased the outstanding principal amount of the applicable Rule 144A Global Certificate by the outstanding principal amount of the beneficial interest in the Regulation S Global Certificate to be exchanged, and the Trustee, as Certificate Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Certificate equal to the reduction in the outstanding principal amount of such Regulation S Global Certificate and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Global Certificate that is being transferred.

            (ii) Transfer and Exchange from Definitive Certificates to Definitive Certificates. If Definitive Certificates are presented by a Certificateholder to the Trustee (or its designated Certificate Registrar) with a request to register the transfer of Definitive Certificates in the form of other Definitive Certificates, the Trustee (or its designated Certificate Registrar) shall register the transfer or make the exchange as requested; provided, however, that the Certificateholder shall (x) satisfy the requirements of Section 5.09 and (y) make the representations, acknowledgments and agreements in the certifications attached hereto as Exhibits F-3 and F-4.

            (iii) Transfer and Exchange of a Definitive Certificate for a Book-Entry Certificate in a Rule 144A Global Certificate or a Regulation S Global Certificate. The transfer and exchange of a Definitive Certificate for a beneficial interest in a Rule 144A Global Certificate or Regulation S Global Certificate shall be effected in accordance with this Pooling and Servicing Agreement and the procedures of the Depository therefor. If, at any time a holder of a Definitive Certificate wishes to transfer its interest in such Certificate to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Certificate or Regulation S Global Certificate, such Certificateholder shall exchange or cause the exchange of such Definitive Certificate for an equivalent beneficial interest in a Rule 144A Global Certificate or Regulation S Global Certificate as provided in this Section. Upon receipt by the Trustee of (1) the Definitive Certificates for registration of transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Certificateholder or by his attorney, duly authorized in writing, (2) the instructions from the Depository, directing the Trustee, as Certificate Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate or Regulation S Global Certificate equal to the Definitive Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (3) a written order containing information regarding the participant account of the Depository, then the Trustee, as Certificate Registrar, shall instruct the Depository to increase or cause to be increased the outstanding principal amount of the applicable Rule 144A Global Certificate or Regulation S Global Certificate by the outstanding principal amount of the Definitive Certificate to be exchanged, and the Trustee, as Certificate Registrar, shall instruct the Depository, concurrently with such increase, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Certificate or Regulation S Global Certificate equal to the outstanding principal amount of such Definitive Certificate being transferred.

      Each transferee of any Definitive Certificate pursuant to this Section shall be deemed to have made the representations and warranties listed in
Section 5.09(f) hereof.

            (iv) Transfer of a beneficial interest in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate for a Definitive Certificate. Any person having a beneficial interest in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate may upon the satisfaction of the requirements of Section 5.09(f), exchange such beneficial interest for a Definitive Certificate. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository (or the Euroclear Operator or Clearstream, Luxembourg, if applicable), from the Depository or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate, then the Trustee or the custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the custodian, cause the outstanding principal amount of Rule 144A Global Certificates or Regulation S Permanent Global Certificates, as applicable, to be reduced accordingly and, following such reduction, the Trustee (or any duly appointed Authenticating Agent) shall authenticate and deliver to the transferee a Definitive Certificate in the appropriate principal amount.

      Definitive Certificates issued in exchange for a Book-Entry Certificate in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate, as applicable, pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee (or its designated Certificate Registrar). The Trustee (or its designated Certificate Registrar) shall deliver such Definitive Certificates to the persons in whose names such Certificates are so registered. Following any such issuance of Definitive Certificates, the Trustee (or its designated Certificate Registrar) shall instruct the Depository to reduce or cause to be reduced the outstanding principal amount of the applicable Global Certificate to reflect the transfer.

            (v) Restrictions on Transfer and Exchange of Global Certificates. Notwithstanding any other provision of this Agreement, a Global Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

      (g) Legending of Certificates. (i) each Re-REMIC Certificate that is Global Certificate or Definitive Certificate will bear a legend in substantially the following form:

            "[For Class II-R Certificates only:] THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATE DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH A "PLAN") OR PROVIDES THE OPINION OF COUNSEL REQUIRED BY THE POOLING AGREEMENT."

            "THIS CERTIFICATE (OR ITS PREDECESSOR) HAS NOT BEEN AND IS NOT EXPECTED TO BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR

            OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE OWNER:

            (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") AND IS ACQUIRING SUCH CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS, (WHICH OTHERS ARE ALSO QIBS) TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) IT HAS ACQUIRED THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IS OTHERWISE ACQUIRING THIS CERTIFICATE IN A TRANSACTION EXEMPT FROM THE SECURITIES ACT, IN WHICH CASE (A) HAS CERTIFIED TO THE TRUSTEE (OR ANY CERTIFICATE REGISTRAR APPOINTED BY IT) IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (OR ANY SUCH CERTIFICATE REGISTRAR APPOINTED BY IT) AND THE DEPOSITOR AND (B) HAS DELIVERED A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE (OR ANY CERTIFICATE REGISTRAR APPOINTED BY IT) AND THE DEPOSITOR TO THE EFFECT THAT ITS ACQUISITION WILL NOT VIOLATE THE SECURITIES ACT,

            (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (E) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE TRUSTEE (OR ANY CERTIFICATE REGISTRAR APPOINTED BY IT) SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE TRUSTEE, THE SELLER, THE DEPOSITOR AND THE

                  INITIAL PURCHASER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (OR ANY CERTIFICATE REGISTRAR APPOINTED BY IT) AND THE DEPOSITOR, AND (B) THE TRUSTEE (OR ANY CERTIFICATE REGISTRAR APPOINTED BY IT) SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE TRUSTEE) SATISFACTORY TO THE TRUSTEE (OR ANY CERTIFICATE REGISTRAR APPOINTED BY IT) AND THE DEPOSITOR TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS,

            (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND,

            (4) ACKNOWLEDGES THAT ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THIS CERTIFICATE FOR ALL PURPOSES.

            AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE POOLING AND SERVICING AGREEMENT UNDER WHICH THIS CERTIFICATE WAS ISSUED CONTAINS A PROVISION REQUIRING THE TRUSTEE (OR CERTIFICATE REGISTRAR APPOINTED BY THE TRUSTEE) TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING."

            (ii) each Re-REMIC Certificate that is a Global Certificate will bear a legend in substantially the following form:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE, AS DEFINED HEREIN, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS

            THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (iii) each Regulation S Temporary Global Certificate will bear a legend in substantially the following form:

            "THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE IS A "TEMPORARY GLOBAL CERTIFICATE" FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WHICH IS EXCHANGEABLE FOR A PERMANENT GLOBAL CERTIFICATE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN."

            (iv) each Regulation S Permanent Global Certificate will bear a legend in substantially the following form:

            "THIS REGULATION S PERMANENT GLOBAL CERTIFICATE IS A GLOBAL CERTIFICATE WHICH IS EXCHANGEABLE FOR INTERESTS IN OTHER GLOBAL CERTIFICATES AND DEFINITIVE CERTIFICATES SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)."

                                   ARTICLE VI
                         Payments to Certificateholders

      Section 6.01 Distributions on the Mortgage Pass-Through Certificates.

      (a) Interest and principal (as applicable) on the Mortgage Pass-Through Certificates will be distributed by the Trustee monthly on each Distribution Date based on the Mortgage Pass-Through Certificates Distribution Report for such Distribution Date furnished by the Securities Administrator pursuant to
6.05 hereof, commencing in February 2005, in an amount equal to the Available Funds on deposit in the Distribution Account for such Distribution Date. On each Distribution Date, the Available Funds on deposit in the Distribution Account shall be distributed as follows:

            (i) on each Distribution Date, the Available Funds will be distributed to the Senior Certificates as follows:

            first, with respect to the Class I-A-3 Certificates, to Radian, an amount allocable to Premium equal to the Premium Distribution Amount and any shortfall being allocated to such Class and Radian in proportion to the amount of the Premium Distribution Amount that would have been distributed in the absence of such shortfall;

            second, to the Senior Certificates (other than the Class I-PO Certificates), on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, Accrued Certificate Interest on the Senior Certificates (other than the Class I-PO Certificates) is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

            third, to the Senior Certificates (other than the Class I-PO Certificates), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds; and

            fourth, concurrently as follows:

                  (I) to the extent of the remaining Available Funds related to Subgroup 1, to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-8 and Class I-R Certificates, as principal, the Subgroup 1 Principal Distribution Amount in the order set forth in Section 6.01(g) below, in reduction of the Current Principal Amounts thereof, until the Current Principal Amounts thereof have been reduced to zero; and

                  (II) to the extent of the remaining Available Funds related to Subgroup 2, to the Class I-A-6 Certificates, as principal, the Subgroup 2 Principal Distribution Amount, in reduction of the Current

                        Principal Amount, until the Current Principal Amount thereof has been reduced to zero.

            fifth, to the Class I-PO Certificates, the Class I-PO Certificate Principal Distribution Amount for such Distribution Date to the extent of the remaining Available Funds, until the Current Principal Amount thereof has been reduced to zero;

            sixth, to the Class I-PO Certificates, the Class I-PO Certificate Deferred Amount, provided, that (i) on any Distribution Date, distributions pursuant to this priority sixth shall not exceed the excess, if any, of (x) Available Funds remaining after giving effect to distributions pursuant to priority first through fifth above over
            (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Cross-Over Date; and

            seventh, to the Insurer, any amounts due and owing to the Insurer under this Agreement.

            (ii) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to the remaining Available Funds after the distributions in (i) above will be distributed sequentially in the following order, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in each case up to an amount equal to and in the following order:
(a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such class's Allocable Share for such Distribution Date, in each case, to the extent of the remaining Available Funds.

            (iii) If, after distributions have been made pursuant to priorities first, second and third of clause (i) above on any Distribution Date, the remaining Available Funds related to Subgroup 1 is less than the sum of the Subgroup 1 and Class I-PO Principal Distribution Amount, or the remaining Available Funds related to Subgroup 2 is less than the Subgroup 2 Principal Distribution Amount, such amounts shall be reduced, and such remaining funds will be distributed to the related Senior Certificates (other than the Interest Only Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between
(i) principal distributable to the Class I-PO Certificates in accordance with priority sixth of clause (i) above, and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to this paragraph. The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any Distribution Date will be added to the Class I-PO Certificate Deferred Amount.

      Notwithstanding the priorities relating to distributions of principal among the Insured Certificates described above, on any Distribution Date, distributions in respect of principal on the Insured Certificates will be allocated among the Holders of the Insured Certificates as set forth in Section
6.11. On each Distribution Date on which amounts are available for distributions in reduction of the Current Principal Amount of the Insured Certificates (including, for purposes of this paragraph, the portion of any Insured Payment allocable to principal) the aggregate amount available for such distributions will be rounded upward by the Rounding Amount. Such rounding will be accomplished on the first Distribution Date on which distributions in reduction of the Current Principal Amount of the Insured Certificates are made by withdrawing from the Rounding Account the Rounding Amount for deposit into the Distribution Account, and such Rounding Amount will be added to the amount that is available for distributions in reduction of the Current Principal Amount of the Insured Certificates. On each succeeding Distribution Date on which distributions in reduction of the Current Principal Amount of the Insured Certificates are made, first, the aggregate amount available for distribution in reduction of the Current Principal Amount of the Insured Certificates will be applied to repay the Rounding Amount withdrawn from the Rounding Account on the prior Distribution Date and then, the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and such determined Rounding Amount will be added to the amount that is available for distribution in reduction of the Current Principal Amount of the Insured Certificates. Any funds remaining in the Rounding Account after the Current Principal Amount of the Insured Certificates is reduced to zero shall be distributed to the Class I-R Certificateholders.

      (b) On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, will be distributed to the Class I-R Certificates; provided, that if on any Distribution Date there are any Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class I-R Certificates.

      (c) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

      (d) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount or Notional Amount of such Certificate has been reduced to zero.

      (e) If on any Distribution Date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates (other than the Class I-PO Certificates) in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

      (f) The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the REMICs.

      (g) On each Distribution Date, an amount, up to the amount of the Subgroup 1 Principal Distribution Amount for that Distribution Date, will be distributed as principal as follows:

      (1) to the Class I-R Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero;

      (2) to the Class I-A-5 Certificates and Class I-A-8 Certificates, the Lockout Principal Amount, concurrently on a pro rata basis based on the Current Principal Amount of each such Class, in reduction of the Current Principal Amounts thereof, until the Current Principal Amounts thereof have been reduced to zero;

      (3) an amount equal to the lesser of (a) $17,400 and (b) the balance of the Subgroup 1 Principal Distribution Amount remaining after the distributions, if any, described under clause (2) above, to the Class I-A-3 Certificates, for each Distribution Date commencing on the Distribution Date in February 2008, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero;

      (4) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, sequentially, in that order, in each case in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero; and

      (5) to the Class I-A-5 Certificates and Class I-A-8 Certificates, concurrently on a pro rata basis based on the Current Principal Amount of each such class, in reduction of the Current Principal Amounts thereof, until the Current Principal Amounts thereof have been reduced to zero.

      (h) On each Distribution Date, an amount, up to the amount of the Subgroup 2 Principal Distribution Amount for that Distribution Date, will be distributed as principal, to the Class I-A-6 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero

      (i) In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Master Servicer Collection Account pursuant to Section 4.02. If, after taking into account such Subsequent

Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Current Principal Amount of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to Section 6.03. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Current Principal Amount of the Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to Section 6.03. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Current Principal Amount of each Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

      Section 6.02 Distributions on the Re-REMIC Certificates.

      (a) On each Distribution Date, based on the statement for such Distribution Date furnished by the Securities Administrator pursuant to Section 6.05(c) hereof, the Trustee shall distribute the interest portion of Re-REMIC Available Funds to the Certificateholders in the following order of priority:

            (i) On each Distribution Date, the Trustee shall distribute the interest portion of net Re-REMIC Available Funds to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 Certificateholders, pro rata, in an amount equal to one month's interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the then outstanding Certificate Principal Balance of such Certificates for such Distribution Date plus any interest thereon remaining unpaid from any previous Distribution Dates;

      (b) On each Distribution Date, the Trustee shall distribute the principal portion of Available Funds to the Class II-A Certificateholders in the following order of priority:

            (i) to the Class II-A-5 Re-REMIC Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in an amount equal to the Re-REMIC Lockout Principal Amount; and

            (ii) to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and II-A-5 Certificates, in the following manner and order of priority:

                  (a) first, to the Class II-A-1 Certificates and Class II-A-2
            Certificates, concurrently on a pro rata basis, based on their respective Certificate Principal Balances, in reduction of the Certificate Principal Balances of such Classes until reduced to zero;

                  (b) second, to the Class II-A-3 Certificates and Class II-A-4
            Certificates, sequentially, in that order, in each case in reduction of the Certificate Principal Balance of such Class until reduced to zero; and

                  (c) third, to the Class II-A-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

      Section 6.03 Allocation of Losses.

      (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the Servicer.

      (b) Realized Losses with respect to a Mortgage Loan will be allocated on a pro rata basis between the I-PO Percentage of the Scheduled Principal Balance of such Mortgage Loan and the Non-PO Percentage of such Scheduled Principal Balance.

      (c) On each Distribution Date, the I-PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class I-PO Certificate Cash Shortfall will be allocated to the Principal Only Certificates until the Current Principal Amount of those Principal Only Certificates is reduced to zero. With respect to any Distribution Date through the Cross-Over Date, the aggregate of all amounts so allocable to a class of Principal Only Certificates on such date in respect of any Realized Losses and any related Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such Realized Losses or Class I-PO Certificate Cash Shortfall and not distributed on prior Distribution Dates will be the Class I-PO Certificate Deferred Amount." To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class I-PO Certificate Deferred Amount for the Class I-PO Certificates will be made in accordance with priority sixth of Section 6.01(a)(i). No interest will accrue on the Class I-PO Certificate Deferred Amount. On each Distribution Date through the Cross-Over Date, the Current Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will be reduced by the amount of any distributions in respect of any Class I-PO Certificate Deferred Amount on such Distribution Date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class I-PO Certificate Cash Shortfalls allocable to the Principal Only Certificates will not be added to, the Class I-PO Certificate Deferred Amount.

      (d) The Non-PO Percentage of the principal portion of Realized Losses on the Mortgage Loans will be allocated on any Distribution Date as follows: first, to the Class I-B-6 Certificates; second, to the Class I-B-5 Certificates; third, to the Class I-B-4 Certificates; fourth, to the Class I-B-3 Certificates; fifth, to the Class I-B-2 Certificates; and sixth, to the Class I-B-1 Certificates, in each case until the Current Principal Amount of such class has been reduced to zero. The applicable Non-PO Percentage of the principal portion of any Excess Loss for any Distribution Date will be allocated pro rata among all outstanding Classes of Mortgage Pass-Through Certificates (other than the Principal Only Certificates and the Interest Only Certificates) based on their Current Principal Amounts. Once the Subordinate Certificates have been reduced to zero, the principal portion of Realized Losses on the Mortgage Loans (if any) will be allocated on a pro rata basis to the remaining Senior Certificates (other than the Interest Only Certificates).

      (e) Notwithstanding the foregoing clause (d), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Mortgage Pass-Through Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Mortgage Pass-Through Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Mortgage Loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limit").

      (f) Any Realized Losses allocated to a Class of Mortgage Pass-Through Certificates shall be allocated among the Certificates of such Class (other than the Interest Only Certificates) in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

      (g) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

      (h) On each Distribution Date, the Securities Administrator shall determine and notify the Trustee in writing of the Subordinate Certificate Writedown Amount. Any Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Cross-Over Date, the Senior Certificates, in accordance with priorities set forth in clause (b) above, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

      (i) Any Net Interest Shortfall will be allocated among the Classes of Mortgage Pass-Through Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Mortgage Pass-Through Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses on the Mortgage Loans will be borne by the Subordinate Certificates, in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans will be allocated to the Senior Certificates to the extent not covered, with respect to the Class I-A-3 Certificates, by the Reserve Fund.

      (j) Any Deficient Valuation will on each Distribution Date be allocated solely to the Subordinate Certificates until the Bankruptcy Coverage Termination Date. The Bankruptcy Loss Amount and the related coverage levels may be reduced or modified upon written confirmation from the related Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the related Rating Agencies (determined without regard to the Policy). Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Any Fraud Loss will on each Distribution Date be allocated solely to the Subordinate Certificates until the Fraud Coverage Termination Date. Any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Subordinate Certificates until the Special Hazard Termination Date.

      (k) Following distributions made on each Distribution Date, the principal portion of any realized losses allocated to the Underlying Certificates will be allocated to the Class II-A Certificates on a pro rata basis, based on the Certificate Principal Balances thereof.

      Section 6.04 Payments.

      (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on written information provided to the Trustee by the Securities Administrator. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or, in the case of the Re-REMIC Certificates, solely on the related Underlying Certificates Payment Date Statement. Neither the Securities Administrator nor the Trustee shall be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

      (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

      Section 6.05 Statements to Certificateholders.

      (a) Concurrently with each distribution to Holders of the Mortgage Pass-Through Certificates, the Securities Administrator shall make available to the parties hereto, Radian, each Rating Agency and each such Holder via the Securities Administrator's internet website as set forth below, a Mortgage Pass-Through Certificates Distribution Report containing the following information with respect to the Mortgage Pass-Through Certificates and the Mortgage Loans, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, or in the case of the class I-R Certificates, an initial Current Principal Amount of $100:

            (i) the Current Principal Amount (or Notional Amount) of each Class of Mortgage Pass-Through Certificates immediately prior to such Distribution Date;

            (ii) the amount of the distribution allocable to principal on each applicable Class of Mortgage Pass-Through Certificates;

            (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

            (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Mortgage Pass-Through Certificates;

            (v) the amount of the distribution allocable to interest on each Class of Mortgage Pass-Through Certificates;

            (vi) the Pass-Through Rates for each Class of Mortgage Pass-Through Certificates with respect to such Distribution Date;

            (vii) the Current Principal Amount (or Notional Amount) of each Class of Mortgage Pass-Through Certificates after such Distribution Date;

            (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Servicers included in such distribution;

            (ix) the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

            (x) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

            (xi) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Principal Prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

            (xii) the number of Mortgage Loans (excluding REO Property) remaining in the Trust Fund as of the end of the related Prepayment Period;

            (xiii) information regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xiv) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

            (xv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

            (xvi) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

            (xvii) the amount of Realized Losses allocated to each Class of Mortgage Pass-Through Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

            (xviii) the Average Loss Severity Percentage;

            (xix) the amount of Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses on such Distribution Date and in the aggregate for all prior Distribution Dates; and

            (xx) the then applicable Subgroup Senior Percentage, Subgroup Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for each Subgroup.

      The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

      The Securities Administrator may make available each month, to any interested party, the Mortgage Pass-Through Certificates Distribution Report to Holders of the Mortgage Pass-Through Certificates via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

      To the extent timely received from the Securities Administrator, the Trustee will also make monthly statements available each month to Certificateholders and Radian via the Trustee's internet website. The Trustee's internet website will initially be located at "www.jpmorgan.com/sfr". Assistance in using the Trustee's website service can be obtained by calling the Trustee's customer service desk at (877) 722-1095.

      (b) By April 30 of each year beginning in 2006, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

      (c) On each Distribution Date, based solely upon the information provided in the related Underlying Certificates Payment Date Statement, the Securities Administrator shall make available on its website at www.ctslink.com a statement with respect to the Re-REMIC Certificates and the Underlying Certificates to each Rating Agency, each Holder of the Re-REMIC Certificates and the Depositor setting forth:

            (i) the Re-REMIC Available Funds payable to the Re-REMIC Certificates for such Distribution Date, separately stating for each Class the amounts being distributed as interest and the amounts, if any, being distributed as principal;

            (ii) the Pass-Through Rate for each Class of Re-REMIC Certificates constituted by the application of the portion of the Re-REMIC Available Funds being paid as interest on the Re-REMIC Certificates of such Class;

            (iii) the Certificate Principal Balance for the Re-REMIC Certificates before and after the Distribution Date to which the statement relates;

            (iv) the Underlying Certificate Balances of the Underlying Certificates, reported separately for each of the Underlying Certificates, immediately preceding and immediately following the preceding Underlying Certificates Payment Date;

            (v) the realized losses and any additional underlying trust expenses, with respect to the Underlying Certificates, reported separately for each of the Underlying Certificates for the preceding Underlying Certificates Payment Date; and

            (vi) delinquencies on the related Underlying Mortgage Loans; reported separately for each of the Underlying Certificates and separately indicating Underlying Mortgage Loans that are 30 to 59, 60 to 89, and 90 plus days delinquent, Underlying Mortgage Loans which are subject to foreclosure or similar proceedings and Underlying Mortgage Loans, the mortgaged properties related to which are currently held as real estate owned;

      Each such statement shall be furnished by the Securities Administrator to the Trustee no later than one Business Day prior to the related Distribution Date. In the case of the information furnished pursuant to clause (i) above, the amount shall also be expressed as a dollar amount per Single Certificate.

      (d) As soon as reasonably practicable following each Distribution Date if received, and in any event no later than one Business Day after the Distribution Date, the Trustee shall make available to the Depositor a copy of each such Underlying Certificates Payment Date Statement and Aggregate Collateral Report received by it from the trustees for the Underlying Certificates. The Trustee shall also mail any specific Underlying Certificates Payment Date Statement or Aggregate Collateral Report if received to a Holder of the Re-REMIC Certificates upon their request and at their expense.

      (e) After the end of each calendar year, beginning with calendar year 2005, but no later than the latest date permitted by law, the Trustee shall prepare and deliver by first class mail to each Person who at any time during the previous calendar year was a Holder of the Re-REMIC Certificates of record a statement containing the information required to be contained in the regular monthly report to Holder of the Re-REMIC Certificates, as set forth in clause
(c) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Holder of the Re-REMIC Certificates. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Securities Administrator pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

      (f) The Trustee shall furnish to each Holder of the Re-REMIC Certificates, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require and at the expense of such Holder of the Re-REMIC Certificates. For purposes of this Section 6.05, the Trustee's duties are limited to the extent that the Trustee receives timely reports as Underlying Certificateholder under the relevant Underlying Documents.

      Section 6.06 Monthly Advances.

      If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master

Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee and Radian (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

      Section 6.07 Compensating Interest Payments.

      The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicers under the related Servicing Agreement with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the Servicers and
(ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

      Section 6.08 Policy Matters.

      (a) If, on the third Business Day before any Distribution Date, the Securities Administrator notifies the Trustee that a Deficiency Amount exists on such Distribution Date, the Trustee shall give notice to Radian and the Fiscal Agent (as defined in the Policy), if any, by telephone or telecopy of the amount of such Deficiency Amount, confirmed in writing by notice substantially in the form of Exhibit A to the Policy by 12:00 noon, New York City time on such third Business Day. The Trustee's responsibility for delivering the notice to Radian as provided in the preceding sentence is contingent upon its receipt of available, timely and accurate information from the Securities Administrator.

      (b) In the event the Trustee receives a certified copy of an order of the appropriate court regarding any Preference Amount (as defined in the Policy), the Trustee shall (i) promptly notify Radian and the Fiscal Agent, if any, and
(ii) comply with the provisions of the Policy to obtain payment by Radian of such Preference Amount. In addition, the Trustee shall mail notice to all Holders of the Class I-A-3 Certificates so affected that, in the event that any such Holder's scheduled payment is a Preference Amount, such Holder will be entitled to payment pursuant to the terms of the Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to Radian and the Fiscal Agent, if any, its records listing the payments on the affected Class I-A-3 Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

      (c) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of

Holders of the Class I-A-3 Certificates (the "Class I-A-3 Policy Payments Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Class I-A-3 Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Policy into the Class I-A-3 Policy Payments Account and distribute such amount only for the purposes of making the payments to Holders of the Class I-A-3 Certificates in respect of the Insured Payment for which the related claim was made under the Policy. Such amounts shall be allocated by the Trustee to Holders of Class I-A-3 Certificates affected by such shortfalls in the same manner as interest and principal payments are to be allocated with respect to such Certificates pursuant to Section 6.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class I-A-3 Certificates from funds in the I-A-3 Policy Payments Account shall be noted as provided in subsection
(e) below. Funds held in the Class I-A-3 Policy Payments Account shall not be invested by the Trustee.

      (d) Any funds received from Radian for deposit into the Class I-A-3 Policy Payments Account pursuant to the Policy in respect of a Distribution Date or otherwise as a result of any claim under the Policy shall be applied by the Trustee directly to the payment in full (i) of the Deficiency Amount due on such Distribution Date on the Class I-A-3 Certificates, or (ii) of other amounts payable under the Policy. Funds received by the Trustee as a result of any claim under the Policy shall be used solely for payment to the Holders of the Class I-A-3 Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Depositor, the Seller, any Servicer, the Securities Administrator, the Master Servicer or the Trust Fund. Any funds remaining in the Class I-A-3 Policy Payments Account on the first Business Day after each Distribution Date shall be remitted promptly to Radian pursuant to the written instruction of Radian.

      (e) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by Radian and deposited into the Class I-A-3 Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class I-A-3 Certificates and (B) the amount of funds available to make distributions on the Class I-A-3 Certificates pursuant to Section 6.01. Radian shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

      (f) The Trustee acknowledges, and each Holder of a Class I-A-3 Certificate by its acceptance of the Class I-A-3 Certificate agrees, that, without the need for any further action on the part of Radian or the Trustee to the extent Radian makes payments, directly or indirectly, on account of principal of or interest on any Class I-A-3 Certificates, Radian will be fully subrogated to the rights of the Holders of such Class I-A-3 Certificates to receive such principal and interest from the Trust Fund. The Holders of the Class I-A-3 Certificates, by acceptance of the Class I-A-3 Certificates, assign their rights as Holders of the Class I-A-3 Certificates to the extent of Radian's interest with respect to amounts paid under the Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining Radian's rights, as applicable, as subrogee for payments distributable pursuant to Section 6.01, any payment with respect to distributions to the Class I-A-3 Certificates which is made with funds received pursuant to the terms of the Policy, shall not be considered payment of the Class I-A-3 Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Current Principal Amount of the Class I-A-3 Certificates as described in this Article VI.

      The Trustee, the Seller, the Depositor and the Master Servicer shall cooperate in all respects with any reasonable request by Radian for action to preserve or enforce Radian's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders of the Mortgage Pass-Through Certificates as otherwise set forth herein.

      (g) Upon a Responsible Officer of the Trustee becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify Radian of such Event of Default.

      (h) The Trustee shall promptly notify Radian of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Seller commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Class I-A-3 Certificates as to which it has actual knowledge. Each Holder of a Class I-A-3 Certificate, by its purchase of Class I-A-3 Certificates, and the Trustee hereby agrees that Radian (so long as no Radian Default (as defined below) exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Radian shall be subrogated to the rights of the Trustee and each Holder of a Class I-A-3 Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

      (i) The Master Servicer shall designate a Radian Contact Person who shall be available to Radian to provide reasonable access to information regarding the Mortgage Loans. The initial Radian Contact Person is to the attention of Client Manager - Prime 2005-1.

      (j) The Trustee shall promptly surrender the Policy to Radian for cancellation upon the reduction of the Current Principal Amount of the Class I-A-3 Certificates to zero.

      (k) The Trustee shall send or otherwise make available to Radian any statements or communications sent or made available by the Trustee to Holders of the Class I-A-3 Certificates including, without limitation, statements prepared pursuant to Section 6.05, 8.03 and 9.12, in each case at the same time such reports, statements and communications are otherwise sent.

      (l) For so long as there is not a continuing default by Radian under its obligations under the Policy (a "Radian Default"), each Holder of a Class I-A-3 Certificate agrees that Radian shall be treated by the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as if Radian were the Holder of all Class I-A-3 Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or


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the exercise of any voting or other control rights otherwise given the Holders of the Class I-A-3 Certificates hereunder without any further consent of the Holders of the Class I-A-3 Certificates and such holders shall not exercise such rights without the prior written consent of Radian.

      With respect to this Section 6.08, (i) the terms "Receipt" and "Received" shall mean actual delivery to Radian and Radian's Fiscal Agent, if any, received prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. Radian or its Fiscal Agent, if any, shall promptly so advise the Trustee and the Trustee may submit an amended notice and (ii) "Business Day" means any day other than (A) a Saturday or Sunday, (B) a day on which Radian is closed or (C) a day on which banking institutions in the City of New York, New York, or in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

      Section 6.09 Reserve Fund.

      The Reserve Fund will be maintained by the Trustee in a separate account. The Reserve Fund will be beneficially owned by Bear, Stearns & Co. Inc. and will not be an asset of the REMICs. The Trustee shall make a withdrawal on each Distribution Date from amounts on deposit in the Reserve Fund, to the extent funds are available therein, to cover any Prepayment Interest Shortfalls allocated to the Class I-A-3 Certificates that were not offset by Compensating Interest Payments and any Interest Shortfalls relating to the application of the Relief Act allocated to the Insured Certificates. The Trustee shall distribute such amounts withdrawn from the Reserve Fund to the Class I-A-3 Certificateholders on such Distribution Date in the same manner as interest payments are to be allocated with respect to the Class I-A-3 Certificates pursuant to Section 6.01. The balance of any amount remaining in the Reserve Fund on the Distribution Date on which the Current Principal Amount of the Class I-A-3 Certificates has been reduced to zero will be distributed to Bear, Stearns & Co. Inc. No later than the Closing Date, the Trustee will establish and maintain the Reserve Fund. On the Closing Date the Bear, Stearns & Co. Inc. shall deposit with the Trustee, and the Trustee shall deposit into the Reserve Fund, cash in an amount equal to $20,000.

      Section 6.10 Rounding Account.

      (a) No later than the Closing Date, the Trustee will establish and maintain with itself a segregated trust account that is an Eligible Account, which shall be titled "Rounding Account, JPMorgan Chase Bank N.A., as trustee for the registered holders of Prime Mortgage Trust 2005-1, Mortgage Pass-Through Certificates, Series 2005-1, Class I-A-3." On the Closing Date, Bear, Stearns & Co. Inc. shall deposit with the Trustee, and the Trustee shall deposit into the Rounding Account, cash in an amount equal to $999.99.

      (b) The Trustee on each Distribution Date shall, based upon information provided to it by the Master Servicer for the related Distribution Date, withdraw funds from the Rounding Account to pay the Rounding Amount to the Certificate Owners of the Insured Certificates pursuant to Section 6.01. In addition, the Trustee on each Distribution Date shall, based upon


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information provided to it by the Master Servicer for the related Distribution
Date, withdraw funds from the Distribution Account to repay to the Rounding Account the Rounding Amount from the prior Distribution Date as contemplated in
Section 6.01.

      Section 6.11 Principal Distributions on the Insured Certificates.

      Distributions in reduction of the Current Principal Amount of the Insured Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Insured Certificates and at the request of Living Owners of such Insured Certificates or by mandatory distributions by Random Lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (e) below.

      (a) On each Distribution Date on which distributions in reduction of the Current Principal Amount of the Insured Certificates are made, such distributions will be made through the Depository in the following priority among the Certificate Owners of the Insured Certificates:

                  (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate amount of $100,000 per request; and

                  (ii) any request by a Living Owner, but not exceeding an aggregate amount of $10,000 per request.

      Thereafter, distributions will be made, with respect to the Insured Certificates, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the Certificate Owners of the Insured Certificates until all such requests have been honored.

      Requests for distributions in reduction of the Current Principal Amount of the Insured Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Depository. Requests for distributions in reduction of the Current Principal Amount of the Insured Certificate presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause
(i) above have been honored. All requests for distributions in reduction of the Current Principal Amount of the Insured Certificates will be accepted in accordance with the provisions set forth in Section 6.11(c). All requests for distributions in reduction of the Current Principal Amount of the Insured Certificates with respect to any Distribution Date must be received by the Depository and on the Depository's "participant terminal system" and received by the Trustee no later than the close of business on the related Record Date. Requests for distributions that are on the Depository's participant terminal system and received by the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the Current Principal Amount of Insured Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until such request is accepted or is withdrawn as provided in Section 6.11(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the related Insured Certificate, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of the beneficial ownership of the Insured Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 6.11(c) on the Depository's participant terminal system.

      Distributions in reduction of the Current Principal Amount of the Insured Certificates will be applied in an amount equal to the Subgroup Principal Distribution Amount allocable to such Class pursuant to Section 6.01(a)(i), plus, with respect to the Insured Certificates, any amounts available for distribution from the Rounding Account established as provided in Section 6.10, provided that the aggregate distribution in reduction of the Current Principal Amount of the Insured Certificates on any Distribution Date shall be made in an integral multiple of $1,000.

      To the extent that the portion of the Subgroup Principal Distribution Amount allocable to distributions in reduction of the Current Principal Amount of the Insured Certificates on any Distribution Date exceeds the aggregate Current Principal Amount of the Insured Certificates with respect to which distribution requests, as set forth above, have been received (plus any amounts required to be distributed pursuant to the Rounding Account with respect to the Insured Certificates), distributions in reduction of the Current Principal Amount of the Insured Certificates will be made by mandatory distribution pursuant to Section 6.11(d).

      (b) An Insured Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 6.11 if the death of the Certificate Owner thereof is deemed to have occurred. Insured Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner, and the Insured Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Current Principal Amount thereof, subject to the limitations stated above. Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Insured Certificates, as applicable, owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Insured Certificates will be deemed to be the death of the Certificate Owner of the Insured Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Certificate beneficial interests shall include the power to sell, transfer or otherwise dispose of an Insured Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Current Principal Amount of the Insured Certificates, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Certificate Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 6.11(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Holders in Section 6.11(a).

      (c) Requests for distributions in reduction of the Current Principal Amount of Insured Certificates must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner's interest in Insured Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant shall forward a certification, satisfactory to the Trustee, certifying the death of the Deceased Holder and the receipt of the appropriate death and tax waivers. The Depository Participant should in turn make the request of the Depository (or, in the case of an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on the Depository's participant terminal system. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Depositor, the Seller, the Master Servicer, the Securities Administrator, Radian or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

      The Depository shall maintain a list of those Depository Participants representing the appropriate Certificate Owners of Insured Certificates that have submitted requests for distributions in reduction of the Current Principal Amount of Insured Certificates, together with the order of receipt and the amounts of such requests on the Depository's participant terminal system. The Depository will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 6.11(a) above). The Trustee shall notify the Depository as to which requests should be honored on each Distribution Date at least two Business Days prior to such Distribution Date based on the report received by the Trustee pursuant to Section 4.05(c) and shall notify the Depository as to the amount of the Subgroup Principal Distribution Amount to be distributed to the Insured Certificates by Random Lot pursuant to Section 6.11(d). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 6.11. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

      Individual Insured Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

      Any Certificate Owner of an Insured Certificate that has requested a distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner's account. In the event that such account is maintained by an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must forward the withdrawal of such request on the Depository's participant terminal system. If such withdrawal of a request for distribution has not been received on the Depository's participant terminal system on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Current Principal Amount of the Insured Certificates on such Distribution Date.

      In the event any requests for distributions in reduction of the Current Principal Amount of the Insured Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 6.11, the Trustee shall return such request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

      (d) To the extent, if any, that distributions in reduction of the Current Principal Amount of the Insured Certificates on a Distribution Date exceed the outstanding Current Principal Amount of the Insured Certificates with respect to which distribution requests have been received by the related Record Date, as provided in Section 6.11(a) above, the additional distributions in reduction of the Current Principal Amount of the Insured Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Insured Certificates will be made by Random Lot in accordance with the then-applicable Random Lot procedures of the Depository, the Depository Participants and the Indirect Depository Participants representing the Certificate Owners. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Current Principal Amount of the Insured Certificates to be made on any such Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Individual Insured Certificates from among those held in its accounts to receive mandatory distributions in reduction of the Current Principal Amount of the Insured Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants that hold Insured Certificates selected for mandatory distributions in reduction of the Current Principal Amount thereof are required to provide notice of such mandatory distributions to the affected Certificate Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the Current Principal Amount of the Insured Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the letter of representations dated the Closing Date among the Company, the Trustee and the Depository.

      (e) Notwithstanding any provisions herein to the contrary, on any Distribution Date on which (i) any Realized Losses are allocated to the Insured Certificates and (ii) a Radian Default has occurred and/or is continuing, distributions in reduction of the Current Principal

Amount of the Insured Certificates will be made pro rata on the basis of their respective percentage interests with the respect to the Insured Certificates among the Certificate Owners of the Insured Certificates and will not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by this Section 6.11 or mandatory distributions by Random Lot.

      (f) In the event that Definitive Certificates representing the Insured Certificates are issued pursuant to Section 5.01, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Current Principal Amount of such Insured Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Insured Certificates, with the provisions of this Section 6.11.

                                  ARTICLE VII
                              The Master Servicer-

      Section 7.01 Liabilities of the Master Servicer.

      The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

      Section 7.02 Merger or Consolidation of the Master Servicer.

      (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Mortgage Pass-Through Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

      (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 7.03 Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

      (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement with respect to the Mortgage Loans and the Mortgage Pass-Through Certificates, the Servicing Agreements, the Assignment Agreement or the Mortgage Pass-Through Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after the Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Master Servicer's failure to receive any such notice shall not affect the Indemnified Person right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

      (b) With respect to the Underlying Certificates and Re-REMIC Certificates, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Re-REMIC Fund and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Re-REMIC Certificates or (c) the performance of any of the Trustee's duties hereunder, including, but not limited to, liability resulting from information distributed by the Trustee concerning the characterization, for tax purposes, of distributions made by the Re-REMIC Fund, other than any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of, or omission to perform, any of the Trustee's duties hereunder. The Mortgage Fund shall indemnify the Trustee and any director, officer, employee or agent of the Trustee for any loss liability or expense incurred by such party in connection with the provisions of the last sentence of Section 2.01(c) hereof. The indemnities in this clause (b) shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

      (c) The Mortgage Fund will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer's indemnification pursuant to Subsection (a) above.

      Section 7.04 Limitations on Liability of the Master Servicer and Others.

      Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

      (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Mortgage Fund or the Holders of the Mortgage Pass-Through Certificates for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

      (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian, and the Trustee to the extent it becomes party to the Servicing Agreement pursuant to Section 3.03, and any director, officer, employee or agent of the Trustee, shall be indemnified by the Mortgage Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Mortgage Pass-Through Certificates or the related Servicing Agreement (except to the extent that the Master Servicer or Trustee, as the case may be, is indemnified by the

Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

      (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders of the Mortgage Pass-Through Certificates hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Mortgage Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

      (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

      Section 7.05 Master Servicer Not to Resign.

      Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured; provided, however, in the event that the Securities Administrator resigns or is terminated or removed in accordance with the provisions hereof, the Master Servicer shall resign. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee and Radian to such effect delivered to the Trustee and Radian. No such resignation by the Master Servicer shall become effective until the Company or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies and Radian of the resignation of the Master Servicer.

      Section 7.06 Successor Master Servicer.

      In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

      Section 7.07 Sale and Assignment of Master Servicing.

      The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency and Radian shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Mortgage Pass-Through Certificates (determined without regard to the Policy) in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and Radian an Officer's Certificate and an Opinion of Independent Counsel addressed to the Trustee and Radian, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.


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                                  ARTICLE VIII
                                     Default

      Section 8.01 Events of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

            (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

            (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Holders of the Mortgage Pass-Through Certificates, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Mortgage Pass-Through Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

            (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

            (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

            (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or


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

            (vi) The Master Servicer fails to deposit or cause to be deposited, in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Mortgage Pass-Through Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of the Mortgage Pass-Through Certificates), with a copy to the Rating Agencies and Radian, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Pass-Through Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. All reasonable and properly documented costs and expenses incurred by the Trustee in connection with such transfer shall be reimbursed to the Trustee by the Master Servicer within 30 days of request therefor or, if the Master Servicer fails to pay any such amount, reimbursed from amounts on deposit in the Distribution Amount. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

      Notwithstanding the foregoing, if an Event of Default described in clause
(vi) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Holder of the Mortgage Pass-Through Certificates or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any


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

Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

      Section 8.02 Trustee to Act; Appointment of Successor.

      (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to
Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (including the requirement to make Monthly Advances pursuant to Section 6.06); provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Mortgage Pass-Through Certificates (determined without regard to the Policy) will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

      Section 8.03 Notification to Certificateholders.

      Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Holders of the Mortgage Pass-Through Certificates at their respective addresses appearing in the Certificate Register and to the Rating Agencies and Radian.

      Section 8.04 Waiver of Defaults.

      The Trustee shall transmit by mail to all Holders of the Mortgage Pass-Through Certificates, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. The Holders of Mortgage Pass-Through Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Holders of the Mortgage Pass-Through Certificates, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Mortgage Pass-Through Certificates, which default may only be waived by Holders of Mortgage Pass-Through Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies and Radian.

      Section 8.05 List of Certificateholders.

      Upon written request of three or more Holders of Mortgage Pass-Through Certificates of record, for purposes of communicating with other Holders of Mortgage Pass-Through Certificates with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of related Certificateholders held by the Trustee.


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

                                   ARTICLE IX
             Concerning the Trustee and the Securities Administrator

      Section 9.01 Duties of Trustee and Securities Administrator.

      (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

      (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

      (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the related Certificateholders from funds in the Distribution Account or Re-REMIC Certificate Account, as applicable, as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

      (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

            (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Mortgage Pass-Through Certificates or Re-REMIC Certificates, as applicable, evidencing Fractional Undivided Interests aggregating not less than 25% of the portion of the Trust Fund related to such Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

            (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

            (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

            (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

            (vii) None of the Securities Administrator, the Depositor, the Company or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

            (viii) Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

      (e) All funds received by the Master Servicer and the Trustee and required to be deposited in the Master Servicer Collection Account, Distribution Account or Re-REMIC Certificate Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Trustee.

      (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

      Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator.

      Except as otherwise provided in Section 9.01:

            (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Depositor, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

            (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Mortgage Pass-Through Certificates or Re-REMIC Certificates, as applicable, evidencing Fractional Undivided Interests aggregating not less than 25% of the portion of the Trust Fund related to such Certificates, and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the related Certificateholders requesting the investigation;

            (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

            (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

            (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

            (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

            (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

      Section 9.03 Trustee and Securities Administrator Not Liable for Mortgage Pass-Through Certificates, Re-REMIC Certificates, Mortgage Loans or Underlying Certificates.

      The recitals contained herein and in the Mortgage Pass-Through Certificates and Re-REMIC Certificates (other than the signature and countersignature of the Trustee on such Certificates) shall be taken as the statements of the Depositor, and neither the Trustee, nor the Custodian on its behalf, nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Mortgage Pass-Through Certificates and Re-REMIC Certificates (other than the signature and countersignature of the Trustee on the such Certificates) or of any Mortgage Loan; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Mortgage Pass-Through Certificates and Re-REMIC Certificates shall be solely in its capacity as Trustee and shall not constitute the Mortgage Pass-Through Certificates and Re-REMIC Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Mortgage Pass-Through Certificates and Re-REMIC Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Mortgage Pass-Through Certificates and Re-REMIC Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of either Trust Fund, or any portion of either Trust Fund or its ability to make the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing statement or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

      Section 9.04 Trustee and Securities Administrator May Own Certificates.

      The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

      Section 9.05 Trustee's and Securities Administrator's Fees and Expenses.

      The fees of the Trustee shall be paid in accordance with a side letter agreement between the Trustee and the Master Servicer. With respect to the Mortgage Fund, the Securities Administrator shall be entitled to receive a fee payable by the Master Servicer and as agreed to between the Securities Administrator and the Master Servicer in a separate agreement. With respect to the Re-REMIC Fund, the Securities Administrator shall be entitled to receive on each Distribution Date the Securities Administration Fee for such Distribution Date. In addition, the Trustee and the Securities Administrator will be entitled to recover, from the Distribution Account pursuant to Section 4.05 with respect to the Mortgage Pass-Through Certificates and from the Re-REMIC Certificate Account pursuant to Section 4.07 with respect to the Re-REMIC Certificates, all reasonable out-of-pocket expenses, indemnification payments, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the related Certificateholders. If funds in the Distribution Account or Re-REMIC Certificate Account, as applicable, are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

      Section 9.06 Eligibility Requirements for Trustee and Securities Administrator.

      The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P or Fitch Ratings with respect to their long-term rating and rated "BBB" or higher by S&P or Fitch Ratings and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

      The Securities Administrator (i) may not be the Seller, an originator of any of the Mortgage Loans, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of Wells Fargo, N.A., (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization,


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

and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's, or such other rating as is acceptable to Fitch as provided in writing. If no successor Securities Administrator shall have been appointed by the Depositor and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator. In such event, the Trustee shall assume all of the rights and obligations of the Securities Administrator hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the predecessor Securities Administrator or any acts or omissions of the predecessor Securities Administrator hereunder or (ii) deemed to have made any representations and warranties of the Securities Administrator made herein. The Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Securities Administrator until such time as the Trustee may be required to act as successor Securities Administrator pursuant to this Section 9.06 and thereupon only for the acts or omissions of the Trustee as successor Securities Administrator.

      The Trustee or successor Securities Administrator shall be entitled to be reimbursed from the Master Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Securities Administrator from the predecessor Securities Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all Securities Administrator data as may be required by the Trustee or successor Securities Administrator to correct any errors or insufficiencies in such Securities Administrator data or otherwise to enable the Trustee or successor Securities Administrator to perform the duties of the Securities Administrator properly and effectively.

      Section 9.07 Insurance.

      The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance,
(ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

      Section 9.08 Resignation and Removal of the Trustee and Securities Administrator.

      (a) The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of


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which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

      (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

      (c) The Holders of Mortgage Pass-Through Certificates or Re-REMIC Certificates, as applicable, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates, may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator for the related Trust Fund by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. In the event that the Trustee or Securities Administrator is removed by the Holders of Mortgage Pass-Through Certificates or Re-REMIC Certificates in accordance with this
Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable to a successor Trustee or successor Securities Administrator, in excess of the amount paid to the predecessor Trustee or predecessor Securities Administrator, as applicable.

      (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

      Section 9.09 Successor Trustee and Successor Securities Administrator.

      (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

      (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

      (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies and Radian. The Company shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

      Section 9.10 Merger or Consolidation of Trustee or Securities
Administrator.

      Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 9.11 Appointment of Co-Trustee or Separate Trustee.

      (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

      (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

      (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

      (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

      (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Section 9.12 Federal Information Returns and Reports to
Certificateholders; REMIC Administration.

      (a) For federal income tax purposes, the taxable year of each REMIC shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

      (b) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each REMIC, each Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 300% PSA). The Securities Administrator will apply for an Employee Identification Number from the Internal Revenue Service under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, Internal Revenue Service Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2005 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class I-R Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treasury Regulation Section 1.860F-4(d)) for REMIC I, the Holder of the Class I-R Certificate (in respect of the Class R-II Interest) is hereby designated as the "Tax Matters Person" for REMIC II, and the Holder of the Class I-R Certificate (in respect of the Class R-III Interest) is hereby designated as the "Tax Matters Person" for REMIC III. The Holder of the Class II-R Certificate (in respect of the Class II-R Interest) is hereby designated as the "Tax Matters Person" (within the meaning of Treasury Regulation Section 1.860F-4(d)) for REMIC IV. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in their sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a Tax Matters Person, including designation of the Holder of a Residual Certificate to sign such returns or act as Tax Matters Person. Each Holder of a Residual Certificate shall be bound by this Section.

      (c) The Securities Administrator shall provide upon request and receipt of reasonable compensation such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

      (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

      (e) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest, original issue discount or principal on the Certificates that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest, original issue discount payments or principal or advances thereof to any Certificateholder pursuant to Federal withholding requirements, the Trustee or the Securities Administrator shall, together with their monthly report to such Certificateholders, indicate such amount withheld.

      (f) The Trustee and the Securities Administrator agree to indemnify the applicable Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by such Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several, and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify either Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

                                    ARTICLE X
                                   Termination

      Section 10.01 Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the Mortgage Loans.

      (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created hereby with respect to the Mortgage Fund and the Mortgage Pass-Through Certificates, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth and the indemnification obligations under Section 7.03 hereof, shall terminate upon:

            (i) the repurchase by or at the direction of the Depositor or its designee of all of the Mortgage Loans and all related REO Property remaining in the Trust at a price (in each case, the "Termination Purchase Price") equal to the sum of (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor plus payment due Radian of all Radian Reimbursement Amounts, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans prior to the exercise of such repurchase right and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05; or

            (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Mortgage Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

            (iii) the payment to the Mortgage Pass-Through Certificateholders and Radian of all amounts required to be paid to them pursuant to this Agreement.

      (b) In no event, however, shall the Mortgage Fund created hereby continue beyond the earlier of (i) the "latest possible maturity date" specified in
Section 5.01(d) or (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

      (c) The right of the Depositor or its designee to repurchase all the assets of the Mortgage Fund as described in Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-Off Date Balance, or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator, has determined that the REMIC status of REMIC I, REMIC II or REMIC III has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Depositor may elect to terminate REMIC I, REMIC II or REMIC III at any time, and upon such election, the Depositor or its designee, shall repurchase all the assets of the Mortgage Fund described in Subsection 10.01(a)(i) above.

      (d) The Trustee shall give notice of any termination to the Mortgage Pass-Through Certificateholders, with a copy to the Master Servicer, the Securities Administrator, Radian and the Rating Agencies, upon which the Mortgage Pass-Through Certificateholders shall surrender their Mortgage Pass-Through Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Mortgage Pass-Through Certificates will be made upon presentation and surrender of the Mortgage Pass-Through Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Mortgage Pass-Through Certificates at the office of the Trustee therein specified.

      (e) If the option of the Depositor to repurchase or cause the repurchase of all the assets in the Mortgage Fund as described in Subsection 10.01(a)(i) above, is exercised, the Depositor and/or its designee shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price. Upon presentation and surrender of the Mortgage Pass-Through Certificates by the Mortgage Pass-Through Certificateholders, the Trustee shall distribute to such Certificateholders as directed by the Securities Administrator in writing an amount determined as follows: with respect to each Mortgage Pass-Through Certificate (other than the Interest Only Certificates and the Class I-R Certificates), the outstanding Current Principal Amount, plus with respect to each Mortgage Pass-Through Certificate (other than the Class I-R Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the Class I-R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class I-R Certificates). If the proceeds with respect to the Mortgage Loans are not sufficient to pay all of the Senior Certificates in full, any such deficiency shall be allocated first, to the Subordinate Certificates, in inverse order of their numerical designations and then to the Senior Certificates on a pro rata basis. Upon deposit of the Termination Purchase Price and following such final Distribution Date, the Trustee shall release promptly to the Depositor and/or its designee the Mortgage Files for the remaining Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Mortgage Pass-Through Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Depositor.

      (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in the Master Servicer Collection Account. Upon the presentation and surrender of the Mortgage Pass-Through Certificates, the Trustee shall distribute to the remaining Mortgage Pass-Through Certificateholders, pursuant to the written direction of the Securities Administrator and in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Master Servicer Collection Account and the Distribution Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(f).

      (g) If not all of the Mortgage Pass-Through Certificateholders shall surrender their Mortgage Pass-Through Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Mortgage Pass-Through Certificateholders to surrender their Mortgage Pass-Through Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Mortgage Pass-Through Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Mortgage Pass-Through Certificateholders concerning surrender of their Mortgage Pass-Through Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

      Section 10.02 Termination of Re-REMIC Fund.

      (a) The respective obligations and responsibilities of the Depositor, the Trustee and the Securities Administrator created hereby with respect to the Re-REMIC Certificates (other than the obligation to make certain payments and to send certain notices to related Certificateholders as hereinafter set forth and the indemnification obligations under Section 7.03 hereof) shall terminate upon the payment (or provision for payment) to the Holders of the Re-REMIC Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder (i) on the Distribution Date in September 2035; or
(ii) if earlier, on the second Distribution Date following the Assumed Final Distribution Date and distribution has been made by the Trustee to related Certificateholders with respect to the last Class of Re-REMIC Certificates then outstanding; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the "latest possible maturity date" specified in Section 5.01(d) or (ii) the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      (b) If the Underlying Principal Balances of the Underlying Certificates have not been reduced to zero by the Underlying Certificates Payment Date in September 2035, the Trustee will notify each related Certificateholder in accordance with Section 11.07 and seek instructions from each such Certificateholder as to whether such Certificateholder wishes to receive its Percentage Interest of the Underlying Certificates in kind or the cash proceeds of the sale thereof on the Distribution Date in September 2035. To the extent consistent with minimum denominations, the Trustee will sell in accordance with the procedures set forth below the Underlying Certificates as to which Certificateholders have requested the sale or as to which Certificateholders have not responded by the date indicated by the Trustee and on the following Distribution Date distribute as interest such proceeds or to those who have so requested, their Percentage Interests of the Underlying Certificates. In conducting the sale of some or all of the Underlying Certificates, the Trustee will use its best efforts to sell such Underlying Certificates at the highest bid obtained from three dealers (which may include affiliates of the Depositor) then active in the market for securities comparable to the Underlying Certificates (or such lesser number as may then be active). In the event that the Trustee is able to obtain a bid from only one active dealer, then the Trustee may in such event obtain an opinion (a "FMV Opinion") of an investment banking firm of national reputation (which may be an affiliate of the Depositor) to determine whether such bid is at least equal to the fair market value of such Underlying Certificates. Any FMV Opinion shall be obtained at the expense of the requesting Certificateholder, and in no event shall be an expense of the Trustee or the Trust Fund. If it is not at least equal to the fair market value of the Underlying Certificates, the Trustee shall consult with the Certificateholders whose Percentage Interests of the Underlying Certificates were being sold as to whether, based on the available price, they would prefer receipt of such Underlying Certificates in kind and shall sell or deliver in kind in accordance with instructions received and if none are received from a Certificateholder, the Trustee shall sell the applicable Underlying Certificates to the party who provided the bid. In the event that the Trustee is unable to obtain a bid from any active dealer, then the Trustee may sell the Underlying Certificates it then holds to any party at the first bid; provided, however, that the Trustee may in such event obtain a FMV Opinion, and if such bid is not at least equal to the fair market value of such Underlying Certificates as stated in such FMV Opinion, the Trustee shall consult with the Certificateholders whose Percentage Interests of the Underlying Certificates were being sold as to whether, based on the available price, they would prefer receipt of such Underlying Certificates in kind and shall sell or deliver in kind in accordance with instructions received and if none are received from a Certificateholder, the Trustee shall sell the applicable Underlying Certificates to the party who provided the bid. Notwithstanding the foregoing, any purchaser of such Underlying Certificates must be an eligible transferee pursuant to the terms of the related Underlying Documents. Any expenses of the Trustee incurred in connection with the provisions of this Section 10.02(b) shall be reimbursed to the Trustee from the proceeds of the sale of the Underlying Certificates, or to the extent not covered, from the Re-REMIC Fund in accordance with Section 4.07 hereof and otherwise from the Depositor.

      (c) Whenever the Securities Administrator determines, on the basis of Underlying Certificates Payment Date Statements or a notice to the Underlying Certificateholder, that the final distribution on the related Re-REMIC Certificates (which may include in accordance with

Section 10.02(b) a distribution in kind of the related Underlying Certificates) will be made, the Securities Administrator shall give notice thereof to the Trustee and the Trustee shall give notice to the Re-REMIC Certificateholders, specifying the Distribution Date upon which the related Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, as soon as practicable but in no event later than 5 Business Days prior to the Final Distribution Date specifying (i) the Distribution Date upon which final payment on the applicable Certificates will be made or transfer of the related Underlying Certificates will be effected upon presentation and surrender of such Certificates at the office or agency appointed by the Trustee for that purpose,
(ii) the amount of any such final payment or related Underlying Certificates to be distributed, identified by maturity and principal amount, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable with respect to the Certificates to be surrendered and that payments shall be made or the related Underlying Certificates transferred only upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified. Upon presentation and surrender of related Certificates, the Trustee shall cause to be distributed to the related Certificateholders an amount, if a distribution of cash, equal to the amount otherwise distributable on such Distribution Date, or if a distribution in kind, in the case of Underlying Certificates, to submit for transfer to be delivered in physical form, to be registered in such name as to which it shall receive written direction; provided, that no Underlying Certificates shall be transferred to a Certificateholder until they furnish acceptable proof to the Trustee that they have complied with all relevant transfer provisions of the related Underlying Documents.

      (d) With respect to the related Certificates, any funds or Underlying Certificates not distributed on the Final Distribution Date, because of the failure of any applicable Certificateholders to tender their Certificates, shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, and the related Trust Fund shall terminate with respect to such Certificates. If any Certificates as to which notice of the final distribution has been given pursuant to this Section 10.02 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering related Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds or the related Underlying Certificates held, the final distribution with respect thereto. If within one year after the second notice any related Certificate shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, take reasonable steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting related Certificateholders shall be paid out of the assets which remain held for the benefit of such Certificateholders. If within two years after the second notice any related Certificates shall not have been surrendered for cancellation, the Trustee shall pay or transfer to the Depositor all amounts or Underlying Certificates distributable to the Holders thereof and the Depositor shall thereafter hold such amounts or Underlying Certificates for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 10.02.

      (e) The Trustee shall notify the Rating Agency following the final payment to a Re-REMIC Certificate.

      Section 10.03 Additional Termination Requirements with respect to the Mortgage Pass-Through Certificates.

      (a) If the option of the Depositor to repurchase all of the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Mortgage Fund and each related REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and Radian have been furnished with an Opinion of Counsel addressed to the Trustee and Radian to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code on any REMIC or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any regular interests are outstanding:

            (i) within 90 days prior to the final Distribution Date, at the written direction of the Depositor, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each related REMIC in the case of a termination under Subsection 10.01(a)(i), provided to it by the Depositor, which meets the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder;

            (ii) the Depositor shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Mortgage Pass-Through Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Mortgage Fund in accordance with the terms hereof; and

            (iii) at or after the time of adoption of such a plan of complete liquidation of each related REMIC, and at or prior to the final Distribution Date relating thereto, the Trustee shall sell for cash all of the assets of such REMIC to or at the direction of the Depositor, and each related REMIC shall terminate at such time. (b) By their acceptance of the I-R Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related REMIC upon the written request of the Depositor and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each related REMIC. Upon complete liquidation or final distribution of all of the assets of the Mortgage Fund, the related Trust Fund and each related REMIC shall terminate.

      Section 10.04 Additional Termination Requirements with respect to the Re-REMIC Certificates.

      Notwithstanding Section 10.02 hereof, in the event that any right to sell or distribute the Underlying Certificates is exercised, the REMIC related to the Re-REMIC Certificates shall be terminated in its entirety, if the following additional requirements, which are intended to meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code, are met:

      (a) the Trustee shall specify the first day in the 90-day liquidation period in a statement (such statement to be prepared by the Depositor together with a qualified plan of complete liquidation and delivered to the Securities Administrator and the Trustee) attached to the related REMIC's final tax return prepared by the Securities Administrator, pursuant to Treasury Regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder evidenced by an Opinion of Counsel addressed to the Trustee and Securities Administrator (which shall not be an expense of the Trustee); and

      (b) immediately following the making of the final payment on the Re-REMIC Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class II-R Certificates all cash on hand (other than cash retained to meet claims), in the Re-REMIC Fund.

                                   ARTICLE XI
                            Miscellaneous Provisions

      Section 11.01 Intent of Parties.

      The parties intend that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

      Section 11.02 Amendment.

      (a) This Agreement may be amended from time to time by the Company, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, (with the consent of Radian except with respect to any amendment related to the Re-REMIC Certificates) but without notice to or the consent of any of the related Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, addressed to the Trustee and Radian, adversely affect in any material respect the interests of any related Certificateholder (determined without regard to the Policy) or cause any REMIC to fail to qualify as a REMIC for federal income tax purposes as evidenced by an Opinion of Counsel addressed to the Trustee but not at the Trustee's expense.

      (b) With respect to the Mortgage Pass-Through Certificates, this Agreement may also be amended from time to time by the Company, the Master Servicer, the Depositor, the Securities Administrator and the Trustee, (with the consent of Radian) and the Holders of Mortgage Pass-Through Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the related Certificateholders; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Mortgage Pass-Through Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Mortgage Pass-Through Certificates then outstanding, or (iii) cause any related REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Counsel addressed to the Trustee and Radian which shall be provided to the Trustee and Radian other than at the Trustee's expense or Radian's expense. Notwithstanding any other provision of this Agreement, for purposes of giving or withholding of consents pursuant to this first paragraph of Section 11.02(b), Mortgage Pass-Through Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

      With respect to the Re-REMIC Certificates, this Agreement may also be amended from time to time by the Company, the Depositor, the Securities Administrator and the Trustee, and the Holders of Re-REMIC Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Re-REMIC Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the related Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Certificates which are required to be distributed on any Re-REMIC Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Re-REMIC Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Re-REMIC Certificates then outstanding, or (iii) cause any related REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Counsel addressed to the Trustee which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of giving or withholding of consents pursuant to this Section 11.02(b), Re-REMIC Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Re-REMIC Certificates

      (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each related Certificateholder, with a copy to the Rating Agencies and Radian.

      (d) In the case of an amendment under the second paragraph of Subsection 11.02(b) above, it shall not be necessary for the related Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the related Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by related Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

      Section 11.03 Recordation of Agreement.

      To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the

Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

      Section 11.04 Limitation on Rights of Certificateholders.

      (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

      (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 11.05 Acts of Certificateholders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this
Section 11.05.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

      (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

      Section 11.06 Governing Law.

      THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT

REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.07 Notices.

      All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number:
(212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - Prime 2005-1), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Rating Agencies, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: ABS Monitoring Department, and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 (vi) in the case of Radian, Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017, AMSRM@radian.biz, Attention: Chief Risk Officer and Chief Legal Officer (Prime Mortgage Trust 2005-1)or such other address as may be hereafter furnished to the Depositor, Trustee and Master Servicer in writing by Fitch. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

      Section 11.08 Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      Section 11.09 Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      Section 11.10 Article and Section Headings.

      The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      Section 11.11 Counterparts.

      This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

      Section 11.12 Notice to Rating Agencies.

      The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency and Radian with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge: 1. Any material change or amendment to this Agreement or the Servicing Agreements;

      2. The occurrence of any Event of Default that has not been cured;

      3. The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

      4. The repurchase or substitution of Mortgage Loans;

      5. The final payment to Certificateholders; and

      6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

      Section 11.13 Radian Rights.

      (a) All notices, statements, reports, certificates, lists or opinions required by this Agreement to be sent to the parties hereto, the Rating Agencies or the Class I-A-3 Certificateholders shall also be sent at such time to Radian at the notice address set forth in Section 11.07.

      (b) Radian shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of Radian's rights explicitly specified herein as if a party hereto.

      All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Policy.

      Section 11.14 Action Under the Underlying Documents. In the event that there are any matters arising under an Underlying Document related to an Underlying Certificate which require the vote or direction of holders of the Underlying Certificate thereunder, the Trustee, as holder of the Underlying Certificate will vote such Underlying Certificate in accordance with the written instructions received from holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Re-REMIC Fund. In the absence of any such instructions, the Trustee will not vote such Underlying Certificate.

            The Trustee will forward to the Certificateholders copies of any communications received regarding matters arising that require action by holders of the Underlying Certificates.

      IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator and EMC have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                           STRUCTURED ASSET MORTGAGE
                                           INVESTMENTS II INC., as Depositor

                                           By:
                                              ----------------------------------
                                           Name: Baron Silverstein
                                           Title: Vice President


                                           JPMORGAN CHASE BANK, N.A., as Trustee

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           WELLS FARGO BANK, N.A., as Master
                                           Servicer

                                           By:
                                              ----------------------------------
                                           Name: Stacey Taylor
                                           Title: Assistant Vice President


                                           WELLS FARGO BANK, N.A., as Securities
                                           Administrator

                                           By:
                                              ----------------------------------
                                           Name: Stacey Taylor
                                           Title: Assistant Vice President


                                           EMC MORTGAGE CORPORATION

                                           By:
                                              ----------------------------------
                                           Name: Dana Dillard
                                           Title: Senior Vice President

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)

in its capacity as Seller

EMC MORTGAGE CORPORATION


By:
    ----------------------------------
Name: Dana Dillard
Title: Senior Vice President

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

      On the 28th day of January, 2005 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF      )
              ) ss.:
COUNTY OF     )

      On the 28th day of January, 2005 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of JPMorgan Chase Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF MARYLAND     )
                      ) ss.:
COUNTY OF HOWARD      )

      On the 28th day of January, 2005 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF MARYLAND     )
                      ) ss.:
COUNTY OF HOWARD      )

      On the 28th day of January, 2005 before me, a notary public in and for said State, personally appeared ____________, known to me to be a(n) ____________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF TEXAS        )
                      ) ss.:
COUNTY OF DALLAS      )

      On the 28th day of January, 2005 before me, a notary public in and for said State, personally appeared Dana Dillard, known to me to be a Senior Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                      Notary Public


[Notarial Seal]

STATE OF TEXAS        )
                      ) ss.:
COUNTY OF DALLAS      )

         On the 28th day of January, 2005 before me, a notary public in and for said State, personally appeared ____________, known to me to be ____________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                      Notary Public

[Notarial Seal]

                                    EXHIBIT 1

                                                                     EXHIBIT A-1

                        FORM OF CLASS I-A-[_] CERTIFICATE

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            [THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-1-1

Certificate No.1                           [Adjustable][Fixed][Variable]Pass-
                                           Through Rate

Class I-[A]-[_] Senior

Date of Pooling and Servicing Agreement    Aggregate Initial [Current
and Cut-off Date:                          Principal][Notional] Amount of
January 1, 2005                            this Senior Certificate as of the
                                           Cut-off Date:
                                           $[_____________]

First Distribution Date:                   Initial [Current Principal]
February 25, 2005                          [Notional] Amount of this Senior
                                           Certificate as of the Cut-off Date:
                                           $[_____________]

Master Servicer:
Wells Fargo Bank, National Association     CUSIP: [____________]

Assumed Final Distribution Date:
March 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2005-1

      evidencing a fractional undivided interest in the distributions allocable to the Class I-[A]-[_] Certificates with respect to a portion of a Trust Fund consisting primarily of a pool of fixed rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a portion of a trust (the "Trust Fund") primarily consisting of fixed rate


                                     A-1-2
mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer", which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among EMC Mortgage Corporation, as seller and company (the "Seller"), SAMI II, as depositor (the "Depositor"), Wells Fargo Bank, National Association as master servicer and securities administrator (in such capacity, the "Securities Administrator") and JPMorgan Chase Bank, N.A. as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            [[Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement.] The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount [(of interest and] principal[, if any)] required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.]

            [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the [Current Principal][Notional] Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the [Current Principal][Notional] Amount of this Class of Certificates will be reduced to zero.]


                                     A-1-3

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial [Current Principal][Notional] Amount of this Certificate is set forth above. [The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.]

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, and with the consent of the Insurer with respect to amendments related to the Mortgage Pass-Through Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.


                                     A-1-4

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the "latest possible maturity date" specified in Section 5.01(d) of the Agreement or (ii) the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________, 20__             JPMORGAN CHASE BANK, N.A.
                                    Not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-[A]-[_] Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK, N.A.
                                    Authorized signatory of JPMorgan Chase Bank,
                                    N.A. not in its individual capacity but
                                    solely as Trustee

                                    By:
                                       -----------------------------------------
                                           Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:
                                      ------------------------------------------
                                        Signature by or on behalf of assignor

                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-2

                        FORM OF CLASS I-B-[_] CERTIFICATE

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, [AND THE CLASS I-B-[_] CERTIFICATES] , AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            [For Class I-B-1, Class I-B-2 and Class I-B-3] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

            [For Class I-B-1, Class I-B-2 and Class I-B-3] [EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("PLAN"), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO TIME ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY STANDARD & POOR'S, FITCH, INC. OR MOODY'S


                                     A-2-1

INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT", AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

            [For Class I-B-4, Class I-B-5 and Class I-B-6][THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

            [For Class I-B-4, Class I-B-5 and Class I-B-6] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE


                                     A-2-2

95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION
5.07 OF THE AGREEMENT IS PROVIDED.]


                                     A-2-3

Certificate No.1                            Pass-Through Rate: ____%

Class I-B-[_] Subordinate


Date of Pooling and Servicing Agreement     Aggregate Initial Current Principal
and Cut-off Date: January 1, 2005           Amount of this Subordinate
                                            Certificate as of the Cut-off Date:
                                            $[_________]

First Distribution Date:                    Initial Current Principal Amount of
February 25, 2005                           this Subordinate Certificate as of
                                            the Cut-off Date:
                                            $[_________]

Master Servicer:                            CUSIP: [____________]
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
March 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2005-1

      evidencing a fractional undivided interest in the distributions allocable to the Class I-B-[_] Certificates with respect to a portion of a Trust Fund consisting primarily of a pool of fixed rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that [_______] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a portion of a trust (the "Trust Fund") primarily consisting of fixed rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The


                                     A-2-4

Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer", which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among EMC as seller and company (the "Seller"), SAMI II, as depositor (the "Depositor"), Wells Fargo Bank, National Association as master servicer and securities administrator (in such capacity, the "Securities Administrator"), and JPMorgan Chase Bank, N.A. as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

            [For Class I-B-4, Class I-B-5 and Class I-B-6][No transfer of this Class I-B-[_] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.02 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if,
(i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and
(B) prior to such transfer the transferee furnishes to the


                                     A-2-5

Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are met sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.]

            [For Class I-B-1, Class I-B-2 and Class I-B-3][Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Internal Revenue Code of 1986, as amended ("Plan"), or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time ("Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch, Inc. or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

            [For Class I-B-4, Class I-B-5 and Class I-B-6][This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless the opinion specified in section
5.07 of the Agreement is provided.]

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.


                                     A-2-6

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, and with the consent of the Insurer with respect to amendments related to the Mortgage Pass-Through Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however,


                                     A-2-7
will the Trust Fund created by the Agreement continue beyond the earlier of (i) the "latest possible maturity date" specified in Section 5.01(d) of the Agreement or (ii) the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-2-8

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, 20__              JPMORGAN CHASE BANK, N.A.
                                    Not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-B-[_] Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK, N.A. Authorized
                                    signatory of JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                           Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                       -----------------------------------------
                                         Signature by or on behalf of assignor

                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-3

                         FORM OF CLASS I-PO CERTIFICATE

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-3-1

Certificate No.1                             Pass-Through Rate: 0.000%

Class I- PO Senior

Date of Pooling and Servicing Agreement      Aggregate Initial Current Principal
and Cut-off Date:                            Amount of this Senior Certificate
January 1, 2005                              as of the Cut-off Date:
                                             $[_____________]

First Distribution Date:                    Initial Current Principal Amount of
February 25, 2005                           this Senior Certificate as of the
                                            Cut-off Date:
                                            $[_____________]

Master Servicer:
Wells Fargo Bank, National Association      CUSIP: [____________]

Assumed Final Distribution Date:
March 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2005-1

      evidencing a fractional undivided interest in the distributions allocable to the Class I-PO Certificates with respect to a portion of a Trust Fund consisting primarily of a pool of fixed rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a portion of a trust (the "Trust Fund") primarily consisting of fixed rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The


                                     A-3-2

Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer", which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among EMC Mortgage Corporation, as seller and company (the "Seller"), SAMI II, as depositor (the "Depositor"), Wells Fargo Bank, National Association as master servicer and securities administrator (in such capacity, the "Securities Administrator") and JPMorgan Chase Bank, N.A. as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount of principal required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.


                                     A-3-3

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, and with the consent of the Insurer with respect to amendments related to the Mortgage Pass-Through Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however,


                                     A-3-4
will the Trust Fund created by the Agreement continue beyond the earlier of (i) the "latest possible maturity date" specified in Section 5.01(d) of the Agreement or (ii) the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-3-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________, 20__            JPMORGAN CHASE BANK, N.A.
                                   Not in its individual capacity but solely as Trustee


                                   By:
                                      ------------------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-PO Certificates referred to in the within-mentioned Agreement.

                                   JPMORGAN CHASE BANK, N.A.
                                   Authorized signatory of JPMorgan Chase Bank,
                                   N.A. not in its individual capacity but
                                   solely as Trustee


                                   By:
                                      ------------------------------------------
                                           Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                       -----------------------------------------
                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-4

                          FORM OF CLASS I-R CERTIFICATE

            THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

            ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR THE FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES


                                     A-4-1

DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION,
(2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                     A-4-2

Certificate No.1                          Pass-Through Rate: _____%

Class I-R

Date of Pooling and Servicing Agreement   Aggregate Initial Current Principal
and Cut-off Date: January 1, 2005         Amount of this Certificate as of the
                                          Cut-off Date: $___________

First Distribution Date:                  Initial Current Principal Amount of
February 25, 2005                         this Certificate as of the Cut-off
                                          Date: $_________

Master Servicer:
Wells Fargo Bank, National Association    CUSIP: [_____________]

Assumed Final Distribution Date:
March 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2005-1

      evidencing a fractional undivided interest in the distributions allocable to the Class I-R Certificates with respect to a portion of a Trust Fund (as defined below) consisting primarily of a pool of fixed rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a portion of a trust (the "Trust Fund") primarily consisting of fixed rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold by EMC Mortgage Corporation


                                     A-4-3

("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer", which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement'), among SAMI II, as depositor (the "Depositor"), Wells Fargo Bank, National Association as Master Servicer and securities administrator (in such capacity, the "Securities Administrator"), EMC Mortgage Corporation, as seller and company, and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

            Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to SAMI II, the Trustee and the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any


                                     A-4-4

Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

            This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional fiduciary obligations on the part of the Depositor, the Master Servicer or the Trustee.

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates").. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, and with the consent of the Insurer with respect to amendments related to the Mortgage Pass-Through Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the


                                     A-4-5

Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the "latest possible maturity date" specified in Section 5.01(d) of the Agreement or (ii) the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-4-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, 20__.            JPMORGAN CHASE BANK, N.A
                                   Not in its individual capacity but solely as Trustee


                                   By:
                                      ------------------------------------------
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-R Certificates referred to in the within-mentioned Agreement.

                                   JPMORGAN CHASE BANK, N.A
                                   Authorized signatory of JPMorgan Chase Bank,
                                   N.A., not in its individual capacity but solely as Trustee


                                   By:
                                      ------------------------------------------
                                             Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                      ------------------------------------------
                                         Signature by or on behalf of assignor

                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-5

              FORM OF RULE 144A GLOBAL CLASS II-A-[__] CERTIFICATE

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THE CERTIFICATES DESCRIBED HEREIN MAY ONLY BE OFFERED TO (I) "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED UNDER RULE 144A AND/OR (II) OUTSIDE THE UNITED STATES TO ENTITIES WHICH ARE "QUALIFIED INSTITUTIONAL BUYERS" AND WHICH ARE NOT U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE 1933 ACT AND/OR (III) INSTITUTIONAL INVESTORS THAT ARE "ACCREDITED INVESTORS" UNDER THE 1933 ACT.

            ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.


                                     A-5-1

Certificate No.1                          Pass-Through Rate: _____%

Class II-A-[__]

Date of Pooling and Servicing Agreement   Certificate Principal Balance of all
and Cut-off Date: January 1, 2005         Class II-A-[__] Certificates as of the
                                          Closing Date: $________

First Distribution Date:                  Initial Certificate Principal Balance
February 25, 2005                         of this Certificate as of the Closing
                                          Date: $_________

Depositor:                                CUSIP: [_____________]
Structured Asset Mortgage
Investments II Inc.
                                          ISIN: [__________]
Assumed Final Distribution Date:
September 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                              RE-REMIC CERTIFICATES
                           CLASS II-A-[__] CERTIFICATE

      evidencing a partial beneficial ownership interest in a portion of a trust fund (the "Trust Fund") including (i) the Underlying Certificates, (ii) all distributions thereon after the Underlying Distribution Date in January 2005, and (iii) the Re-REMIC Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

            THIS CERTIFIES THAT Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate as of the Closing Date by the Initial Certificate Principal Balance of all Class II-A-[__] Certificates as of the Closing Date) representing a specified beneficial ownership interest in the Trust Fund created pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association as Master Servicer and securities administrator (in such capacity, the "Securities Administrator"), EMC Mortgage Corporation, as seller and company, and JPMORGAN CHASE BANK, N.A., as trustee (hereinafter called the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is


                                     A-5-2
issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each calendar month (or if such 25th day is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of all of the Class II-A-[__] Certificates on such Distribution Date pursuant to Section 6.01 of the Agreement.

            All distributions made under Section 6.01 of the Agreement on this Certificate will be made by the Trustee (i) by wire transfer in immediately available funds, if the Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date or (ii) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

            No transfer of this Class II-A-[__] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.09 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are met sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Underlying Certificates or in certain instances distributions thereof in kind, all as more specifically set forth herein and in the Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder. As provided in the Agreement, withdrawals from the Re-REMIC Certificate Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the Trust Fund.

            Any distribution to the Holder of this Certificate (or any predecessor Certificate or this Class) in respect of principal hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-5-3

            The Certificates are issuable in fully registered form only without coupons in the minimum denomination specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. In addition to the extent provided in the Agreement, this Certificate or a permitted portion hereof may be exchanged for a pro rata amount of the Underlying Certificates, subject to rounding downward, if necessary, to comply with minimum denomination requirements.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Agreement and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates have not been registered or qualified under the Securities Act or any state securities law. No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Depositor and the Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Exhibits E, F-1 and F-2 to the Agreement, respectively. Neither the Depositor nor the Trustee is obligated to register or qualify the Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall indemnify, pursuant to the Agreement, the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

            No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations of the Depositor and the Trustee created by the Agreement with respect to the Certificates shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts (or in certain instances Underlying Certificates in kind) held by or on behalf of the Trustee and required to be distributed to them


                                     A-5-4
pursuant to the Agreement. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of a specific person named in the Agreement living on the date of the Agreement.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            THE AGREEMENT AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN PROVISIONS THEREOF REGARDING CONFLICT OF LAWS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless manually countersigned by an authorized signatory of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-5-5

            IN WITNESS WHEREOF, the Trustee has caused this Class II-A-[__] Certificates to be duly executed.

Dated: January 28, 2005                JPMORGAN CHASE BANK, N.A.,
                                       as Trustee


                                       By:
                                          --------------------------------------
                                             Authorized Signatory

Countersigned:


-------------------------------
Authorized Signatory of
JPMORGAN CHASE BANK, N.A.
as Trustee

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfers unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

a Percentage Interest equal to ___% evidenced by the within Re-REMIC Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Trustee to issue a new Re-REMIC Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Re-REMIC Certificate to the following address:

Dated:

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
for the account of______________________________________________________________
to_____________________________________________________________________________.

            Applicable statements should be mailed to___________________________
________________________________________________________________________________

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent. The Assignee's taxpayer identification number is _________________
___________________________.

                                                                     EXHIBIT A-6

        FORM OF TEMPORARY REGULATION S GLOBAL CLASS II-A-[__] CERTIFICATE

            THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS TEMPORARY REGULATION S GLOBAL CLASS B CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

            THE CERTIFICATES DESCRIBED HEREIN MAY ONLY BE OFFERED TO (I) AS DEFINED UNDER RULE 144A AND/OR (II) OUTSIDE THE UNITED STATES TO ENTITIES WHICH ARE "QUALIFIED INSTITUTIONAL BUYERS" AND WHICH ARE NOT U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE 1933 ACT.

            ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND


                                     A-6-1

FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.


                                     A-6-2

Certificate No.1                         Pass-Through Rate: _____%

Class II-A-[__]

Date of Pooling and Servicing Agreement  Certificate Principal Balance of all
and Cut-off Date: January 1, 2005        Class II-A-[__] Certificates as of the
                                         Closing Date: $________

First Distribution Date:                 Initial Certificate Principal Balance
February 25, 2005                        of this Certificate as of the Closing
                                         Date: $_________

Depositor:
Structured Asset Mortgage
Investments II Inc.                      CUSIP: [_____________]

                                         ISIN: [__________]
Assumed Final Distribution Date:
September 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                              RE-REMIC CERTIFICATES
                           CLASS II-A-[__] CERTIFICATE

      evidencing a partial beneficial ownership interest in a portion of a trust fund (the "Trust Fund") including (i) the Underlying Certificates, (ii) all distributions thereon after the Underlying Distribution Date in January 2005, and (iii) the Re-REMIC Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

            THIS CERTIFIES THAT Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate as of the Closing Date by the Initial Certificate Principal Balance of all Class II-A-[__] Certificates as of the Closing Date) representing a specified beneficial ownership interest in the Trust Fund created pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association as Master Servicer and securities administrator (in such capacity, the "Securities Administrator"), EMC Mortgage Corporation, as seller and company, and JPMORGAN CHASE BANK, N.A., as trustee (hereinafter called the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is


                                     A-6-3
issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each calendar month (or if such 25th day is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of all of the Class II-A-[__] Certificates on such Distribution Date pursuant to Section 6.01 of the Agreement.

            All distributions made under Section 6.01 of the Agreement on this Certificate will be made by the Trustee (i) by wire transfer in immediately available funds, if the Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date or (ii) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

            No transfer of this Class II-A-[__] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.09 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are met sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Underlying Certificates or in certain instances distributions thereof in kind, all as more specifically set forth herein and in the Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder. As provided in the Agreement, withdrawals from the Re-REMIC Certificate Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the Trust Fund.

            Any distribution to the Holder of this Certificate (or any predecessor Certificate or this Class) in respect of principal hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-6-4

            The Certificates are issuable in fully registered form only without coupons in the minimum denomination specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. In addition to the extent provided in the Agreement, this Certificate or a permitted portion hereof may be exchanged for a pro rata amount of the Underlying Certificates, subject to rounding downward, if necessary, to comply with minimum denomination requirements.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Agreement and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates have not been registered or qualified under the Securities Act or any state securities law. No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Depositor and the Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Exhibits E, F-1 and F-2 to the Agreement, respectively. Neither the Depositor nor the Trustee is obligated to register or qualify the Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall indemnify, pursuant to the Agreement, the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

            No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations of the Depositor and the Trustee created by the Agreement with respect to the Certificates shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts (or in certain instances Underlying Certificates in kind) held by or on behalf of the Trustee and required to be distributed to them


                                     A-6-5
pursuant to the Agreement. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of a specific person named in the Agreement living on the date of the Agreement.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            THE AGREEMENT AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN PROVISIONS THEREOF REGARDING CONFLICT OF LAWS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless manually countersigned by an authorized signatory of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-6-6

            IN WITNESS WHEREOF, the Trustee has caused this Class II-A-[__] Certificates to be duly executed.

Dated: January 28, 2005               JPMORGAN CHASE BANK, N.A.,
                                      as Trustee


                                      By:
                                          --------------------------------------
                                      Authorized Signatory

Countersigned:


-----------------------------------
Authorized Signatory of
JPMORGAN CHASE BANK, N.A.
as Trustee

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfers unto__________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

a Percentage Interest equal to ___% evidenced by the within Re-REMIC Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Trustee to issue a new Re-REMIC Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Re-REMIC Certificate to the following address:

Dated:

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of
                                 distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
for the account of _____________________________________________________________
to _____________________________________________________________________________

            Applicable statements should be mailed to __________________________
________________________________________________________________________________

            This information is provided by __________________________________, the Assignee named above, or _____________________________________________, as its agent. The Assignee's taxpayer identification number is ____________________
_________________________.

                                                                     EXHIBIT A-7

                         FORM OF CLASS II-R CERTIFICATE

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE INITIAL PURCHASER OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE UNDERLYING CERTIFICATE OR THE RELATED UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE EVIDENCES A BENEFICIAL OWNERSHIP INTEREST IN THE UNDERLYING CERTIFICATES.

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

            ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR THE FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE


                                     A-7-1

PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION,
(2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                     A-7-2

Certificate No.1                                Percentage Interest: 100%

Class II-R

Date of Pooling and Servicing Agreement and
Cut-off Date: January 1, 2005

First Distribution Date:
February 25, 2005

                                                CUSIP: [_____________]

Final Scheduled Distribution Date:
September 25, 2035

                           PRIME MORTGAGE TRUST 2005-1
                              RE-REMIC CERTIFICATES
                              CLASS II-RCERTIFICATE

      evidencing a partial beneficial ownership interest in a portion of a trust fund (the "Trust Fund") including (i) the Underlying Certificates, (ii) all distributions thereon after the Underlying Distribution Date in January 2005, and (iii) the Re-REMIC Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

            THIS CERTIFIES THAT Bear Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate as of the Closing Date by the Initial Certificate Principal Balance of all Class II-R Certificates as of the Closing Date) representing a specified beneficial ownership interest in the Trust Fund created pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association as Master Servicer and securities administrator (in such capacity, the "Securities Administrator"), EMC Mortgage Corporation, as seller and company, and JPMORGAN CHASE BANK, N.A., as trustee (hereinafter called the "Trustee," which term includes any successor entity under the Agreement) and auction administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


                                     A-7-3

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each calendar month (or if such 25th day is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of all of the Class II-R Certificates on such Distribution Date pursuant to the Agreement. For Record Date, accounting and certain other purposes as described herein, if any Distribution Date occurs in the month following the month in which the corresponding Underlying Distribution Date occurs, such date will be deemed to fall on the last day of the month in which the Underlying Distribution Date occurs.

            All distributions made under the Agreement on this Certificate will be made by the Trustee (i) by wire transfer in immediately available funds, if the Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date or (ii) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Underlying Certificates or in certain instances distributions thereof in kind, all as more specifically set forth herein and in the Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder. As provided in the Agreement, withdrawals from the Re-REMIC Certificate Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the Trust Fund.

            Any distribution to the Holder of this Certificate (or any predecessor Certificate or this Class) in respect of principal hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are issuable in fully registered form only without coupons in the minimum denomination specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. In addition to the extent provided in the Agreement, this Certificate or a permitted portion hereof may be exchanged for a pro rata amount of the Underlying Certificates, subject to rounding downward, if necessary, to comply with minimum denomination requirements.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by


                                     A-7-4
the Agreement and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates have not been registered or qualified under the Securities Act or any state securities law. No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Depositor and the Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Exhibits B and D to the Agreement, respectively. Neither the Depositor nor the Trustee is obligated to register or qualify the Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall indemnify, pursuant to the Agreement, the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

            This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional fiduciary obligations on the part of the Depositor, the Master Servicer or the Trustee.

            No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations of the Depositor and the Trustee created by the Agreement with respect to the Certificates shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts (or in certain instances Underlying Certificates in kind) held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement. In no event, however, will the Trust Fund created by the Agreement


                                     A-7-5
continue beyond the expiration of 21 years from the death of the last survivor of the descendants of a specific person named in the Agreement living on the date of the Agreement.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the portion of the Trust Fund related to such Certificates (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            THE AGREEMENT AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN PROVISIONS THEREOF REGARDING CONFLICT OF LAWS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless manually countersigned by an authorized signatory of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-7-6

            IN WITNESS WHEREOF, the Trustee has caused this Class II-R Certificates to be duly executed.

Dated: January 28, 2005                   JPMORGAN CHASE BANK, N.A.,
                                          as Trustee


                                          By:
                                             -----------------------------------
                                                   Authorized Signatory

Countersigned:


-------------------------------------
Authorized Signatory of
JPMORGAN CHASE BANK, N.A.
As Trustee

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfers unto _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

a Percentage Interest equal to ___% evidenced by the within Re-REMIC Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Trustee to issue a new Re-REMIC Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Re-REMIC Certificate to the following address:

Dated:

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
for the account of _____________________________________________________________
to _____________________________________________________________________________

            Applicable statements should be mailed to___________________________
________________________________________________________________________________
________________________________________________________________________________

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent. The Assignee's taxpayer identification number is__________________
__________________________________.

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

            The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)   the loan number;

(b)   the Mortgagor's name;

(c) the street address (including city, state and zip code) of the Mortgaged Property;

(d)   the property type;

(e)   the Mortgage Rate;

(f)   the Servicer;

(g)   the Servicing Rate;

(h)   the Net Rate;

(i)   the original term;

(j)   the maturity date;

(k)   the stated remaining term to maturity;

(l)   the original principal balance;

(m)   the first payment date;

(n)   the principal and interest payment in effect as of the Cut-off Date;

(o)   the unpaid principal balance as of the Cut-off Date;

(p)   the Loan-to-Value Ratio at origination;

(q)   paid-through date;

(r)   the insurer of any Primary Mortgage Insurance Policy;

(s)   the Gross Margin, if applicable;

(t)   the Maximum Lifetime Mortgage Rate, if applicable;

(u)   the Minimum Lifetime Mortgage Rate, if applicable;

(v)   the Periodic Rate Cap, if applicable;

(w)   the number of days delinquent, if any;

(x) which Mortgage Loans adjust after an initial fixed-rate period of three, five, seven or ten years;

(y)   The Loan Group; and

(z)   The Prepayment Charge Loans.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                                       EXHIBIT C

           UNDERLYING CERTIFICATES SCHEDULE FOR RE-REMIC CERTIFICATES

            (1) 99.247% percentage interest in the GS Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2004-8F, Class IA-1 Certificates.

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  JPMorgan Chase Bank, N.A.
     4 New York Plaza, 6th Floor
     New York, New York 10004-2477

RE: Pooling and Servicing Agreement dated as of January 1, 2005, among SAMI II,
     Wells Fargo Bank,
     National Association, as Master Servicer
      and Securities Administrator,
     EMC Mortgage Corporation, as Seller
     and Company and JPMorgan Chase Bank, N.A. as Trustee

            In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____       1.    Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____       2.    Foreclosure

_____       3.    Substitution

_____       4.    Other Liquidation

_____       5.    Nonliquidation                   Reason:
                                                          ----------------------

_____       6.    California Mortgage Loan paid in full


                                            By:
                                                --------------------------------
                                                     (authorized signer)

                                            Issuer:
                                                    ----------------------------
                                            Address:
                                                    ----------------------------
                                            Date:
                                                 -------------------------------

                                                                       EXHIBIT E

                               FORM OF AFFIDAVIT

                                        Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF     )
             ) ss:
COUNTY OF    )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

            2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investments II Inc., Prime Mortgage Trust, [Mortgage Pass-Through Certificates][Re-REMIC Certificates], Series 2005-1 [Class I-R Certificates] [Class II-R Certificates] (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments II Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

            3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

            4. That the Investor's taxpayer identification number is
________________.

            5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

            6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

            7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

            IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

                                      [NAME OF INVESTOR]


                                      By:
                                         ---------------------------------------
                                         [Name of Officer]
                                         [Title of Officer]
                                         [Address of Investor for receipt of
                                         distributions]

                                         Address of Investor for receipt of tax
                                         information:

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

      Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                   [Date]
[SELLER]

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004-2477

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

            Re: Structured Asset Mortgage Investments II Inc., Prime Mortgage Trust, Series 2005-1 Mortgage Pass-Through Certificates (the "Certificates"), including the [Class I-B-4, Class I-B-5 and Class I-B-6 Certificates (the "Private Mortgage Pass-Through Certificates")] [Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 Certificates (the "Re-REMIC Certificates")]

Dear Ladies and Gentlemen:

            In connection with our purchase of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates], we confirm that:

            (i) we understand that the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

            (ii) any information we desired concerning the Certificates, including the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates], the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] has been made available to us;

            (iii) we are able to bear the economic risk of investment in
                  [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates]; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;


                                     F-1-1

            (iv) we are acquiring [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates];

            (v) we agree the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

            (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] unless:

                        (A) (1) the sale is to an Eligible Purchaser (as defined
                  below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                        (B) if the [Private Mortgage Pass-Through
                  Certificates][Re-REMIC Certificates] is not registered under the Act (as to which we acknowledge you have no obligation), the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if JPMorgan Chase Bank, N.A. (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

            (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;


                                     F-1-2

           (viii) we either: (i) are not acquiring the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation to the effect that the proposed transfer and holding of a [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, or PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) have attached hereto the opinion specified in Section
                  5.07 of the Agreement.

            (ix) We understand that each of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE


                                     F-1-3

                  ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION PROVIDED IN SECTION
                  5.07 OF THE AGREEMENT IS PROVIDED."

            "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

            Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of January 1, 2005, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, National Association as master servicer and securities administrator, EMC Mortgage Corporation, as seller and company and JPMorgan Chase Bank, N.A. as Trustee (the "Pooling and Servicing Agreement').

            If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ___________________


                                     F-1-4

            IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                             -----------------------------------
                                                      (Authorized Officer)

                                        [By:
                                            ------------------------------------
                                                      Attorney-in-fact]

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         [NAME OF NOMINEE]

                                         By:
                                            ------------------------------------
                                                     (Authorized Officer)

                                         [By:
                                               ---------------------------------
                                                     Attorney-in-fact]

                                                                     EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]                                                                  [Date]

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004-2477

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

      Re: Structured Asset Mortgage Investments II Inc., Prime Mortgage Trust, Series 2005-1 Mortgage Pass-Through Certificates (the "Certificates"), including the [Class I-B-4, Class I-B-5 and Class I-B-6 Certificates (the "Private Mortgage Pass-Through Certificates")] [Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 Certificates (the "Re-REMIC Certificates")]

Dear Ladies and Gentlemen:

            In connection with our purchase of [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates], the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

      Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

      Amount: $ _____________________; and

2.    The dollar amount set forth above is:

      a. greater than $100 million and the undersigned is one of the following entities:

            (x) an insurance company as defined in Section 2(13) of the Act(1); or

----------
(1) A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


                                     F-2-1

            (y) an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

            (z) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

            (aa) a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

            (bb) a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

            (cc) a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

            (dd) a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

            (ee) an investment adviser registered under the Investment Advisers Act; or

      b. greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

      c. less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

      d. less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

      e. less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.


                                     F-2-2

            The undersigned further certifies that it is purchasing a [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

            The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates], it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates], if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of January 1, 2005, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., EMC Mortgage Corporation and JPMorgan Chase Bank, N.A., as Trustee, pursuant to Certificates were issued.

            The undersigned certifies that it either: (i) is not acquiring the [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and holding of a [Private Mortgage Pass-Through Certificates][Re-REMIC Certificates] and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) has attached hereto the opinion specified in Section 5.07 of the Agreement.

            If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


                                     F-2-3

Name of Nominee (if any):

            IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                      Very truly yours,

                                      [PURCHASER]


                                      By:
                                          --------------------------------------
                                      (Authorized Officer)


                                      [By:
                                           -------------------------------------
                                      Attorney-in-fact]

                             NOMINEE ACKNOWLEDGMENT

            The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                      [NAME OF NOMINEE]


                                      By:
                                          --------------------------------------
                                      (Authorized Officer)


                                      [By:
                                           -------------------------------------
                                      Attorney-in-fact]

                                                                     EXHIBIT F-3

                  FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR
                  TRANSFER FROM RULE 144A GLOBAL CERTIFICATE TO
                         REGULATION S GLOBAL CERTIFICATE

JPMorgan Chase Bank, N.A.,
as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Institutional Trust Services - Structured Finance Services - Prime 2005-1

            Reference is hereby made to the Pooling and Servicing Agreement ("Pooling and Servicing Agreement"), dated as of January 1, 2005, among Structured Asset Mortgage Investments II Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, EMC Mortgage Corporation, as Seller and Company and JPMorgan Chase Bank, N.A. as Trustee. Capitalized terms used but not defined herein are used as defined in the Pooling and Servicing Agreement:

            The undersigned (the "Transferor") owns and proposes to transfer the interests in the Rule 144A Global Certificates specified in Annex A hereto (the "Certificates") to __________ (the "Transferee"), in the principal amounts in such Rule 144A Global Certificates (the "Transfer") as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

      (a) the Transfer is being effected in accordance with transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates;

      (b) the Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that:

            (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and each Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or
                  (y) the transaction was executed in, on or through the facilities of a "designated offshore securities market" (as defined Rule 902 of Regulation S under the Securities Act) and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,


                                     F-3-1

            (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, and

            (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            Upon consummation of the proposed transfer in accordance with the terms of the Pooling and Servicing Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legends printed on the Regulation S Global Certificates by which the Transferee shall hold its interest and in the Pooling and Servicing Agreement and the Securities Act.

         Dated:                                Very truly yours,
                                               [Name of Transferor]


                                               By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                     ANNEX A

The Transferor owns and proposes to transfer a beneficial interest in the following:

      (i)   G     Class [___] Rule 144A Global Certificate, principal amount of
                  $_____________,

      (ii)  G     Class [___] Rule 144A Global Certificate, principal amount of
                  $_____________, or

      (iii) G Class [___] Rule 144A Global Certificate, principal amount of $_____________.


                                     F-3-3

                                                                     EXHIBIT F-4

                  FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR
                TRANSFER FROM REGULATION S GLOBAL CERTIFICATE TO
                          RULE 144A GLOBAL CERTIFICATE

JPMorgan Chase Bank, N.A.
as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004

            Reference is hereby made to the Pooling and Servicing Agreement ("Pooling and Servicing Agreement"), dated as of January 1, 2005, among Structured Asset Mortgage Investments II Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, EMC Mortgage Corporation, as Seller and Company and JPMorgan Chase Bank, N.A. as Trustee. Capitalized terms used but not defined herein are used as defined in the Pooling and Servicing Agreement:

            The undersigned (the "Transferor") owns and proposes to transfer the interests in the Regulation S Global Certificates specified in Annex A hereto (the "Certificates"), in the principal amounts in such Regulation S Global Certificates (the "Transfer"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

      (a) the Transfer is being effected in accordance with transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates;

      (b) the Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that:

            (i) the Transferee is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion,

            (ii) the Transferor reasonably believes that the Transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, and

            (iii) the Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.


                                     F-4-1

            Upon consummation of the proposed Transfer in accordance with the terms of the Pooling and Servicing Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legends printed on the Rule 144A Global Certificates by which the Transferee shall hold its interest and in the Pooling and Servicing Agreement and the Securities Act.

           Dated:                          Very truly yours,
                                           [Name of Transferor]


                                           By:
                                              --------------------------------
                                               Name:
                                               Title:

                                     ANNEX A

The Transferor owns and proposes to transfer a beneficial interest in the following:

      (i)   G     Class [___] Regulation S Global Certificate, principal amount of $_____________,

      (ii)  G     Class [___] Regulation S Global Certificate, principal amount of $_____________, or

      (iii) G Class [___] Regulation S Global Certificate, principal amount of $_____________.


                                     F-4-3

                                                                       EXHIBIT G

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement'), dated as of January 28, 2005, by and among JPMORGAN CHASE BANK, N.A. not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (together with any successor in interest, the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

            WHEREAS, the Depositor, the Master Servicer, the Trustee and EMC Mortgage Corporation, as seller and company (the "Seller") have entered into a Pooling and Servicing Agreement, dated as of January 1, 2005, relating to the issuance of Prime Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-1 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement'); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)), receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders and Radian Asset Assurance Inc.

            Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee and the Custodian pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

            Section 2.3. Review of Mortgage Files.

            (a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

            (b) Within 90 days of the Closing Date, the Custodian agrees, for the benefit of the Holders of the Mortgage Pass-Through Certificates and Radian Asset Assurance Inc., to review, in accordance with the provisions of Section
2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Depositor and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

            (c) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Depositor and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

            (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

            Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

            Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the related Servicer (or if the Servicer does not, the Master Servicer) shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

            At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be followed by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to the Seller provided, however, that in the case of a Mortgage Loan that is registered on the MERS System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, Radian Asset Assurance Inc. and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Depositor, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Custodian May Own Mortgage Pass-Through Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Mortgage Pass-Through Certificates with the same rights it would have if it were not Custodian.

            Section 3.3. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

            Section 3.4. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer, Radian Asset Assurance Inc. and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Servicer or the Depositor.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor, Radian Asset Assurance Inc. and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

            Section 3.5. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.6. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), or in the case of Radian Asset Assurance Inc., to 335 Madison Avenue, New York, New York 10017 or by email at ABSRM@radian.biz, in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   JPMORGAN CHASE BANK, N.A. not
                                           individually but solely as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004
                                           By:
                                             -----------------------------------
Attention:                                 Name:
Telecopy:                                  Title
Confirmation:


Address:                                   STRUCTURED ASSET MORTGAGE
                                           INVESTMENTS II INC.
383 Madison Avenue
New York, New York 10179
                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


Address:                                   WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION, as Master
                                           Servicer

9062 Old Annapolis Road
Columbia, Maryland 21045                   By:
                                              ----------------------------------
                                           Name:  Stacey Taylor
                                           Title: Assistant Vice President


Address:                                   WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION, as Custodian

9062 Old Annapolis Road
Columbia, Maryland 21045                   By:
                                              ----------------------------------
                                           Name:  Stacey Taylor
                                           Title: Assistant Vice President

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            On the 28th day of January 2005 before me, a notary public in and for said State, personally appeared ______________, known to me to be a(n) _____________ of JPMorgan Chase Bank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                --------------------------------
                                                         Notary Public

[SEAL]

STATE OF MARYLAND       )
                        ) ss.:
COUNTY OF HOWARD        )

            On the 28th day of January 2005 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                --------------------------------
                                                         Notary Public

[SEAL]

STATE OF NEW YORK          )
                           )ss.:
COUNTY OF NEW YORK         )

            On the 28th day of January 2005 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                --------------------------------
                                                         Notary Public

[Notarial Seal]

STATE OF MARYLAND       )
                        )ss.:
COUNTY OF HOWARD        )

            On the 28th day of January 2005 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                --------------------------------
                                                         Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                          January 28, 2005

JPMorgan Chase Bank, N.A.          Structured Asset Mortgage Investments II Inc.
4 New York Plaza, 6th Floor        383 Madison Avenue
New York, New York 10004-2477      New York, New York 10179

Radian Asset Assurance Inc.
335 Madison Avenue
New York, New York 10017

Attention: Structured Asset Mortgage Investments II Inc.
Prime Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-1

            Re: Custodial Agreement, dated as of January 28, 2005, by and among JPMorgan Chase Bank, N.A., Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Prime Mortgage Trust 2005-1, Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

            In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                      ___________, 20__

JPMorgan Chase Bank, N.A.          Structured Asset Mortgage Investments II Inc.
4 New York Plaza, 6th Floor        383 Madison Avenue
New York, New York 10004-2477      New York, New York 10179

Radian Asset Assurance Inc.
335 Madison Avenue
New York, New York 10017

Attention: Structured Asset Mortgage Investments II Inc.
Prime Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-1

            Re: Custodial Agreement, dated as of January 28, 2005, by and among JPMorgan Chase Bank, N.A., Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Prime Mortgage Trust 2005-1, Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

            In accordance with Section 2.3(b) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                     _______, 20__

JPMorgan Chase Bank, N.A.          Structured Asset Mortgage Investments II Inc.
4 New York Plaza, 6th Floor        383 Madison Avenue
New York, New York 10004-2477      New York, New York 10179

Radian Asset Assurance Inc.
335 Madison Avenue
New York, New York 10017

Attention: Structured Asset Mortgage Investments II Inc.
Prime Mortgage Trust 2005-1, Mortgage Pass-Through Certificates, Series 2005-1

            Re: Custodial Agreement, dated as of January 28, 2005, by and among JPMorgan Chase Bank, N.A., Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Prime Mortgage Trust 2005-1, Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   SCHEDULE A

                             (Provided upon request)

                                                                     EXHIBIT H-1

                               SERVICING AGREEMENT

                           NATIONAL CITY MORTGAGE CO.

                             [provided upon request]


                                     H-1-1

                                                                     EXHIBIT H-2

                               SERVICING AGREEMENT

                                       EMC

                             [provided upon request]


                                     H-2-1

                                                                     EXHIBIT H-3

                               SERVICING AGREEMENT

                         HSBC MORTGAGE CORPORATION (USA)

                             [provided upon request]


                                     H-3-1

                                                                     EXHIBIT H-4

                               SERVICING AGREEMENT

                            U.S. CENTRAL CREDIT UNION

                             [provided upon request]


                                     H-4-1

                                                                       EXHIBIT I

                              ASSIGNMENT AGREEMENTS

                             [provided upon request]

                                                                       EXHIBIT J

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

            MORTGAGE LOAN PURCHASE AGREEMENT, dated as of January 28, 2005, as amended and supplemented by any and all amendments hereto (collectively, the "Agreement"), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the "Mortgage Loan Seller") and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the "Purchaser").

            Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease and individual condominium units (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund") and create Prime Mortgage Trust 2005-1, Mortgage Pass-Through Certificates, Series 2005-1 (the "Certificates"), under a pooling and servicing agreement, to be dated as of January 1, 2005 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, JPMorgan Chase Bank, N.A., as trustee (the "Trustee") and EMC Mortgage Corporation, as seller and company.

            The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-120916) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Mortgage Pass-Through Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Mortgage Pass-Through Certificates by the Purchaser (the "Public Offering"), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated January 25, 2005 to the Prospectus, dated December 20, 2004, relating to certain classes of the Mortgage Pass-Through Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. ("Bear Stearns") have entered into a terms agreement dated as of January 25, 2005 to an underwriting agreement dated January 25, 2005, between the Purchaser and Bear Stearns (together, the "Underwriting Agreement").

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

            SECTION 1. Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

            Acquisition Price: Cash in an amount equal to $______ (plus $______ in accrued interest)(2).

            Bear Stearns: Bear, Stearns & Co. Inc.

            Closing Date: January 28, 2005.

            Cut-off Date: January 1, 2005.

            Cut-off Date Balance: Shall mean $183,539,285.

            Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

            Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

            Fitch: Fitch, Inc. or its successor in interest.

            Master Servicer: Wells Fargo Bank, National Association.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

            Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

            Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable).

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

----------
(2)   Please contact Bear, Stearns & Co. Inc. for Purchase Price.

            Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

            Rating Agencies: Fitch and S&P, each a "Rating Agency."

            Securities Act: The Securities Act of 1933, as amended.

            Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

            Servicing Agreements: Shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

            Standard & Poor's or S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

            Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

            Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

            SECTION 2. Purchase and Sale of the Mortgage Loans and Related Rights. (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

            (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Mortgage Pass-Through Certificates will take place on the Closing

Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

            (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

            (d) In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein).

            SECTION 3. Mortgage Loan Schedules. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the "Preliminary Mortgage Loan Schedule") setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the "Final Mortgage Loan Schedule") setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the "Amendment"). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

            SECTION 4. Mortgage Loan Transfer.

            (a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Cut-off Date but received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Cut-off Date but received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

            (b) Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders and Radian Asset Assurance Inc.. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows:
"Certified to be a true and correct copy of the original, which has been transmitted for recording"; (x) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Mortgage Loan Seller to such effect) the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (y) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5, the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and (z) the Mortgage Loan Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Mortgage Loan Seller, between the Mortgage Loan Seller and the Depositor, and between the Depositor and the Trustee; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Closing Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

            (c) In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Mortgage Pass-Through Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

            (d) The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to JPMorgan Chase Bank, N.A., as Trustee for the Certificateholders, on the date hereof.

            SECTION 5. Examination of Mortgage Files.

            (a) On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Mortgage Pass-Through Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

            (b) Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders and Radian Asset Assurance Inc., will acknowledge receipt of each Mortgage Loan by delivery to the Mortgage Loan Seller, the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

            (c) Pursuant to the Pooling and Servicing Agreement, within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee will review or shall cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee an interim certification substantially in the form of Exhibit Two to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule or to appear defective on its face (a "Material Defect"), the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

            (d) Pursuant to the Pooling and Servicing Agreement, within 180 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof) the Trustee will review or cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

            (e) At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee in accordance with the terms of the Pooling and Servicing Agreement shall (i) assign to the Mortgage Loan Seller and cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian relating to the Deleted Mortgage Loan and
(ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

            SECTION 6. Recordation of Assignments of Mortgage.

            (a) The Mortgage Loan Seller shall cause each assignment of the Security Instrument from the Mortgage Loan Seller to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee (with a copy to the Custodian) which states that the recordation of such assignments is not necessary to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

            While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

            (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

            SECTION 7. Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

                  (i) the information set forth in the Mortgage Loan Schedule attached hereto is true and correct in all material respects and the information provided to the Rating Agencies, including the Mortgage Loan level detail, is true and correct according to the Rating Agency requirements;

                  (ii) immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

                  (iii) Each Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

                  (iv) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                  (v) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

                  (vi) no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

                  (vii) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                  (viii) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xiii) below;

                  (ix) as of the Cut-off Date, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

                  (x) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                  (xi) the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loans or the use for which the premises were intended; and there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

                  (xii) the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (xiii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Mortgage Loan Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

                  (xiv) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of
      (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such

      Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

                  (xv) each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

                  (xvi) each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended;

                  (xvii) none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified and/or defined as a "high cost home loan" under any federal, state or local law, including, but not limited to, the States of Georgia or North Carolina;

                  (xviii) no loan is a High-Cost Home Loan under the New Jersey Home Ownership Security Act of 2002;

                  (xix) no loan in the transaction originated in New Mexico is a High-Cost Home Loan under the New Mexico Home Loan Protection Act;

                  (xx) the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

                  (xxi) no Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Standard & Poor's LEVELS(R) Glossary, Version 5.6 Revised, Appendix E, attached hereto as Exhibit 6) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the "Georgia Fair Lending Act";

                  (xxii) each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

                  (xxiii) each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section
      2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

                  (xxiv) the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

                  (xxv) the Mortgage Loans are currently being serviced in accordance with accepted servicing practices; and

                  (xxvi) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan, and the appraisal is in a form which was acceptable to Fannie Mae or FHLMC at the time of origination.

            It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

            Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholder's sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

            Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon
(i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

            SECTION 8. Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

            (a) the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's business as presently conducted or on the Mortgage Loan Sellers ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (b) the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (c) the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (d) the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

            (e) this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (f) there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller's ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

            (g) the Mortgage Loan Seller's Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            SECTION 9. Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

            (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

            (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

            (g) the Purchaser's Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            SECTION 10. Conditions to Closing.

            (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (i) Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

                  (ii) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories (other than the Purchaser) as required pursuant to the respective terms thereof:

                        (1) If required pursuant to Section 3 hereof, the
            Amendment dated as of the Closing Date and any documents referred to therein;

                        (2) If required pursuant to Section 3 hereof, the Final
            Mortgage Loan Schedule containing the information set forth on
            Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

                        (3) The Pooling and Servicing Agreement, in form and
            substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

                        (4) A certificate of an officer of the Mortgage Loan
            Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Mortgage Loan Seller;

                        (5) One or more opinions of counsel from the Mortgage
            Loan Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

                        (6) A letter from each of the Rating Agencies giving
            each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

                        (7) Such other documents, certificates (including
            additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

                  (iii) The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

                  (iv) The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

            (b) The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (i) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

                  (ii) The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

                        (1) If required pursuant to Section 3 hereof, the
            Amendment dated as of the Closing Date and any documents referred to therein;

                        (2) The Pooling and Servicing Agreement, in form and
            substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

                        (3) A certificate of an officer of the Purchaser dated
            as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

                        (4) One or more opinions of counsel from the Purchaser's
            counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller;

                        (5) Such other documents, certificates (including
            additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

            SECTION 11. Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller's attorneys and the reasonable fees and expenses of the Purchaser's attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser's Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel's fees and expenses in connection with any "blue sky" and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Custodian, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The

Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

            SECTION 12. Accountants' Letters.

            (a) Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Summary of Prospectus Supplement--The Mortgage Loans", "The Mortgage Pool" and "Certain Characteristics of the Mortgage Loans" in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption "Yield On The Certificates" in the Prospectus Supplement.

            (b) To the extent statistical information with respect to the Master Servicer or any Servicer's servicing portfolio is included in the Prospectus Supplement under the caption "The Master Servicer and the Servicers," a letter from the certified public accountant for such Master Servicer, Servicer or Servicers, as applicable, will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

            SECTION 13. Indemnification.

            (a) The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller's Information as identified in Exhibit 3, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller's Information is identified), in reliance upon and in conformity with Mortgage Loan Seller's Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

            The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

            (b) The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser's Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser's Information is identified), in reliance upon and in conformity with the Purchaser's Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party,

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Mortgage Pass-Through Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

            (e) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

            SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (Telecopy: (972-444-2880)), and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212-272-7206)),
Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

            SECTION 15. Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

            SECTION 16. Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller's obligation to close set forth under
Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

            SECTION 17. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to
Section 3 hereof prior to the Closing.

            SECTION 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

            SECTION 20. Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

            SECTION 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            SECTION 22. Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

            SECTION 23. Successors and Assigns.

      This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the "successor" of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

            SECTION 24. The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

            SECTION 25. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

            SECTION 26. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                       EMC MORTGAGE CORPORATION

                                       By:
                                              ----------------------------------
                                       Name:  Dana Dillard
                                       Title: Senior Vice President


                                       STRUCTURED ASSET MORTGAGE
                                       INVESTMENTS II INC.

                                       By:
                                              ----------------------------------
                                       Name:  Baron Silverstein
                                       Title: Vice President

                                    EXHIBIT 1

                            CONTENTS OF MORTGAGE FILE

      With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

            (f) with respect to each Mortgage Loan (other than a Cooperative
Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or a lost note affidavit together with a copy of the related Mortgage Note;

                  (ii) The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

                  (iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "JPMorgan Chase Bank, N.A., as Trustee", with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording" or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

                  (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Mortgage Loan Seller with evidence of recording thereon;


                                    J-E-1-1

            (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

            (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and

            (vii) originals of all modification agreements, if applicable and available.

      (g) with respect to each Cooperative Loan so assigned:

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

            (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

            (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

            (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan and any transfer documents related to the recognition agreement;

            (v) The Security Agreement;

            (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (viii) An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to the Trustee; and

            (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan.


                                    J-E-1-2

                                    EXHIBIT 2

                       MORTGAGE LOAN SCHEDULE INFORMATION

      The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)   the loan number;

(b)   [the Mortgagor's name];

(c)   the city, state and zip code of the Mortgaged Property;

(d)   the property type;

(e)   the Mortgage Interest Rate;

(f)   the Servicing Rate;

(g)   the Net Rate;

(h)   the original term;

(i)   the maturity date;

(j)   the stated remaining term to maturity;

(k)   the original principal balance;

(l)   the first payment date;

(m)   the principal and interest payment in effect as of the Cut-off Date;

(n)   the unpaid principal balance as of the Cut-off Date;

(o)   the Loan-to-Value Ratio at origination;

(p)   paid-through date;

(q)   the insurer of any Primary Mortgage Insurance Policy;

(r)   the Gross Margin, if applicable;

(s)   the Maximum Lifetime Mortgage Rate, if applicable;

(t)   the Minimum Lifetime Mortgage Rate, if applicable;

(u)   the Periodic Rate Cap, if applicable;

(v)   the number of days delinquent, if any;


                                    J-E-2-1-

(w) which Mortgage Loans adjust after an initial fixed-rate period of three, five, seven or ten years;

(x)   the Loan Group; and

(y)   the Servicer.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.


                                    J-E-2-2-

                                    EXHIBIT 3

                       MORTGAGE LOAN SELLER'S INFORMATION

            All information in the Prospectus Supplement described under the following Sections: "SUMMARY OF PROSPECTUS SUPPLEMENT--The Mortgage Loans," "THE MORTGAGE POOL" and "SCHEDULE A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS."


                                     J-E-3-1

                                    EXHIBIT 4

                             PURCHASER'S INFORMATION

            All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller's Information.


                                    J-E-4-1

                                    EXHIBIT 5

                             SCHEDULE OF LOST NOTES

                             Available Upon Request


                                     J-E-5-1

                                    EXHIBIT 6

                                                        REVISED October 18, 2004

APPENDIX E - Standard & Poor's Anti-Predatory Lending Categorization

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor's High Cost Loan Categorization

------------------------------------------------------------------------------------------------------------
                                                                                     Category under
                                       Name of Anti-Predatory Lending               Applicable Anti-
       State/Jurisdiction                     Law/Effective Date                 Predatory Lending Law
       ------------------                     ------------------                 ---------------------
------------------------------------------------------------------------------------------------------------
Arkansas                          Arkansas Home Loan Protection Act,            High Cost Home Loan
                                  Ark. Code Ann. ss.ss. 23-53-101 et seq.

                                  Effective July 16, 2003
------------------------------------------------------------------------------------------------------------
Cleveland Heights, OH             Ordinance No. 72-2003 (PSH), Mun.             Covered Loan
                                  Code ss.ss. 757.01 et seq.

                                  Effective June 2, 2003
------------------------------------------------------------------------------------------------------------
Colorado                          Consumer Equity Protection, Colo.             Covered Loan
                                  Stat. Ann. ss.ss. 5-3.5-101 et seq.

                                  Effective for covered loans offered
                                  or entered into on or after January
                                  1, 2003. Other provisions of the Act
                                  took effect on June 7, 2002
------------------------------------------------------------------------------------------------------------
Connecticut                       Connecticut Abusive Home Loan                 High Cost Home Loan
                                  Lending Practices Act, Conn. Gen.
                                  Stat. ss.ss. 36a-746 et seq.

                                  Effective October 1, 2001
------------------------------------------------------------------------------------------------------------
District of Columbia              Home Loan Protection Act, D.C. Code           Covered Loan
                                  ss.ss. 26-1151.01 et seq.

                                  Effective for loans closed on or after
                                  January 28, 2003
------------------------------------------------------------------------------------------------------------
Florida                           Fair Lending Act, Fla. Stat. Ann.             High Cost Home Loan
                                  ss.ss. 494.0078 et seq.

                                  Effective October 2, 2002
------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -           Georgia Fair Lending Act, Ga. Code            High Cost Home Loan
Mar. 6, 2003)                     Ann. ss.ss. 7-6A-1 et seq.

                                  Effective October 1, 2002 - March 6, 2003
------------------------------------------------------------------------------------------------------------


                                     J-E-6-1

Standard & Poor's High Cost Loan Categorization

--------------------------------------------------------------------------------------------------------------
                                                                                     Category under
                                       Name of Anti-Predatory Lending               Applicable Anti-
       State/Jurisdiction                     Law/Effective Date                 Predatory Lending Law
       ------------------                     ------------------                 ---------------------
--------------------------------------------------------------------------------------------------------------
Georgia as amended                Georgia Fair Lending Act, Ga. Code            High Cost Home Loan
(Mar. 7, 2003 - current)          Ann. ss.ss. 7-6A-1 et seq.

                                  Effective for loans closed on or
                                  after March 7, 2003
--------------------------------------------------------------------------------------------------------------
HOEPA Section 32                  Home Ownership and Equity Protection          High Cost Loan
                                  Act of 1994, 15 U.S.C. ss. 1639, 12
                                  C.F.R. ss.ss. 226.32 and 226.34

                                  Effective October 1, 1995,
                                  amendments October 1, 2002
--------------------------------------------------------------------------------------------------------------
Illinois                          High Risk Home Loan Act, Ill. Comp.           High Risk Home Loan
                                  Stat. tit. 815, ss.ss. 137/5 et seq.

                                  Effective January 1, 2004 (prior to
                                  this date, regulations under
                                  Residential Mortgage License Act
                                  effective from May 14, 2001)
--------------------------------------------------------------------------------------------------------------
Indiana                           Indiana Home Loan Practices Act,              High Cost Home Loan
                                  Ind. Code Ann. ss.ss. 24-9-1-1 et seq.

                                  Effective for loans originated on or
                                  after January 1, 2005.
--------------------------------------------------------------------------------------------------------------
Kansas                            Consumer Credit Code, Kan. Stat.              High Loan to Value Consumer
                                  Ann. ss.ss. 16a-1-101 et seq.                 Loan (id. ss. 16a-3-207) and;

                                  Sections 16a-1-301 and 16a-3-207              High APR Consumer Loan
                                  became effective April 14, 1999;              (id. ss. 16a-3-308a)
                                  Section 16a-3-308a became effective
                                  July 1, 1999
--------------------------------------------------------------------------------------------------------------
Kentucky                          2003 KY H.B. 287 - High Cost Home             High Cost Home Loan
                                  Loan Act, Ky. Rev. Stat. ss.ss.
                                  360.100 et seq.

                                  Effective June 24, 2003
--------------------------------------------------------------------------------------------------------------
Maine                             Truth in Lending, Me. Rev. Stat.              High Rate High Fee Mortgage
                                  tit. 9-A, ss.ss. 8-101 et seq.

                                  Effective September 29, 1995 and as
                                  amended from time to time
--------------------------------------------------------------------------------------------------------------


                                     J-E-6-2

Standard & Poor's High Cost Loan Categorization

----------------------------------------------------------------------------------------------------------------------
                                                                                             Category under
                                       Name of Anti-Predatory Lending                       Applicable Anti-
       State/Jurisdiction                     Law/Effective Date                         Predatory Lending Law
       ------------------                     ------------------                         ---------------------
----------------------------------------------------------------------------------------------------------------------
Massachusetts                     Part 40 and Part 32, 209 C.M.R. ss.ss. 32.00 et      High Cost Home Loan
                                  seq. and 209 C.M.R. ss.ss. 40.01 et seq.

                                  Effective March 22, 2001 and amended
                                  from time to time
----------------------------------------------------------------------------------------------------------------------
                                  Massachusetts Predatory Home Loan                    High Cost Home Mortgage Loan
                                  Practices Act Mass. Gen. Laws ch.
                                  183C, ss.ss. 1 et seq.

                                  Effective November 7, 2004
----------------------------------------------------------------------------------------------------------------------
Nevada                            Assembly Bill No. 284, Nev. Rev. Stat. ss.ss.        Home Loan
                                  598D.010 et seq.

                                  Effective October 1, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                        New Jersey Home Ownership Security Act of 2002,      High Cost Home Loan
                                  N.J. Rev. Stat. ss.ss. 46:10I-B-22 et seq.

                                  Effective for loans closed on or after November
                                  27, 2003
----------------------------------------------------------------------------------------------------------------------
New Mexico                        Home Loan Protection Act, N.M. Rev. Stat. ss.ss.     High Cost Home Loan
                                  58-21A-1 et seq.

                                  Effective as of January 1, 2004; Revised as of
                                  February 26, 2004
----------------------------------------------------------------------------------------------------------------------
New York                          N.Y. Banking Law Article 6-l                         High Cost Home Loan

                                  Effective for applications made on or after
                                  April 1, 2003
----------------------------------------------------------------------------------------------------------------------
North Carolina                    Restrictions and Limitations on High Cost Home       High Cost Home Loan
                                  Loans, N.C. Gen. Stat. ss.ss. 24-1.1E et seq.

                                  Effective July 1, 2000; amended October 1,
                                  2003 (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------
Ohio                              H.B. 386 (codified in various sections of the        Covered Loan
                                  Ohio Code), Ohio Rev. Code Ann. ss.ss. 1349.25
                                  et seq.

                                  Effective May 24, 2002
----------------------------------------------------------------------------------------------------------------------


                                     J-E-6-3

Standard & Poor's High Cost Loan Categorization

----------------------------------------------------------------------------------------------------------------------
                                                                                             Category under
                                       Name of Anti-Predatory Lending                       Applicable Anti-
       State/Jurisdiction                     Law/Effective Date                         Predatory Lending Law
       ------------------                     ------------------                         ---------------------
----------------------------------------------------------------------------------------------------------------------
Oklahoma                          Consumer Credit Code (codified in various            Subsection 10 Mortgage
                                  sections of Title 14A)

                                  Effective July 1, 2000; amended effective
                                  January 1, 2004
----------------------------------------------------------------------------------------------------------------------
South Carolina                    South Carolina High Cost and Consumer Home           High Cost Home Loan
                                  Loans Act, S.C. Code Ann. ss.ss. 37-23-10 et seq.

                                  Effective for loans taken on or after January
                                  1, 2004
----------------------------------------------------------------------------------------------------------------------
West Virginia                     West Virginia Residential Mortgage Lender,           West Virginia Mortgage Loan
                                  Broker and Servicer Act, W. Va. Code Ann. ss.ss.     Act Loan
                                  31-17-1 et seq.

                                  Effective June 5, 2002
----------------------------------------------------------------------------------------------------------------------

Standard & Poor's Covered Loan Categorization

----------------------------------------------------------------------------------------------------------------------
                                                                                             Category under
                                       Name of Anti-Predatory Lending                       Applicable Anti-
       State/Jurisdiction                     Law/Effective Date                         Predatory Lending Law
       ------------------                     ------------------                         ---------------------
----------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -           Georgia Fair Lending Act, Ga. Code Ann.              Covered Loan
Mar. 6, 2003)                     ss.ss. 7-6A-1 et seq.

                                  Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                        New Jersey Home Ownership  Security Act of 2002,     Covered Home Loan
                                  N.J. Rev. Stat. ss.ss. 46:10I-B-22 et seq.

                                  Effective November 27, 2003 - July 5, 2004
----------------------------------------------------------------------------------------------------------------------


                                     J-E-6-4

Standard & Poor's Home Loan Categorization

----------------------------------------------------------------------------------------------------------------------
                                                                                                    Category under
                                       Name of Anti-Predatory Lending                              Applicable Anti-
       State/Jurisdiction                     Law/Effective Date                                Predatory Lending Law
       ------------------                     ------------------                                ---------------------
----------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -          Georgia Fair Lending Act, Ga. Code Ann. ss.ss. 7-6A-1        Home Loan
Mar. 6, 2003)                    et seq.

                                 Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------
Indiana                          Indiana Home Loan Practices Act, Ind. Code Ann.              Home Loan
                                 ss.ss. 24-9-1-1 et seq.

                                 Effective for loans originated on or after January
                                 1, 2005.
----------------------------------------------------------------------------------------------------------------------
New Jersey                       New Jersey Home Ownership Security Act of 2002,              Home Loan
                                 N.J. Rev. Stat. ss.ss. 46:10I-B-22 et seq.

                                 Effective for loans closed on or after November
                                 27, 2003
----------------------------------------------------------------------------------------------------------------------
New Mexico                       Home Loan Protection Act, N.M. Rev. Stat. ss.ss.             Home Loan
                                 58-21A-1 et seq.

                                 Effective as of January 1, 2004; Revised as of
                                 February 26, 2004
----------------------------------------------------------------------------------------------------------------------
North Carolina                   Restrictions and Limitations on High Cost Home               Consumer Home Loan
                                 Loans, N.C. Gen. Stat. ss.ss. 24-1.1E et seq.

                                 Effective July 1, 2000; amended October 1, 2003
                                 (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------
South Carolina                   South Carolina High Cost and Consumer Home Loans             Consumer Home Loan
                                 Act, S.C. Code Ann. ss.ss. 37-23-10 et seq.

                                 Effective for loans taken on or after January 1,
                                 2004
----------------------------------------------------------------------------------------------------------------------


                                     J-E-6-5

                                     SCHEDULE A

                  REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                                Public Certificates

             Class                         Fitch                      S&P
-------------------------------        -------------           ----------------

Class I-A-1....................             AAA                       AAA
Class I-A-2....................             AAA                       AAA
Class I-A-3....................             AAA                       AAA
Class I-A-4....................             AAA                       AAA
Class I-A-5....................             AAA                       AAA
Class I-A-6....................             AAA                       AAA
Class I-A-7....................             AAA                       AAA
Class I-A-8....................             AAA                       AAA
Class I-PO.....................             AAA                       AAA
Class I-R......................             AAA                       AAA
Class I-B-1....................             AA                         --
Class I-B-2....................              A                         --
Class I-B-3....................             BBB                        --

None of the above ratings have been lowered since the respective dates of such letters.

                              Private Certificates

            Class                         Fitch
-------------------------------        ----------

Class I-B-4....................             BB
Class I-B-5....................              B
Class I-B-6....................             --

None of the above ratings have been lowered since the respective dates of such letters.

                                   SCHEDULE B

                             MORTGAGE LOAN SCHEDULE

                             [Provided upon request]

                                                                       EXHIBIT K

                      Certificate Guaranty Insurance Policy
                             (Provided upon request)


                                      K-1